                                                     RULE NO. 424(b)(5)
                                                     REGISTRATION NO. 333-365

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 17, 1998
                                 $270,646,742
                                 (approximate)

                               CHEVY CHASE BANK

                              Seller and Servicer

                           Chevy Chase Bank, F.S.B.
          Mortgage-Backed Pass-Through Certificates, Series 1998-CCB2
              $200,132,742 Class A-I Adjustable Rate Certificates
              $70,514,000 Class A-II Adjustable Rate Certificates

                      Asset Backed Securities Corporation
                                   Depositor

                                 -----------

The Chevy Chase Bank, F.S.B. Mortgage-Backed Pass-Through Certificates, Series 1998-CCB2 (the "CERTIFICATES") will consist of the Class A-I Certificates and
 Class A-II Certificates (collectively, the "CLASS A CERTIFICATES"), the Class S Certificates and the Class R Certificates. Only the Class A
  Certificates are offered hereby. It is a condition to their issuance that the Class A Certificates be rated "AAA" by Standard & Poor's Ratings
   Services ("S&P") and "Aaa" by Moody's Investors Service ("MOODY'S"). The Certificates will evidence in the aggregate the entire beneficial ownership interest in a  trust fund (the "TRUST  FUND"), to be created by Asset  Backed Securities Corporation (the  "DEPOSITOR"), consisting primarily of a pool (the "MORTGAGE POOL") of conventional, fully-amortizing, adjustable-rate mortgage loans (some of which may have conversion options, as more fully described herein) (the "MORTGAGE
      LOANS") secured by first liens on one- to four-family, residential real  properties and certain  other collateral and other  property held in trust for the benefit of the holders of the Certificates
       (the  "CERTIFICATEHOLDERS"). The Mortgage  Pool consists of  two groups of Mortgage Loans ("LOAN  GROUP I" and "LOAN GROUP II";
        each, a  "LOAN GROUP"), designated as the "GROUP I  LOANS" and
         "GROUP II LOANS". The Class A-I Certificates will correspond to the  Group I Loans  and the Class A-II  Certificates will correspond to the Group II Loans. The Mortgage Loans were originated by or acquired by Chevy Chase Bank, F.S.B.
           ("CHEVY CHASE") or its wholly owned subsidiary B.F. Saul
           Mortgage Company, and  will be sold to  the Depositor by
           Chevy  Chase  (in  such  capacity,  the  "SELLER").  The
            Mortgage  Loans   are  more   fully   described  under
            "Description of the Mortgage Loans" herein.

  On or before the date of  issuance of the Certificates, the Depositor will obtain from Ambac Assurance  Corporation (the "INSURER") a certificate guaranty insurance policy (the "POLICY"), which will, subject  to its terms, protect  the holders of the  Class A Certificates against (i)  certain shortfalls in the  amount available
              to pay the Class  A-I Interest Distribution  Amount
                or  the   Class  A-II   Interest  Distribution
                  Amount,  and  (ii)  any  Collateralization
                     Deficit  (as  defined  herein).   See
                     "Description  of  the  Certificates--
                     Certificate    Guaranty     Insurance
                     Policy" herein.

                                     AMBAC             (continued on next page.)

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" HEREIN ON PAGE S-15 AND IN THE PROSPECTUS ON PAGE 20.

 THE  CERTIFICATES WILL NOT  EVIDENCE A SAVINGS ACCOUNT  OR DEPOSIT WITH,  OR
   OTHER OBLIGATION  OF, OR INTEREST IN,  AND ARE NOT  GUARANTEED BY, ASSET
     BACKED SECURITIES CORPORATION, CHEVY CHASE BANK, F.S.B., THE TRUSTEE
      OR  ANY  OF THEIR  AFFILIATES. NEITHER  THE CERTIFICATES  NOR  THE
        UNDERLYING  MORTGAGE LOANS  ARE INSURED  OR GUARANTEED BY  THE
          SAVINGS ASSOCIATION  INSURANCE  FUND, THE  FEDERAL DEPOSIT
            INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY
             OR INSTRUMENTALITY.

  THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES
    AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES COMMISSION NOR  HAS
      THE  SECURITIES AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES
         COMMISSION PASSED  UPON  THE  ACCURACY OR  ADEQUACY  OF THIS
           PROSPECTUS  SUPPLEMENT  OR THE  PROSPECTUS  TO WHICH  IT
             RELATES.  ANY REPRESENTATION  TO THE  CONTRARY IS  A
                CRIMINAL OFFENSE.

                                 -----------

  The Class A Certificates will be offered by Credit Suisse First Boston Corporation (the "UNDERWRITER") from time to time in negotiated transactions, or otherwise, at prices to be determined at the time of sale. The Class A Certificates are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain conditions. For further information with respect to the plan of distribution and any discounts, commissions and profits on resale that may be deemed underwriting discounts or commissions, see "Plan of Distribution" herein. It is expected that the delivery of the Class A Certificates will be made in book-entry form through the facilities of The Depository Trust Company on or about June 17, 1998.
                          CREDIT SUISSE FIRST BOSTON

                   Prospectus Supplement dated June 17, 1998

(continued from previous page)

  Interest and principal, in the amounts set forth herein, will be distributed to Certificateholders on the twenty-fifth day of each month (or, if such day is not a business day, on the following business day), commencing in July, 1998 (each, a "DISTRIBUTION DATE"). On each Distribution Date, payments on the Class S Certificates will be subordinate to the payment of principal and interest, in the manner described herein, on the Class A Certificates.

  THE YIELD TO INVESTORS IN THE CLASS A CERTIFICATES WILL DEPEND, AMONG OTHER THINGS, ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS IN THE APPLICABLE LOAN GROUP. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.

  There is currently no secondary market for the Class A Certificates. Credit Suisse First Boston Corporation may make a secondary market in the Class A Certificates, but has no obligation to do so. There can be no assurance that any secondary market for the Class A Certificates will develop, or if it does develop, that it will continue.

  An election will be made to treat certain assets in the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Class A Certificates and the Class S Certificates will constitute "regular interests" in the REMIC and the Class R Certificates will constitute the sole class of "residual interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

  The Class A Certificates will be available to investors only in book-entry form through the facilities of The Depository Trust Company ("DTC"). Beneficial interests in the Class A Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Physical certificates for the Class A Certificates will be available only under certain limited circumstances described herein. See "Description of Certificates--Book-Entry Registration" herein.

  THE CLASS A CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED JUNE 17, 1998, WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT AND OF WHICH THIS PROSPECTUS SUPPLEMENT FORMS A PART. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                               ----------------

  UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ----------------

                             AVAILABLE INFORMATION

  The Depositor has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended, with respect to the Class A Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's web site (http:\\www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued (which will occur under the limited circumstances described herein), unaudited monthly and unaudited annual reports concerning the Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and registered holder of the Class A Certificates. So long as the Class A Certificates are in book-entry form, DTC will supply such reports to Beneficial Owners (as defined herein) in accordance with its normal procedures. Such reports will not contain financial information that has been examined and reported upon by an independent or certified public accountant. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

  This Prospectus Supplement contains a number of defined terms, the meanings of which are necessary for potential investors to understand in order for them to evaluate an investment in the Class A Certificates. See the "Index of Principal Definitions" in this Prospectus Supplement for the locations of the definitions of certain capitalized terms. See the "Index of Terms" in the Prospectus for the locations of the definitions of capitalized terms not otherwise defined in this Prospectus Supplement.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement and not defined herein have the meanings ascribed to them in the Prospectus.

Description of the            The Chevy Chase Bank, F.S.B. Mortgage-Backed
Certificates................  Pass-Through Certificates, Series 1998-CCB2. The
                              Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998
                              (the "POOLING AND SERVICING AGREEMENT") and will evidence interests in a trust fund (the "TRUST
                              FUND"), the primary assets of which will consist of residential mortgage loans. The Trust Fund will also include (i) the Reserve Fund, (ii) the Trust's rights under the Policy and (iii) any property that secured a Mortgage Loan and is acquired by foreclosure or deed in lieu of foreclosure, and certain other related property, as more fully described herein and in the Prospectus.

Certificates Offered........  $200,132,742 (approximate) Certificate Principal
                              Balance (as defined herein) of Class A-I
                              Certificates. The Certificate Principal Balance of the Class A-I Certificates will initially equal the aggregate Principal Balance (as defined herein) of the Group I Loans as of the Cut-off Date. The Class A-I Certificates are "Senior Certificates" as described in the Prospectus.

                              $70,514,000 (approximate) Certificate Principal Balance (as defined herein) of Class A-II Certificates. The Certificate Principal Balance of the Class A-II Certificates will initially equal the aggregate Principal Balance (as defined herein) of the Group II Loans as of the Cut-off Date. The Class A-II Certificates are "Senior Certificates" as described in the Prospectus.

Other Classes of              In addition to the Class A Certificates, the
Certificates................  Certificates will include the Class S
                              Certificates and the Class R Certificates, which are not offered hereby. The Class S Certificates will have no principal balance and will be entitled, subject to the priority of payments and to the Reserve Fund provisions described herein, to receive each month interest at a rate equal to one-twelfth of 0.70% of the aggregate Principal
                              Balance of the Mortgage Loans as of the Due Date immediately preceding the related Due Period. The
                              Class S Certificates are "Subordinated
                              Certificates" as described in the Prospectus. The
                              Class R Certificates will have no principal balance.

Depositor...................  Asset Backed Securities Corporation, a Delaware
                              corporation.

Seller and Servicer.........  Chevy Chase Bank, F.S.B. See "Chevy Chase Bank,
                              F.S.B." herein.

Trustee.....................  U.S. Bank National Association, a national banking association.

Insurer.....................  Ambac Assurance Corporation, a Wisconsin-
                              domiciled stock insurance corporation. See "The Insurer" herein.

Cut-off Date................  June 1, 1998.

Delivery Date...............  On or about June 17, 1998.

Available Distribution        The "AVAILABLE DISTRIBUTION AMOUNT" with respect
Amount......................  to the Mortgage Loans in a Loan Group for any
                              Distribution Date will equal (a) the sum of (i) scheduled payments of principal and interest (net of the Servicing Fee and the Trustee Fee) due on the Mortgage Loans in the applicable Loan Group on the related Due Date (as defined herein) and received on or prior to the related Determination
                              Date (as defined herein), (ii) principal prepayments and other unscheduled collections of principal received during the related Prepayment
                              Period (as defined herein) on the Mortgage Loans in the applicable Loan Group, (iii) any Advances
                              (as defined herein) with respect to the Mortgage
                              Loans in the applicable Loan Group made by the Servicer for such Distribution Date, (iv) amounts transferred from the Reserve Fund equal to certain shortfalls in the amount available to pay the Class A-I Interest Distribution Amount or the
                              Class A-II Interest Distribution Amount together with any Collateralization Deficit (as defined herein) which remain outstanding after the application of amounts otherwise payable to the Class S Certificates and (v) any Insured Payments
                              (as defined herein) payable pursuant to the Policy and related to the Mortgage Loans in the applicable Loan Group, less (b) the Insurer
                              Premium Amount (as defined herein) and amounts representing reimbursements for previously unreimbursed Insured Payments by the Insurer, Nonrecoverable Advances by the Servicer and certain expenses incurred by the Servicer. All amounts listed in clauses (a) and (b) of the preceding sentence shall be as related to the applicable Loan Group; however, because amounts on deposit in the Reserve Fund and amounts otherwise payable to the Class S Certificates are available as credit enhancement for either the Class A-I Certificates or the Class A-II
                              Certificates, as necessary, it is possible that interest from one Loan Group otherwise payable to the Class S Certificates or deposited in the Reserve Fund will be applied towards payments of interest and principal with respect to the class of Class A Certificates that relates to the other
                              Loan Group.

                              The "DUE DATE" for each Mortgage Loan is the first day of each month. The "DUE PERIOD" with respect to any Distribution Date commences on the second day of the month preceding the month in which such Distribution Date occurs and ends on the Due Date in the month in which such Distribution Date occurs. The "PREPAYMENT PERIOD" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. The "DETERMINATION DATE" with respect to any Distribution Date is the 15th day of the month in which such Distribution Date occurs (or, if such day is not a business day, the preceding business day).

Interest Distributions......  Interest on the Certificates will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months. Interest will be passed through to Certificateholders on the twenty-fifth day of each month (or, if such day is not a business day, on the following business day), commencing in July, 1998 (each, a "DISTRIBUTION DATE").

                              On each Distribution Date, holders of the Class A-I Certificates will be entitled to receive, to the extent of the corresponding Available Distribution Amount, distributions allocable to one month's interest in an amount (the "CLASS A-I INTEREST DISTRIBUTION AMOUNT") equal to (i) one-twelfth of the product of the Certificate Principal Balance of the Class A-I Certificates immediately preceding such Distribution Date multiplied by a rate (the "GROUP I CERTIFICATE RATE") equal to the weighted average of the Net Mortgage Rates (as defined herein) of the Group I Loans, weighted by the aggregate Principal Balance of the Group I Loans as of the Due Date immediately preceding the related Due Period, minus (ii) the sum of (a) the related Insurer Premium Amount, (b) Prepayment Interest Shortfalls, if any, relating to Loan Group I and
                              (c) Civil Relief Act Shortfalls, if any, relating to Loan Group I during the related Due Period. Neither the Servicer, nor the Insurer nor any other entity will be required to pay any compensating interest with respect to such Prepayment Interest Shortfalls or Civil Relief Act Shortfalls.

                              On each Distribution Date, holders of the Class A-II Certificates will be entitled to receive, to the extent of the corresponding Available Distribution Amount, distributions allocable to one month's interest in an amount (the "CLASS A-II INTEREST DISTRIBUTION AMOUNT") equal to (i) one-twelfth of the product of the Certificate Principal Balance of the Class A-II Certificates immediately preceding such Distribution Date multiplied by a rate (the "GROUP II CERTIFICATE RATE") equal to the weighted average of the Net Mortgage Rates (as defined herein) of the Group II Loans, weighted by the aggregate Principal Balance of the Group II Loans as of the Due Date immediately preceding the related Due Period, minus (ii) the sum of (a) the related Insurer Premium Amount, (b) Prepayment Interest Shortfalls, if any, relating to Loan Group II and
                              (c) Civil Relief Act Shortfalls, if any, relating to Loan Group II during the related Due Period. Neither the Servicer, nor the Insurer nor any other entity will be required to pay any compensating interest with respect to such Prepayment Interest Shortfalls or Civil Relief Act Shortfalls.

                              To the extent that any portion of the interest due on any class of the Class A Certificates is not paid on a Distribution Date, such interest will be payable on future Distribution Dates to the extent of available funds, but no additional interest will be paid on such unpaid interest.

                              See "Description of the Certificates--
                              Distributions in Respect of Interest and Principal" herein.

Principal Distributions.....  Holders of the Class A-I Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the amount and priority set forth herein, to the extent of the portion of the related Available Distribution Amount remaining after the Class A-I Interest Distribution Amount has been distributed to the Class A-I Certificates.

                              Holders of the Class A-II Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the amount and priority set forth herein, to the extent of the portion of the related Available Distribution Amount remaining after the Class A-II Interest Distribution Amount has been distributed to the Class A-II Certificates.

                              See "Description of Certificates--Distributions in Respect of Interest and Principal" herein.

Certificate Guaranty          The Insurer will issue the Policy as a means of
Insurance Policy............  providing additional credit enhancement for each class of the Class A Certificates. Under the Policy, the Insurer will, subject to the terms of the Policy, pay to the Trustee, for the benefit of the holders of each class of the Class A
                              Certificates, on each Distribution Date, as further described herein, an amount that will equal the sum of (i) any shortfall in the related
                              Available Distribution Amount to pay the Class A-
                              I Interest Distribution Amount or the Class A-II
                              Interest Distribution Amount, as applicable, and
                              (ii) the related Collateralization Deficit. The
                              Policy does not guarantee the Class A
                              Certificates any specified rate of prepayments or the payment of the amount of any Realized Loss with respect to a Mortgage Loan on the Distribution Date which immediately follows such Realized Loss unless and only to the extent such loss results in a Collateralization Deficit and there is a shortfall in the Available
                              Distribution Amount to pay such Collateralization
                              Deficit. A "COLLATERALIZATION DEFICIT" with respect to a Distribution Date and a Loan Group is the amount, if any, by which (x) the Certificate Principal Balance of the related class of Class A Certificates, after giving effect to all distributions to be made on such Distribution Date, exceeds (y) the aggregate
                              Principal Balance of the Mortgage Loans in such Loan Group as of the close of business on the related Due Date. A payment by the Insurer under the Policy is referred to herein as an "INSURED
                              PAYMENT". See "Description of the Certificates--
                              Certificate Guaranty Insurance Policy" and "The
                              Insurer" herein.

The Mortgage Loans..........  The Mortgage Loans are conventional, fully-
                              amortizing, adjustable-rate Mortgage Loans secured by first liens on one- to four-family, residential real properties.

                              All percentages and amounts of the Group I Loans, Group II Loans or Mortgage Loans described herein are approximate percentages or amounts (except as otherwise indicated) of the aggregate Principal Balance of the Group I Loans, Group II Loans or Mortgage Loans (except as otherwise indicated), as applicable, as of the Cut-off Date.

                              The Group I Loans consist of 752 adjustable-rate Mortgage Loans with an aggregate Principal Balance as of the Cut-off Date of approximately $200,132,742. The Group I Loans have individual

                              Principal Balances as of the Cut-off Date of at least $49,326 but not more than $1,172,022, with an average Principal Balance as of the Cut-off Date of approximately $266,134, and original terms to stated maturity of not more than 30 years, and a weighted average remaining term to stated maturity of approximately 357 months as of the Cut-off Date. As of the Cut-off Date, the Group I Loans bore interest at Mortgage Rates of at least 4.25% per annum but no more than 7.78% per annum, with a weighted average Mortgage Rate of approximately 6.55% per annum. The original Loan-to-Value Ratio of each of the Group I Loans was not more than 95.00%, with a weighted average original Loan-to-Value Ratio of approximately 71.84%. "LOAN-TO-VALUE RATIO", as used in this Prospectus Supplement, is calculated as the original Mortgage Loan amount (less, in the case of a CD Pledge Loan, the amount of cash held in the related CD Account) divided by the lesser of
                              (i) the appraised value of the related Mortgaged Property at origination and (ii) if the Mortgage Loan is a purchase money loan, the sales price of the related Mortgaged Property. The Group I Loans will have different Adjustment Dates, Note Margins and limitations on the Mortgage Rate adjustments, as described herein. "ADJUSTMENT DATES" as used in this Prospectus Supplement, is, as to each Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

                              The Group II Loans consist of 294 adjustable-rate Mortgage Loans with an aggregate Principal Balance as of the Cut-off Date of approximately $70,514,000. The Group II Loans have individual Principal Balances as of the Cut-off Date of at least $47,887 but not more than $997,402, with an average Principal Balance as of the Cut-off Date of approximately $239,844, and original terms to stated maturity of not more than 30 years, and a weighted average remaining term to stated maturity of approximately 357 months as of the Cut-off Date. As of the Cut-off Date, the Group II Loans bore interest at Mortgage Rates of at least 6.13% per annum but no more than 8.15% per annum, with a weighted average Mortgage Rate of approximately 6.99% per annum. 2.01% of the Group II Loans are CD Pledge Loans (as defined herein), in connection with each of which funds were deposited into a certificate of deposit account at Chevy Chase which was pledged as additional security for the Mortgage Loan in lieu of the cash downpayment which would otherwise have been required. The amounts so pledged, as percentages of the original principal balances of the Group II Loans, ranged from 5% to 10%. The original Loan-to-Value Ratio of each of the Group II Loans was not more than 95.00%, with a weighted average original Loan-to-Value Ratio of approximately 75.80%. The Group II Loans will have different Adjustment Dates, Note Margins and limitations on the Mortgage Rate adjustments, as described herein.

                              The Mortgage Rate on the Group I Loans and the Group II Loans will adjust annually, commencing in some cases after an initial period of years following origination during which the interest rate accruing thereon is fixed, on the Adjustment Date specified in the related Mortgage Note to a rate equal to the sum of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year (the "INDEX"), as further described herein, and the fixed percentage set forth in the related Mortgage Note (the "NOTE MARGIN"), subject to the limitations described herein.

                              The Mortgage Rate on the Group I Loans (the
                              "THREE/ONE GROUP I LOANS") will be fixed for a period of three years after the origination thereof, and thereafter will adjust annually in accordance with the Index, except for less than 1% of the Group I Loans (the "ONE/ONE GROUP I LOANS") that will adjust annually in accordance with the Index, after an initial fixed period of one year after origination. At origination such Mortgage Loans may have borne an initial annual interest rate which was lower than the applicable rate based on the Index and Note Margin; because of Periodic Rate Caps (as defined herein), some of these Mortgage Loans continue to bear interest at rates which are lower than the applicable rate based on the Index and Note Margin.

                              The Mortgage Rate on 86.18% of the Group II Loans (the "FIVE/ONE GROUP II LOANS") will be fixed for a period of five years after the origination thereof, and thereafter will adjust annually in accordance with the Index. The Mortgage Rate on 13.82% of the Group II Loans (the "SEVEN/ONE GROUP II LOANS") will be fixed for a period of seven years after the origination thereof, and thereafter will adjust annually in accordance with the Index.

                              The Mortgage Rate effective on any Adjustment Date shall not exceed the maximum rate set forth in the related Mortgage Note and the amount of any increase or decrease on any Adjustment Date shall not exceed the Periodic Rate Cap set forth in the related Mortgage Note, so the Mortgage Rate on any Adjustment Date may not equal the applicable rate based on the Index and Note Margin. The monthly payment on each Mortgage Loan will be adjusted on the Due Date in the month following the month in which any Adjustment Date occurs to the amount necessary to pay interest at the then applicable Mortgage Rate and to fully amortize the outstanding Principal Balance of the Mortgage Loan over its then remaining term to stated maturity.

                              None of the Mortgage Loans will be guaranteed by any governmental agency or instrumentality, the Depositor, Chevy Chase, or any of their respective affiliates or any other person. For a further description of the Mortgage Loans, see "Description of the Mortgage Loans" herein.

Conversion of Mortgage        All of the Group I Loans and approximately 0.78%
Loans.......................  of the Group II Loans provided at origination that, at the option of the related

                              Mortgagors, the adjustable interest rate thereon may be converted to a fixed interest rate, provided that certain conditions have been satisfied. The Seller will be required to purchase any Mortgage Loan that has converted. See "Certain Yield and Prepayment Considerations" herein.

Credit Enhancement..........  The credit enhancement provided for the benefit of the holders of each class of the Class A
                              Certificates primarily consists of the
                              subordination provided by the Class S
                              Certificates, the Reserve Fund and the Policy, in each case in the manner and to the extent described herein.

                              Subordination and the Reserve Fund: On each
                              Distribution Date, payments on the Class S
                              Certificates will be subordinate to the payment of principal and interest, in the amounts described herein, on the Class A Certificates. In addition, certain payments otherwise distributable to the Class S Certificates will be deposited in a reserve fund (the "RESERVE FUND") to be held by the Trustee for the benefit of the Insurer and the Certificateholders. The Reserve Fund will initially have a zero balance, and will be funded from such amounts otherwise distributable to the Class S Certificates to the extent of the Required Reserve (as defined herein). Once the amounts on deposit in the Reserve Fund equal the Required Reserve, the retention of amounts otherwise distributable to the Class S Certificates will cease, unless necessary to maintain the Required Reserve.

                              Pursuant to the Pooling and Servicing Agreement, the Required Reserve may, subject to certain triggers and a minimum amount, decrease from time to time. In addition, certain triggers or conditions may cause the Required Reserve to be increased. Funds on deposit in the Reserve Fund may be withdrawn to make payments of interest and principal on the Class A Certificates. See "Description of the Certificates--Reserve Fund" herein and "Credit Support--Reserve Fund" in the Prospectus.

                              The Certificate Guaranty Insurance Policy: Each class of the Class A Certificates will be entitled to the benefit of the Policy to be issued by the Insurer, which, subject to its terms, will protect the holders of each class of the Class A Certificates against (i) any shortfall in the related Available Distribution Amount to pay the Class A-I Interest Distribution Amount or the Class A-II Interest Distribution Amount, and (ii) any related Collateralization Deficit. See "Description of the Certificates-- Certificate Guaranty Insurance Policy" herein.

Yield and Maturity            The yield to maturity on the Class A Certificates
Considerations..............  will be sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans in the applicable Loan Group, and may fluctuate significantly from time to time. Since the Mortgage Rates on the Mortgage Notes will be based on the Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Note Margin
                              (which may be different from the prevailing margins on other mortgage loans), and may be limited by the Maximum Mortgage Rate, Minimum
                              Mortgage Rate and Periodic Rate Caps, the
                              Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable rate mortgage loans and the rate of prepayment may be lower or higher than would otherwise be anticipated. In addition, to the extent that Prepayment Interest Shortfalls or Civil Relief Act Shortfalls occur, such shortfalls will adversely affect the yield to investors in the applicable Class A Certificates.

                              In general, if a Class A Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class A Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. See "Certain Yield and Prepayment Considerations" herein and "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

                              The yield on each class of the Class A
                              Certificates will be less than the yield that would otherwise be produced by the applicable Certificate Rate minus the applicable Insurer Premium Amount and the applicable purchase price because distributions of interest in respect of any month will be made on the twenty-fifth day of the following month or, if such day is not a Business Day, then the next succeeding Business Day. See "Yield Considerations" in the Prospectus.

Servicing Fee...............  The Servicer will be entitled to receive each month a servicing fee as compensation for servicing the Mortgage Loans (the "SERVICING FEE") equal to (i) one-twelfth of 0.375% per annum (the "SERVICING FEE RATE") plus (ii) in the case of Lender-Paid MI Loans (as defined herein), one-twelfth of the interest rate thereon attributable to the payment of primary mortgage insurance premiums by the Servicer for the period designated in the Mortgage Note. The portion of the interest rate on the Lender-Paid MI Loans attributable to insurance premiums will range from 0.20% to 0.65% on the Principal Balance of each Mortgage Loan.

Trustee Fee.................  The Trustee will be entitled to receive each month a fee (the "TRUSTEE FEE") equal to one-twelfth of 0.01% per annum (the "TRUSTEE FEE RATE") on the Principal Balance of each Mortgage Loan as compensation for acting as trustee of the Trust Fund under the Pooling and Servicing Agreement.

Advances....................  The Servicer will be obligated to advance delinquent installments of principal and interest on each Mortgage Loan (net of the related Servicing Fee) at any time prior to the commencement of foreclosure proceedings with respect to such Mortgage Loan, but only to the extent the Servicer believes that the amount advanced will be recoverable from subsequent payments or collections (including insurance proceeds and liquidation proceeds net of liquidation expenses) in respect of the related Mortgage Loan. See "Servicing--Advances" herein.

Prepayment Interest           In the event of a prepayment in full of a
Shortfalls..................  Mortgage Loan on any day other than the last day of a Prepayment Period, the related Mortgagor will be required to pay interest on the amount prepaid only to the date of such prepayment and not thereafter. In the event of a prepayment in part of a Mortgage Loan, any such partial prepayment will be applied to the Principal
                              Balance of such Mortgage Loan as of the first day of the month of receipt, will be passed through to Certificateholders in the following month, and will reduce the aggregate amount of interest distributable on the Certificates in such following month in an amount equal to 30 days of interest on the amount of such partial prepayment. Neither the Servicer, nor the Insurer nor any other entity will be required to pay any amounts in excess of the amount of interest paid by the Mortgagor, if any, in connection with such prepayments. The amount by which one month's interest exceeds the amount of interest paid by the Mortgagor in connection with such prepayment
                              (the "PREPAYMENT INTEREST SHORTFALL") will not be covered by the Policy and will be allocated to the Class A Certificates as described above under "--Interest Distributions."

Civil Relief Act              The Soldiers' and Sailors' Civil Relief Act of
Shortfalls..................  1940, as amended (the "CIVIL RELIEF ACT") limits the amount of interest that may be charged to a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan.
                              For each Loan Group, shortfalls in the collection of interest due to the application of the Civil
                              Relief Act (the "CIVIL RELIEF ACT SHORTFALL") will not be covered by the Policy and will be allocated to the related class of Class A
                              Certificates as described above under "--Interest
                              Distributions". See "Certain Legal Aspects of the
                              Mortgage Loans and Contracts--Soldiers' and
                              Sailors' Relief Act" in the Prospectus.

Record Date.................  The Record Date for each distribution of principal and interest on the Certificates is the last business day of the month preceding the month in which the applicable Distribution Date occurs.

Certificate Registration....  Each class of the Class A Certificates will be represented by one or more certificates
                              registered in the name of Cede & Co., as nominee of DTC. No beneficial owner will be entitled to receive a Class A Certificate in fully registered, certificated form (a "DEFINITIVE CERTIFICATE"), except under the limited circumstances described herein. See "Description of the Certificates--Book-Entry Registration" herein.

Optional Termination........  The Trust Fund may be terminated and the
                              Certificates retired on any Distribution Date on or after the date on which the aggregate Principal Balance of the Mortgage Loans has been reduced to or below 5% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date pursuant to procedures described herein. See "Description of the Certificates--Optional Termination" herein.

Representations and           Chevy Chase will have made certain limited
Warranties..................  representations and warranties as to the status of the mortgages securing the Mortgage Loans, the payment status of the Mortgage Loans and certain other information described herein. In the event that any such representation or warranty is breached in respect of any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders or the Insurer and is not thereafter cured, Chevy Chase will be required to purchase such Mortgage Loan from the Trust Fund, or, during certain specified periods after the date of issuance of the Certificates, at its option and subject to certain conditions, to substitute a qualifying mortgage loan or loans in place of the affected Mortgage Loan. See
                              "Description of Certificates--Repurchase or
                              Substitution of Mortgage Loans" herein.

Certain Federal Income Tax
 Consequences...............
                              A REMIC election will be made with respect to certain assets in the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, certain assets in the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Code.

                              For federal income tax purposes, (i) the Class A-I, Class A-II and Class S Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, the REMIC, and
                              (ii) the Class R Certificates will be the sole class of "residual interests" in the REMIC.

                              For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Legal Investment............  Upon issuance, the Class A Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency. Accordingly, the Class A Certificates will be legal investments for certain entities to the extent provided in SMMEA. See "Legal Investment" in the Prospectus.

ERISA Considerations........  Any Plan fiduciary or other investor that proposes to use Plan Assets to effect the purchase and holding of the Class A Certificates should consult with its legal counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and
                              Section 4975 of the Code. See "ERISA
                              Considerations" herein and in the Prospectus. The United States Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston Corporation, which generally exempts from the application of certain of the prohibited transaction provisions of
                              Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes and civil penalties imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) and (l) of ERISA, transactions relating to the purchase, sale and holding of certificates underwritten by the Underwriter, such as the Class A Certificates, and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the Prospectus.

Ratings.....................  It is a condition to their issuance that the
                              Class A Certificates be rated "AAA" by S&P and "Aaa" by Moody's. Such ratings are based upon the claims paying ability of the Insurer. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Certain Yield and Payment Considerations" herein.

                                 RISK FACTORS

  Prospective investors should consider, in addition to the factors described in the accompanying Prospectus, the following additional risk factors in connection with a purchase of the Class A Certificates.

YIELD AND PREPAYMENT RISKS

  The weighted average life of each class of the Class A Certificates will be affected by the rate of principal payments (including prepayments) of the Mortgage Loans in the related Loan Group. All of the Mortgage Loans may be prepaid in whole or in part at any time. Certain of the Mortgage Notes contain terms requiring payment of a penalty by the Mortgagor in the event the related Mortgage Loan is prepaid in full. The prepayment experience on the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, a substantial portion of the Mortgage Loans contain due-on-sale provisions; the Servicer generally will enforce such provisions unless such enforcement is not permitted by applicable law, the permissibility of enforcement is in doubt, or such enforcement would materially and adversely affect the interests of Certificateholders or the Insurer. See "Certain Legal Aspects of the Mortgage Loans and Contracts-- Enforcement of "Due-on-Sale" Clauses; Realization on Defaulted Contracts" in the Prospectus. In addition, prepayments may result from liquidations due to default, the receipt of Insurance Proceeds, repurchases by the Seller as a result of certain breaches of representations and warranties made by the Seller in the Pooling and Servicing Agreement or the purchase by the Seller of any Convertible Mortgage Loan upon its conversion to a fixed-rate loan or the Servicer's option to purchase all of the outstanding Mortgage Loans in the Mortgage Pool pursuant to the optional termination provision in the Pooling and Servicing Agreement.

  As a result of the interaction of the foregoing factors, it may be difficult to predict the weighted average life of, and the resulting yield to maturity on, each class of the Class A Certificates. None of the Depositor, the Seller, the Servicer, the Trustee, the Insurer or the Underwriter makes any representation as to the weighted average life of, or yield to maturity on, the Class A Certificates.

INSOLVENCY-RELATED MATTERS

  Transfer of Mortgage Loans. The Seller intends that the transfer of all of the Seller's right, title and interest in the Mortgage Loans to the Depositor be treated as a sale by the Seller to the Depositor and, accordingly, that such Mortgage Loans neither be included in the assets of the Seller in the event of the appointment of a receiver or conservator for the Seller nor be available to the creditors of the Seller. In the event of an insolvency of the Seller, however, it is possible that a receiver or a conservator for, or a creditor of, the Seller may assert that the transaction between the Seller and the Depositor was a pledge of each such Mortgage Loan in connection with a borrowing by the Seller, rather than a sale. The Seller will cause the Mortgage Loans to be assigned to the Depositor, and by the Depositor to the Trustee for the benefit of the Certificateholders and the Insurer. In addition, the Seller will deliver or cause to be delivered to the Depositor, and by the Depositor to the Trustee, each Mortgage Note endorsed to the order of the Trustee, each Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver a copy of such Mortgage together with a certificate to the effect that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trustee, will be recorded in the appropriate public office for real property records except in those jurisdictions in which the Seller has received opinion of counsel that such recordation is not necessary. If the transfer by the Seller to the Depositor of the Mortgage Loans is deemed to be a grant to the Depositor of a security interest in the Mortgage Loans, the Depositor should have a perfected security interest in the Mortgage Loans. If a receiver or conservator were appointed for the Seller, certain administrative expenses of the receiver or conservator may have priority over the Depositor's (and therefore, the Certificateholders') right, title and interest in the Mortgage Loans. For so long as the Seller is the Servicer, cash collections on the Mortgage Loans may be held by the Seller and commingled with its funds until transferred to the Custodial Account or Certificate Account, and in an insolvency proceeding or receivership or conservatorship of the Seller, or in certain circumstances, the lapse of certain time periods, the Depositor (and therefore, the Certificateholders) may not have a perfected interest in such commingled collections.

  Transfer of CD Collateral. With respect to 2.01% of the Group II Loans, the related Mortgagors have pledged to Chevy Chase certain collateral (the "CD COLLATERAL") in connection with the origination of such Mortgage Loans, in lieu of the cash downpayment otherwise payable, as security for such Mortgagors' obligations under such Mortgage Loans. With respect to each such Mortgage Loan, the CD Collateral includes, without limitation, the related pledge and guaranty agreement, the related certificate of deposit and all right, title and interest in and to the related certificate of deposit account (the "CD ACCOUNT") established by the Mortgagor at Chevy Chase, and all proceeds thereof. The certificate of deposit and the pledge and guaranty agreement will be held by the Trustee as part of each mortgage file. As of the Cut-off Date, Chevy Chase will have taken certain actions as are required or reasonably appropriate under applicable state law to perfect Chevy Chase's security interest against the related Mortgagor in the CD Collateral. The perfection of a security interest in the CD Collateral may not be governed by the Uniform Commercial Code as in effect in the Commonwealth of Virginia, the State of Maryland or such other applicable jurisdiction (the "UCC"), and existing case-law from such jurisdictions does not definitively establish what steps are necessary to perfect such an interest. This uncertainty exists both with respect to the grant of a security interest in the CD Collateral by Mortgagors to Chevy Chase and with respect to the grant of a security interest in Chevy Chase's interest in the CD Collateral by Chevy Chase to the Depositor and from the Depositor to the Trustee. While the matter is not free from doubt, a state court properly presented with the issue should determine that Chevy Chase has taken sufficient action and has adequately divested the Mortgagors of control over the CD Collateral so as to perfect a security interest therein. Chevy Chase will represent and warrant in the Pooling and Servicing Agreement that following the transfer of Chevy Chase's interest in the CD Collateral, if any, to the Trustee, the Trustee will have a security interest in such CD Collateral. Chevy Chase will take certain actions that it believes are required under applicable state law to perfect the Trustee's interest in the CD Collateral, if any.

  Although Chevy Chase has taken steps it believes appropriate to perfect interests given to the Trustee, and on the basis of this belief has made the related representations and warranties, the legal uncertainty in these areas is such that no definitive assurance can be given that a security interest in Chevy Chase's interest in the CD Collateral will exist for the benefit of the Trustee. Moreover, even if the transfer of Chevy Chase's interest in the CD Collateral, if any, to the Trustee is deemed to create a security interest therein, a tax or governmental lien or other nonconsensual lien arising before Chevy Chase's interest in such CD Collateral comes into existence, or through fraud or negligence of Chevy Chase, a subsequent transferee of the CD Collateral, may have priority over the Trustee's interest in such CD Collateral.

  Moreover, if a Mortgagor becomes a debtor in a bankruptcy case under the United States Bankruptcy Code, as amended (Title 11, U.S.C.) (the "BANKRUPTCY CODE"), the automatic stay provisions of the Bankruptcy Code will prevent Chevy Chase, and therefore the Trustee, from, among other things, realizing on the CD Collateral absent bankruptcy court consent. Accordingly, Chevy Chase, and therefore the Certificateholders, may suffer a loss of all or part of its interest in the CD Collateral if such Mortgagor becomes a debtor under the Bankruptcy Code.

  Chevy Chase as Servicer. In addition, while Chevy Chase is the Servicer, cash collections held by Chevy Chase may, subject to certain conditions, be commingled and used for the benefit of Chevy Chase prior to the date on which such collections are required to be deposited in the Custodial Account as described under "Description of the Certificates-Custodial and Certificate Account". In the event of the conservatorship, receivership or insolvency of Chevy Chase or, in certain circumstances, the lapse of certain time periods, the Trustee may not have a perfected interest in such collections and, in such event, may suffer a loss of all or part of such collections which may result in a loss to Certificateholders.

  Certain Matters Related to Receivership. To the extent that the Seller's transfer of the Mortgage Loans and the CD Collateral to the Depositor is deemed to constitute the creation of a security interest in the Mortgage

Loans and the CD Collateral in favor of the Depositor, and to the extent such security interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the Federal Deposit Insurance Corporation (the "FDIC"), as receiver or conservator for the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Seller, would interfere with the timely transfer to the Depositor of payments collected on the related Mortgage Loans. If, however, the FDIC were to assert a contrary position, such as requiring the Depositor or the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver for the Seller were to request a stay of proceedings with respect to the Seller, as provided under the FDIA, delays in payments to the Depositor, and, therefore, on the Certificates and possible reductions in the amount of those payments could occur. In the event the FDIC were to be appointed conservator or receiver for the Seller and were to repudiate the Pooling and Servicing Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates. In addition, the FDIC, if it were appointed as receiver or conservator for the Seller, would also have the power under the FDIA to repudiate contracts, including the Seller's obligations under the Pooling and Servicing Agreement to repurchase certain Mortgage Loans. A claim for damages arising from the repudiation of a contract will be limited by the FDIA to "actual direct compensatory damages." In addition, in the case of an Event of Default relating to the receivership, conservatorship or insolvency of the Servicer, the receiver or conservator may have the power either to terminate the Servicer and replace it with a successor Servicer or to prevent the termination of the Servicer and its replacement with a successor Servicer if no Event of Default exists other than the receivership, conservatorship or insolvency of the Servicer.

  Chevy Chase has established the CD Accounts and maintained or caused to be maintained records sufficient to afford each Mortgagor federal deposit insurance up to applicable limits. In the event of the insolvency, conservatorship or receivership of Chevy Chase, although the CD Accounts will be SAIF-insured up to applicable limits, such an insolvency, conservatorship or receivership may result in a delay in the payment of funds on deposit in the CD Accounts, and possible reduction in amount of payment of such funds, to the Mortgagor or to the Trustee by the FDIC as conservator or receiver for Chevy Chase.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

  The Depositor will acquire the Mortgage Loans, and the CD Collateral in the case of CD Pledge Loans, from Chevy Chase and will cause the Mortgage Loans and the CD Collateral to be assigned to U.S. Bank National Association, as trustee (the "TRUSTEE"). Chevy Chase, in its capacity as servicer (the "SERVICER"), will service the Mortgage Loans pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1998 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor, Chevy Chase, as Seller and Servicer, and the Trustee. See "The Trust Fund--The Mortgage Pools" in the Prospectus.

DESCRIPTION OF THE MORTGAGE LOANS

  The description of the Mortgage Loans set forth in this Prospectus Supplement is based on the characteristics of the Mortgage Loans as of the Cut-off Date. Unless the context otherwise requires, all percentages used herein are based on the aggregate Principal Balance of the Group I Loans, Group II Loans or Mortgage Loans, as applicable, as of the Cut-off Date.

  Each Mortgage Loan, at the time of origination, was represented by the related Mortgagor to be owner-occupied. As of the Cut-off Date, none of the Mortgage Loans were more than 30 days delinquent in scheduled payments of principal and interest. No Mortgage Loan provides for deferred interest or negative amortization. The Mortgage Loans were originated by or acquired by Chevy Chase or its wholly owned subsidiary, B.F. Saul

Mortgage Company, in the normal course of its business and will be purchased by the Depositor from Chevy Chase.

  The Group I Loans consist of 752 adjustable-rate Mortgage Loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $200,132,742 and original terms to stated maturity of not more than 30 years. The Group I Loans had individual Principal Balances as of the Cut-off Date of at least $49,326 but not more than $1,172,022, with an average Principal Balance as of the Cut-off Date of approximately $266,134. The Group I Loans have a weighted average remaining term to stated maturity of approximately 357 months as of the Cut-off Date. As of the Cut-off Date, the Group I Loans bore interest at Mortgage Rates of at least 4.25% per annum but no more than 7.78% per annum, with a weighted average Mortgage Rate of approximately 6.55% per annum. The original Loan-to-Value Ratio of each of the Group I Loans was not more than 95.00%, with a weighted average original Loan-to-Value Ratio of approximately 71.84%.

  The Group II Loans consist of 294 adjustable-rate Mortgage Loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $70,514,000 and original terms to stated maturity of not more than 30 years. The Group II Loans had individual Principal Balances as of the Cut-off Date of at least $47,887 but not more than $997,402 with an average Principal Balance as of the Cut-off Date of approximately $239,844. The Group II Loans have a weighted average remaining term to stated maturity of approximately 357 months as of the Cut-off Date. As of the Cut-off Date, the Group II Loans bore interest at Mortgage Rates of at least 6.13% per annum but no more than 8.15% per annum, with a weighted average Mortgage Rate of approximately 6.99% per annum. The original Loan-to-Value Ratio of each of the Group II Loans was not more than 95.00%, with a weighted average original Loan-to-Value Ratio of approximately 75.80%.

  "LOAN-TO-VALUE RATIO", as used in this Prospectus Supplement, is calculated as the original Mortgage Loan amount (less, in the case of a CD Pledge Loan, the amount of cash held in the related CD Account), divided by the lesser of
(i) the appraised value of the related Mortgaged Property at origination and
(ii) if the Mortgage Loan is a purchase money loan, the sales price of the related Mortgaged Property.

  As of the Cut-off Date, approximately 0.16% of Group I Loans and 1.64% of Group II Loans were temporary Buy-Down Loans, where Chevy Chase pays a portion of the monthly interest payments for up to the first two years after origination. For the temporary Buy-Down Loans in Loan Group I, the portion of the interest rate paid by the related Mortgagor will not increase by more than one percentage point for each one-year period, and no Mortgage Rate may exceed the "bought down" rate by more than two percentage points. For the temporary Buy-Down Loans in Loan Group II, the portion of the interest rate paid by the related Mortgagor will not increase by more than one percentage point for each one-year period, and no Mortgage Rate may exceed the "bought down" rate by more than two percentage points.

  As of the Cut-off Date, approximately 4.22% of Group I Loans and 15.69% of Group II Loans were Lender-Paid MI Loans. A "LENDER-PAID MI LOAN" is a Mortgage Loan with an original Loan-to-Value Ratio greater than 80% where the interest rate payable by the related Mortgagor is increased by 20 to 65 basis points relative to the interest rate otherwise applicable for so long as the Loan-to-Value Ratio exceeds 80%, with the proceeds of such increase used by the Seller to purchase primary mortgage insurance on such Mortgage Loan. The Servicing Fee on a Lender-Paid MI Loan has been increased by the amount of the additional interest rate thereon attributable to the payment of primary mortgage insurance premium by the Servicer for so long as the related Loan-to-Value Ratio exceeds 80%; hence, the Net Mortgage Rate for a Lender-Paid MI Loan will be reduced by the amount of such additional interest rate during such period.

  As of the Cut-off Date, approximately 2.01% of Group II Loans were originated pursuant to Chevy Chase's CD Pledge Program (such Mortgage Loans, the "CD PLEDGE LOANS"). Under Chevy Chase's CD Pledge Program, a Mortgagor may, subject to certain underwriting criteria, obtain a Mortgage Loan with a loan-to-value ratio of up to 100% by securing its payment obligations under such Mortgage Loan with a grant to Chevy Chase of a security interest in the CD Collateral. For the CD Pledge Loans in Loan Group II, the amounts on deposit in the related CD Account, as percentages of the original principal balances of the Group II Loans, ranged from

5% to 10%. The original term of a CD Account must generally equal the lesser of the initial fixed period of the related Mortgage Loan or 60 months. A Mortgagor under the CD Pledge Program may, at its option, terminate the grant of the security interest five years after origination of the related Mortgage Loan if (i) in the case of Mortgage Loans where the CD Account constituted up to 10% of the original loan-to-value ratio, a new appraisal indicates a loan-to-value ratio of no more than 90% for the related Mortgaged Property or (ii) in the case of Mortgage Loans where the CD Account constituted greater than 10% of the original loan-to-value ratio, a new appraisal indicates a loan-to-value ratio of no more than 75% for the related Mortgaged Property.

  The Mortgage Rates on the Group I Loans and the Group II Loans will adjust annually, commencing in some cases after an initial period of years following origination during which the interest rate accruing thereon is fixed, on the Adjustment Date specified in the related Mortgage Note to a rate equal to the sum (rounded as specified in the related Mortgage Note) of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15 (519) (the "INDEX"), and the fixed percentage set forth in the related Mortgage Note (the "NOTE MARGIN"), subject to the limitation that the Mortgage Rate will not exceed the maximum Mortgage Rate as specified in the related Mortgage Note and any increase or decrease on any Adjustment Date will be limited by the amount set forth in the related Mortgage Note (the "PERIODIC RATE CAP").

  With respect to 746 Mortgage Loans, representing approximately 99.44% of the Group I Loans, the Mortgage Rate will adjust annually in accordance with the Index commencing approximately three years after origination (the "THREE/ONE GROUP I LOANS"). With respect to 6 Mortgage Loans, representing less than 1% of the Group I Loans, the Mortgage Rate will adjust annually in accordance with the Index commencing approximately one year after origination (the "ONE/ONE GROUP I LOANS").

  With respect to 244 Mortgage Loans, representing approximately 86.18% of the Group II Loans, the Mortgage Rate will adjust annually in accordance with the Index commencing approximately five years after origination (the "FIVE/ONE GROUP II LOANS"). With respect to 50 Mortgage Loans, representing approximately 13.82% of the Group II Loans, the Mortgage Rate will adjust annually in accordance with the Index commencing approximately seven years after origination (the "SEVEN/ONE GROUP II LOANS").

  The monthly payment on each Mortgage Loan will be adjusted on the Due Date of the month following the month in which the related Adjustment Date occurs (subject to the related Periodic Rate Cap, as described in the related Mortgage Note) to equal the amount necessary to pay interest at the then-applicable Mortgage Rate and to fully amortize the outstanding Principal Balance of such Mortgage Loan over its then remaining term to stated maturity. Due to application of the Periodic Rate Cap, the Mortgage Rate on a Mortgage Loan may be less than the sum of the Index and Note Margin, even following the Adjustment Date for such Mortgage Loan. The Mortgage Loans will have various Adjustment Dates, Note Margins and limitations on the Mortgage Rate adjustments, as described below.

  The Mortgage Rate on a Mortgage Loan may not exceed the maximum Mortgage Rate (the "MAXIMUM MORTGAGE RATE") or be less than the minimum Mortgage Rate (the "MINIMUM MORTGAGE RATE") specified for such Mortgage Loan in the related Mortgage Note. The Minimum Mortgage Rate for each Mortgage Loan is equal to the Note Margin. As of the Cut-off Date, the Minimum Mortgage Rates on the Group I Loans ranged from 2.88% to 3.65%, with a weighted average Minimum Mortgage Rate of 3.01%, and as of the Cut-off Date, the Maximum Mortgage Rates on the Group I Loans ranged from 11.38% to 13.78%, with a weighted average Maximum Mortgage Rate of 12.55%. As of the Cut-off Date, the Minimum Mortgage Rates on the Group II Loans ranged from 3.00% to 3.65%, with a weighted average Minimum Mortgage Rate of 3.05%, and as of the Cut-off Date, the Maximum Mortgage Rates on the Group II Loans ranged from 12.13% to 14.15%, with a weighted average Maximum Mortgage Rate of 12.99%.

  The tables below set forth certain additional statistical characteristics of the Mortgage Loans as of the Cut-off Date. Percentages are approximate and are stated by Principal Balance of the Mortgage Loans as of the Cut-off Date, and have been rounded in order to add to 100%.

            DISTRIBUTION OF CURRENT MORTGAGE RATES FOR GROUP I LOANS

RANGE OF CURRENT             NUMBER OF         AGGREGATE       % OF AGGREGATE
MORTGAGE RATES             MORTGAGE LOANS  PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------           -------------- ------------------- -----------------
4.01%--4.50%..............        2               449,785            0.23
5.01%--5.50%..............        3               426,996            0.21
5.51%--6.00%..............       38             7,120,085            3.56
6.01%--6.50%..............      362           100,073,518           50.00
6.51%--7.00%..............      313            84,719,946           42.33
7.01%--7.50%..............       27             5,990,400            2.99
7.51%--8.00%..............        7             1,352,012            0.68
                                ---           -----------          ------
    Total.................      752           200,132,742          100.00%

  As of the Cut-off Date, the weighted average Mortgage Rate on the Group I
Loans was 6.55% per annum.

       DISTRIBUTION OF MORTGAGE LOAN PRINCIPAL BALANCES FOR GROUP I LOANS

RANGE OF CUT-OFF DATE        NUMBER OF    AGGREGATE PRINCIPAL  % OF AGGREGATE
PRINCIPAL BALANCES         MORTGAGE LOANS       BALANCE       PRINCIPAL BALANCE
---------------------      -------------- ------------------- -----------------
Up to $50,000.00..........        1                49,326            0.02
$ 50,000.01--$100,000.00..       59             4,961,438            2.48
$100,000.01--$150,000.00..      120            14,983,695            7.49
$150,000.01--$200,000.00..      121            20,888,151           10.44
$200,000.01--$250,000.00..      139            31,082,947           15.53
$250,000.01--$300,000.00..       82            22,704,553           11.34
$300,000.01--$350,000.00..       67            21,730,662           10.86
$350,000.01--$400,000.00..       48            18,176,059            9.08
$400,000.01--$450,000.00..       22             9,408,341            4.70
$450,000.01--$500,000.00..       30            14,519,882            7.25
$500,000.01--$550,000.00..       17             8,956,413            4.48
$550,000.01--$600,000.00..       11             6,346,873            3.17
$600,000.01--$650,000.00..       10             6,325,512            3.16
$650,000.01--$700,000.00..        8             5,441,661            2.72
$700,000.01--$750,000.00..        6             4,454,111            2.23
Over $750,000.00                 11            10,103,118            5.05
                                ---           -----------          ------
    Total.................      752           200,132,742          100.00%

  As of the Cut-off Date, the average Principal Balance of the Group I Loans was approximately $266,134.

           DISTRIBUTION OF MORTGAGED PROPERTY TYPES FOR GROUP I LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
PROPERTY TYPE                 MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-------------                 -------------- ----------------- -----------------
Single-Family Detached.......      641          179,902,703          89.89
Condominium..................       63           11,158,137           5.58
Townhouse....................       45            8,373,113           4.18
Two- to Four-Family..........        3              698,789           0.35
                                   ---          -----------         ------
    Total....................      752          200,132,742         100.00%

                  DISTRIBUTION OF LOAN TYPES FOR GROUP I LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
LOAN TYPE                     MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
---------                     -------------- ----------------- -----------------
One/One......................        6            1,110,793           0.56
Three/One....................      746          199,021,949          99.44
                                   ---          -----------         ------
    Total....................      752          200,132,742         100.00%

            DISTRIBUTION OF MORTGAGE LOAN PURPOSE FOR GROUP I LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
PURPOSE                       MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-------                       -------------- ----------------- -----------------
Refinancing..................      507          139,069,528          69.49
Purchase.....................      119           25,132,638          12.56
Cash-Out Refinancing.........      126           35,930,576          17.95
                                   ---          -----------         ------
    Total....................      752          200,132,742         100.00%

       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES FOR GROUP I LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
STATE                         MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-----                         -------------- ----------------- -----------------
Colorado.....................        2              445,519           0.22
Connecticut..................       58           28,605,778          14.29
Delaware.....................        1              316,048           0.16
District of Columbia.........       31            9,897,126           4.95
Florida......................        2              198,061           0.10
Georgia......................       26            6,048,106           3.02
Illinois.....................       92           22,873,696          11.43
Indiana......................        1              307,257           0.15
Maryland.....................      173           46,099,112          23.03
Massachusetts................       32            9,102,152           4.55
Michigan.....................        3              579,056           0.29
Minnesota....................        3              291,826           0.15
Missouri.....................        1              235,802           0.12
New Jersey...................       49           11,965,260           5.98
New York.....................        2              728,728           0.36
North Carolina...............      114           23,946,791          11.97
Pennsylvania.................       16            3,451,618           1.72
Rhode Island.................        2              769,952           0.39
South Carolina...............        8            1,324,455           0.66
Texas........................        4            1,089,762           0.54
Virginia.....................      130           31,591,030          15.79
West Virginia................        2              265,607           0.13
                                   ---          -----------         ------
    Total....................      752          200,132,742         100.00%

              DISTRIBUTION OF PERIODIC RATE CAP FOR GROUP I LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
PERIODIC RATE CAP             MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-----------------             -------------- ----------------- -----------------
2.000%.......................      752          200,132,742         100.00%

            DISTRIBUTION OF NOTE MARGINS AND MINIMUM MORTGAGE RATES
                               FOR GROUP I LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
RANGE OF NOTE MARGINS         MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
---------------------         -------------- ----------------- -----------------
2.50% - 3.00%................      714          192,245,839          96.06
3.01% - 3.50%................       25            5,359,578           2.68
3.51% - 4.00%................       13            2,527,325           1.26
                                   ---          -----------         ------
    Total....................      752          200,132,742         100.00%

  As of the Cut-off Date, the weighted average Note Margin and Minimum Mortgage Rate on the Group I Loans was approximately 3.01% per annum.

      DISTRIBUTION OF REMAINING TERM TO STATED MATURITY FOR GROUP I LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
RANGE OF MONTHS               MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
---------------               -------------- ----------------- -----------------
174 - 180....................        2              557,655           0.28
294 - 300....................        1              317,550           0.16
301 - 353....................        1               94,844           0.05
354 - 360....................      748          199,162,693          99.51
                                   ---          -----------         ------
    Total....................      752          200,132,742         100.00%

  As of the Cut-off Date, the weighted average remaining term to stated maturity for the Group I Loans was approximately 357 months.

           DISTRIBUTION OF MAXIMUM MORTGAGE RATES FOR GROUP I LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
RANGE OF MAXIMUM RATES        MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
----------------------        -------------- ----------------- -----------------
11.00% - 12.00%..............       43            7,996,866           4.00
12.01% - 13.00%..............      674          184,219,457          92.05
13.01% - 14.00%..............       35            7,916,419           3.95
                                   ---          -----------         ------
    Total....................      752          200,132,742         100.00%

  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group I Loans was approximately 12.55% per annum.

        DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS FOR GROUP I LOANS

RANGE OF ORIGINAL               NUMBER OF        AGGREGATE      % OF AGGREGATE
LOAN-TO-VALUE RATIOS          MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
--------------------          -------------- ----------------- -----------------
 0.00%-50.00%................       50           13,387,594           6.69
50.01%-55.00%................       25            9,613,747           4.80
55.01%-60.00%................       31           11,514,635           5.75
60.01%-65.00%................       54           17,820,046           8.90
65.01%-70.00%................       61           17,270,012           8.63
70.01%-75.00%................      121           32,142,574          16.06
75.01%-80.00%................      277           73,685,318          36.82
80.01%-85.00%................       32            6,443,681           3.22
85.01%-90.00%................       66           12,260,414           6.13
90.01%-95.00%................       35            5,994,721           3.00
                                   ---          -----------         ------
    Total....................      752          200,132,742         100.00%

  Original Loan-to-Value Ratio is calculated as the original Mortgage Loan amount (less, in the case of a CD Pledge Loan, the amount of cash held in the related CD Account) divided by the lesser of (i) the appraised value of the related Mortgaged Property at origination and (ii) if the Mortgage Loan is a purchase money loan, the sales price of the related Mortgaged Property. Group I Loans do not contain any CD Pledge Loans.

  The weighted average Loan-to-Value Ratio at origination of the Group I Loans was approximately 71.84%.

           DISTRIBUTION OF CURRENT MORTGAGE RATES FOR GROUP II LOANS

RANGE OF CURRENT                NUMBER OF        AGGREGATE      % OF AGGREGATE
MORTGAGE RATES                MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
----------------              -------------- ----------------- -----------------
6.00%-6.50%..................       26           5,606,093            7.95
6.51%-7.00%..................      163          37,656,898           53.41
7.01%-7.50%..................       92          24,266,236           34.41
7.51%-8.00%..................       11           2,476,343            3.51
8.01%-8.50%..................        2             508,430            0.72
                                   ---          ----------          ------
    Total....................      294          70,514,000          100.00%

  As of the Cut-off Date, the weighted average Mortgage Rate on the Group II Loans was 6.99% per annum.

      DISTRIBUTION OF MORTGAGE LOAN PRINCIPAL BALANCES FOR GROUP II LOANS

RANGE OF CUT-OFF DATE           NUMBER OF        AGGREGATE      % OF AGGREGATE
PRINCIPAL BALANCES            MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
---------------------         -------------- ----------------- -----------------
Up to $50,000.00.............        3             147,612            0.21
$ 50,000.01-$100,000.00......       25           1,992,156            2.83
$100,000.01-$150,000.00......       59           7,402,347           10.50
$150,000.01-$200,000.00......       45           7,942,196           11.26
$200,000.01-$250,000.00......       59          13,300,018           18.86
$250,000.01-$300,000.00......       40          11,138,795           15.80
$300,000.01-$350,000.00......       19           6,063,845            8.60
$350,000.01-$400,000.00......       12           4,444,258            6.30
$400,000.01-$450,000.00......        6           2,588,321            3.67
$450,000.01-$500,000.00......        8           3,803,071            5.39
$500,000.01-$550,000.00......        5           2,600,499            3.69
$550,000.01-$600,000.00......        3           1,748,888            2.48
$600,000.01-$650,000.00......        5           3,090,623            4.38
$650,000.01-$700,000.00......        2           1,495,972            2.12
Over $750,000.00.............        3           2,755,399            3.91
                                   ---          ----------          ------
    Total....................      294          70,514,000          100.00%

  As of the Cut-off Date, the average Principal Balance of the Group II Loans was approximately $239,844.

          DISTRIBUTION OF MORTGAGED PROPERTY TYPES FOR GROUP II LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
PROPERTY TYPE                 MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-------------                 -------------- ----------------- -----------------
Single-Family Detached.......      241          61,353,842           87.01
Condominium..................       19           3,029,878            4.30
Townhouse....................       31           5,649,411            8.01
Two- to Four-Family..........        3             480,869            0.68
                                   ---          ----------          ------
    Total....................      294          70,514,000          100.00%

           DISTRIBUTION OF MORTGAGE LOAN PURPOSE FOR GROUP II LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
PURPOSE                       MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-------                       -------------- ----------------- -----------------
Refinancing..................      150          35,151,508           49.85
Purchase.....................       81          18,288,708           25.94
Cash-Out Refinancing.........       63          17,073,784           24.21
                                   ---          ----------          ------
    Total....................      294          70,514,000          100.00%

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES FOR GROUP II LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
STATE                         MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-----                         -------------- ----------------- -----------------
Colorado.....................        1             243,310            0.35
Connecticut..................        7           1,488,174            2.11
District of Columbia.........       39          12,031,728           17.06
Georgia......................        9           2,124,257            3.01
Illinois.....................       12           2,563,618            3.64
Maryland.....................      101          24,880,369           35.28
Massachusetts................        2             678,454            0.96
Michigan.....................        2             259,057            0.37
New Jersey...................        7           2,723,333            3.86
New York.....................        3           1,041,746            1.48
North Carolina...............       17           3,077,119            4.36
Pennsylvania.................       10           2,264,988            3.21
South Carolina...............        6             667,066            0.95
Virginia.....................       77          16,343,589           23.18
Wyoming......................        1             127,192            0.18
                                   ---          ----------          ------
    Total....................      294          70,514,000          100.00%

                 DISTRIBUTION OF LOAN TYPE FOR GROUP II LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
LOAN TYPE                     MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
---------                     -------------- ----------------- -----------------
Five/One.....................      244           60,771,207          86.18
Seven/One....................       50            9,742,793          13.82
                                   ---          -----------         ------
    Total....................      294          $70,514,000         100.00%

           DISTRIBUTION OF PERIODIC RATE CAP FOR GROUP II LOANS(/1/)

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
PERIODIC RATE CAP             MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-----------------             -------------- ----------------- -----------------
3.000%.......................      294          70,514,000          100.00%

--------
(1) The Periodic Rate Cap applies to the first Adjustment Date on the Five/One Group II Loans and the Seven/One Group II Loans only. On all Adjustment Dates thereafter, the Periodic Rate Cap will be 2%.

            DISTRIBUTION OF NOTE MARGINS AND MINIMUM MORTGAGE RATES
                              FOR GROUP II LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
RANGE OF NOTE MARGINS         MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
---------------------         -------------- ----------------- -----------------
2.50% - 3.00%................      244          60,269,605           85.47
3.01% - 3.50%................       32           6,809,772            9.66
3.51% - 4.00%................       18           3,434,623            4.87
                                   ---          ----------          ------
    Total....................      294          70,514,000          100.00%

  As of the Cut-off Date, the weighted average Note Margin and Minimum Mortgage Rate on the Group II Loans was approximately 3.05% per annum.

     DISTRIBUTION OF REMAINING TERM TO STATED MATURITY FOR GROUP II LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
RANGE OF MONTHS               MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
---------------               -------------- ----------------- -----------------
176 - 180....................        2             588,488            0.83
356 - 360....................      292          69,925,512           99.17
                                   ---          ----------          ------
    Total....................      294          70,514,000          100.00%

  As of the Cut-off Date, the weighted average remaining term to stated maturity for the Group II Loans was approximately 357 months.

           DISTRIBUTION OF MAXIMUM MORTGAGE RATES FOR GROUP II LOANS

                                NUMBER OF        AGGREGATE      % OF AGGREGATE
RANGE OF MAXIMUM RATES        MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
----------------------        -------------- ----------------- -----------------
12.00% - 13.00%..............      189          43,262,991           61.35
13.01% - 14.00%..............      103          26,742,579           37.93
14.01% - 15.00%..............        2             508,430            0.72
                                   ---          ----------          ------
    Total....................      294          70,514,000          100.00%

  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group II Loans was approximately 12.99% per annum.

       DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS FOR GROUP II LOANS

RANGE OF ORIGINAL               NUMBER OF        AGGREGATE      % OF AGGREGATE
LOAN-TO-VALUE RATIOS          MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
--------------------          -------------- ----------------- -----------------
 0.00 - 50.00%...............       24           4,551,492            6.45
50.01% - 55.00%..............        9           3,290,453            4.67
55.01% - 60.00%..............        6             969,586            1.37
60.01% - 65.00%..............        7           2,662,954            3.78
65.01% - 70.00%..............       14           4,278,484            6.07
70.01% - 75.00%..............       29           7,503,665           10.64
75.01% - 80.00%..............      121          31,333,149           44.44
80.01% - 85.00%..............       17           3,382,463            4.80
85.01% - 90.00%..............       39           7,547,818           10.70
90.01% - 95.00%..............       28           4,993,936            7.08
                                   ---          ----------          ------
  Total......................      294          70,514,000          100.00%

  The weighted average Loan-to-Value Ratio at origination of the Group II Loans was approximately 75.80%.

  Original Loan-to-Value Ratio is calculated as the original Mortgage Loan amount (less, in the case of a CD Pledge Loan, the amount of cash held in the related CD Account), divided by the lesser of (i) the appraised value of the related Mortgaged Property at origination and (ii) if the Mortgage Loan is a purchase money loan, the sales price of the related Mortgaged Property.

  Less than 1% of the Group I Loans and none of the Group II Loans contain terms requiring the payment of a penalty by the Mortgagor in the event such Mortgage Loan is prepaid prior to its maturity. The Certificateholders shall not have the right to receive any amounts with respect to such penalty.

THE INDEX

  The Mortgage Rate on the Group I Loans and Group II Loans will adjust annually commencing in some cases after an initial period of years following origination during which the interest rate accruing thereon is fixed, on the Adjustment Date specified in the related Mortgage Note to a rate equal to the sum of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year (the "INDEX"), as further described herein, and the fixed percentage set forth in the related Mortgage Note (the "NOTE MARGIN"), subject to the limitations described herein.

  The Index is based on weekly average yields on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release No. H.15 (519) or any similar publication, or if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency and made available to the Servicer as of a date prior to each Adjustment Date for such Mortgage Loan as specified in the Mortgage Note. Should the Index not be published or become otherwise unavailable, the Servicer will select a comparable alternative index reasonably acceptable to the Trustee.

  The following table sets forth the monthly averages of the Index for each of the last five calendar years or portions thereof, based on information published by the Federal Reserve Board in Statistical Release No. H.15 (519). Such monthly averages are not necessarily indicative of the Index on any given date in the relevant month since significant week-to-week fluctuations in the Index may occur in any month as well as over longer periods. In addition, such monthly averages do not purport to be a prediction of the value of the Index on any Adjustment Date or for the lives of the Mortgage Loans.

                                     INDEX

MONTH                                              1998  1997  1996  1995  1994
-----                                              ----  ----  ----  ----  ----
January........................................... 5.24% 5.61% 5.09% 7.05% 3.54%
February.......................................... 5.31% 5.53% 4.94% 6.70% 3.87%
March............................................. 5.39% 5.80% 5.34% 6.43% 4.32%
April............................................. 5.38% 5.99% 5.54% 6.27% 4.82%
May............................................... 5.44% 5.87% 5.64% 6.00% 5.31%
June..............................................   --  5.69% 5.81% 5.64% 5.27%
July..............................................   --  5.54% 5.85% 5.59% 5.48%
August............................................   --  5.56% 5.67% 5.75% 5.56%
September.........................................   --  5.52% 5.83% 5.62% 5.76%
October...........................................   --  5.46% 5.55% 5.59% 6.11%
November..........................................   --  5.46% 5.42% 5.43% 6.54%
December..........................................   --  5.53% 5.47% 5.31% 7.14%

  The initial Mortgage Rate in effect with respect to a Mortgage Loan generally will be lower, and may be significantly lower, than the Mortgage Rate that would have been in effect based on the Index and Note Margin. Therefore, unless the Index declines after origination of a Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan subject to the Periodic Rate Cap. The repayment of the Mortgage Loans will be dependent on the ability of the Mortgagors to make larger monthly payments following adjustments of the Mortgage Rate. Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because such Mortgage Loans may have different Adjustment Dates (and the related Mortgage Rates therefore may reflect different Index values), Note Margins, Maximum Mortgage Rates and Minimum Mortgage Rates. The Net Mortgage Rate with respect to each Mortgage Loan as of the Cut-off Date will be set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement. The "NET MORTGAGE RATE" on each Mortgage Loan will be adjusted on each Adjustment Date to equal the Mortgage Rate thereon, subject to the Periodic Rate Cap, minus (i) the Servicing Fee Rate, minus (ii) the rate per annum at which the trustee fee accrues thereon (the "TRUSTEE FEE RATE"), minus (iii) 0.70% per annum, minus
(iv) in the case of a Lender-Paid MI Loan, the additional interest rate thereon attributable to the payment of primary mortgage insurance premium by the Servicer; provided, however, that the Net Mortgage Rate on such Mortgage Loan may not exceed the Maximum Mortgage Rate minus the sum of the Servicing Fee Rate, Trustee Fee Rate, 0.70% per annum and, if such Mortgage Loan is a Lender-Paid MI Loan, the additional interest rate thereon attributable to the payment of primary mortgage insurance premium by the Servicer (the "MAXIMUM NET MORTGAGE RATE") or be less than the Minimum Mortgage Rate minus the sum of the Servicing Fee Rate, the Trustee Fee Rate, 0.70% per annum and, if such Mortgage Loan is a Lender-Paid MI Loan, the additional interest rate thereon attributable to the payment of primary mortgage insurance premium by the Servicer (the "MINIMUM NET MORTGAGE RATE") for such Mortgage Loan.

CONVERSION OF MORTGAGE LOANS

  All of the Group I Loans and 0.78% of the Group II Loans (the "CONVERTIBLE MORTGAGE LOANS") provided at origination that the adjustable interest rate on such Mortgage Loan may be converted at the option of the related Mortgagor to a fixed interest rate. Upon the conversion of a Convertible Mortgage Loan, the related Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate for similar loans (subject to applicable usury laws). After any such conversion, monthly payments of principal and interest on the Mortgage Loan will be adjusted to provide for full amortization over the remaining term to scheduled maturity. The Seller will be required to purchase each Convertible Mortgage Loan upon its conversion. See "Certain Yield and Prepayment Considerations" herein.

LOAN UNDERWRITING

  The Mortgage Loans are "CLOSED LOANS" as described in the Prospectus under "The Trust Fund--Mortgage Loan Program." All of the Mortgage Loans were originated or purchased by Chevy Chase or its wholly owned subsidiary, B.F. Saul Mortgage Company, in the normal course of its business. The representations and warranties of Chevy Chase in respect of the Mortgage Loans, which will be assigned to the Trustee in connection with the issuance of the Certificates, will be made by Chevy Chase as of the Closing Date. See "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Chevy Chase Bank, F.S.B. Mortgage-Backed Pass-Through Certificates, Series 1998-CCB2 (the "CERTIFICATES") will be comprised of the Class A-I Certificates and Class A-II Certificates (collectively, the "CLASS A CERTIFICATES"), the Class S Certificates and the Class R Certificates. Only the Class A Certificates are offered hereby. The Class R Certificates are sometimes referred to herein as the "RESIDUAL CERTIFICATES."

  The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. The term "CERTIFICATE PRINCIPAL BALANCE" is used in the Prospectus Supplement in the same manner as the term "STATED PRINCIPAL BALANCE" is used in the Prospectus. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

BOOK-ENTRY REGISTRATION

  The Class A Certificates will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). Any person acquiring an interest in any Class A Certificate (each such person, a "BENEFICIAL OWNER") will hold its Class A Certificate through DTC, if it is a participant in such system, or indirectly through organizations which are participants in such system. The Book-Entry Certificates will be issued in one or more certificates the aggregate Certificate Principal Balance of which will equal the aggregate Certificate Principal Balance of the Class A

Certificates and will initially be registered in the name of Cede & Co. ("CEDE"), the nominee of DTC. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Class A Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will be permitted to exercise their rights only indirectly through DTC participants and DTC.

  A Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC or, if such Financial Intermediary is not a DTC participant, on the records of the firm that acts as agent for the Financial Intermediary and whose ownership of such Book-Entry Certificate will in turn be recorded on the records of DTC.

  Beneficial Owners will receive all distributions of principal of and interest on the Class A Certificates from the Trustee through DTC and DTC participants. While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. DTC participants and indirect participants make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Class A Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

  Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not DTC participants may transfer ownership of such Certificates only through DTC participants and indirect participants by instructing such participants and indirect participants to transfer Class A Certificates, by book-entry transfer, through DTC for the accounts of the purchasers of such Certificates, which accounts are maintained with their respective DTC participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of the interests in the Class A Certificates will be executed through DTC and the accounts of the related DTC participants at DTC will be debited and credited appropriately. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

  Transfers between DTC participants will occur in accordance with the Rules.

  DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

  Distributions on Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

  Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

  Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to Beneficial Owners upon request in accordance with the Rules and to the Financial Intermediaries to whose DTC accounts the Book-Entry Beneficial Owners of such Certificateholders are credited.

DEFINITIVE CERTIFICATES

  The Class A Certificates will be issued as Definitive Certificates to Certificateholders or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee and the Depositor are unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an event of default under the Pooling and Servicing Agreement, holders of Book-Entry Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the holders of such Certificates.

  Upon notice of the occurrence of any of the events described in the preceding paragraph, DTC is required to notify all DTC Participants of the availability of Definitive Certificates. Upon surrender of the global certificate for the Class A Certificates and receipt from DTC of instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS IN RESPECT OF INTEREST AND PRINCIPAL

  On each Distribution Date, payments on the Class S Certificates will be subordinate to the payment of principal and interest, in the amounts described herein, on the Class A Certificates.

  Distributions on each class of the Class A Certificates in respect of interest and principal on each Distribution Date will be made from the Available Distribution Amount with respect to the corresponding Loan Group.

  The "AVAILABLE DISTRIBUTION AMOUNT" with respect to the Mortgage Loans in a Loan Group for any Distribution Date will equal (a) the sum of (i) scheduled payments of principal and interest (net of the Servicing Fee and the Trustee
Fee) due on the Mortgage Loans in the applicable Loan Group on the related Due Date (as defined herein) and received on or prior to the related Determination Date, (ii) principal prepayments and other unscheduled collections of principal received during the related Prepayment Period on the Mortgage Loans in the applicable Loan Group, (iii) any Advances with respect to the Mortgage Loans in the applicable Loan Group made by the Servicer for such Distribution Date, (iv) amounts transferred from the Reserve Fund equal to certain shortfalls in the amount available to pay the Class A-I Interest Distribution Amount or the Class A-II Interest Distribution Amount together with any Collateralization Deficits which remain outstanding after the application of amounts otherwise payable to the Class S Certificates for such Distribution Date, and (v) any Insured Payments payable pursuant to the Policy and related to the Mortgage Loans in the applicable Loan Group, less (b) the Insurer Premium Amount and amounts representing reimbursements for previously unreimbursed Insured Payments by the Insurer, Nonrecoverable Advances by the Servicer and certain expenses incurred by the Servicer. All amounts listed in clauses (a) and (b) of the preceding sentence shall be as related to the applicable Loan Group; however, because amounts on deposit in the Reserve Fund and amounts otherwise payable to the

Class S Certificates are available as credit enhancement for either the Class A-I Certificates or the Class A-II Certificates, as necessary, it is possible that interest from one Loan Group otherwise payable to the Class S Certificates or deposited in the Reserve Fund will be applied towards payments of interest and principal with respect to the class of Class A Certificates that relates to the other Loan Group. The Available Distribution Amount, when used without reference to a particular Loan Group, refers to the sum of the Available Distribution Amounts for both Loan Groups.

  The "DUE DATE" for each Mortgage Loan is the first day of each month. The "DUE PERIOD" with respect to any Distribution Date commences on the second day of the month preceding the month in which such Distribution Date occurs and ends on the Due Date in the month in which such Distribution Date occurs. The "PREPAYMENT PERIOD" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. The "DETERMINATION DATE" with respect to any Distribution Date is the 15th day of the month in which such Distribution Date occurs (or, if such day is not a business day, the preceding business day).

  The "PRINCIPAL BALANCE" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, minus all amounts allocated to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date of determination as further reduced to the extent any Realized Loss thereon has been allocated to one or more classes of Certificates on or before such date of determination.

  The "INSURER PREMIUM AMOUNT" with respect to any Distribution Date and Loan Group is the amount payable on such Distribution Date to the Insurer as a premium on the Policy with respect to the Mortgage Loans in such Loan Group.

 Interest Distribution Amounts

  On each Distribution Date, holders of the Class A-I Certificates will be entitled to receive a distribution allocable to one-month's interest in an amount (the "CLASS A-I INTEREST DISTRIBUTION AMOUNT"), equal to (i) one-twelfth of the product of the Certificate Principal Balance of the Class A-I Certificates immediately preceding such Distribution Date multiplied by a rate (the "GROUP I CERTIFICATE RATE") equal to the weighted average of the Net Mortgage Rates of the Group I Loans, weighted by the aggregate Principal Balance of the Group I Loans as of the Due Date immediately preceding the related Due Period minus (ii) the sum of (a) the related Insurer Premium Amount, (b) any related Prepayment Interest Shortfalls occurring during the related Prepayment Period and (c) any related Civil Relief Act Shortfalls occurring during the related Due Period.

  On each Distribution Date, holders of the Class A-II Certificates will be entitled to receive a distribution allocable to one-month's interest in an amount (the "CLASS A-II INTEREST DISTRIBUTION AMOUNT") equal to (i) one-twelfth of the product of the Certificate Principal Balance of the Class A-II Certificates immediately preceding such Distribution Date multiplied by a rate (the "GROUP II CERTIFICATE RATE") equal to the weighted average of the Net Mortgage Rates of the Group II Loans, weighted by the aggregate Principal Balance of the Group II Loans as of the Due Date immediately preceding the related Due Period minus (ii) the sum of (a) the related Insurer Premium Amount, (b) any related Prepayment Interest Shortfalls occurring during the related Prepayment Period and (c) any related Civil Relief Act Shortfalls occurring during the related Due Period.

  The "CLASS S INTEREST DISTRIBUTION AMOUNT" with respect to any Distribution Date will equal one-twelfth of 0.70% multiplied by the aggregate Principal Balance of the Mortgage Loans as of the Due Date immediately preceding the related Due Period. On any Distribution Date with respect to which there are Realized Losses, the Class S Interest Distribution Amount, to the extent of such Realized Losses, shall be allocated between the Class A-I and Class A-II Certificates in proportion to the Realized Losses on the related Loan Group for the related Distribution Date.

  Interest on the Certificates will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

 Principal Distribution Amounts

  On each Distribution Date, the holders of the Class A-I Certificates will be entitled to receive the "CLASS A-I PRINCIPAL DISTRIBUTION AMOUNT", which is equal to the sum of (i) the portion of the Available Distribution Amount related to Loan Group I that is attributable to scheduled payments of principal of the Mortgage Loans in Loan Group I received by the Trustee, (ii) the portion of the Available Distribution Amount related to Loan Group I that is attributable to unscheduled payments of principal of the Mortgage Loans in the Loan Group I received by the Servicer, (iii) that portion, if any, of the Class S Interest Distribution Amount for such Distribution Date allocated to the Class A-I Certificates (as provided in the definition of Class S Interest Distribution Amount) in respect of the principal portion of Realized Losses on Group I Loans in the related Prepayment Period, (iv) draws on the Reserve Fund in respect of the principal portion of Realized Losses on Group I Loans (to the extent such Realized Losses exceed the amount paid pursuant to clause
(iii)) and (v) any amounts paid in respect of a Collateralization Deficit with respect to Loan Group I pursuant to the Policy.

  On each Distribution Date, the holders of the Class A-II Certificates will be entitled to receive the "CLASS A-II PRINCIPAL DISTRIBUTION AMOUNT", which is equal to the sum of (i) the portion of the Available Distribution Amount related to Loan Group II that is attributable to scheduled payments of principal of the Mortgage Loans in Loan Group II received by the Trustee, (ii) the portion of the Available Distribution Amount related to Loan Group II that is attributable to unscheduled payments of principal of the Mortgage Loans in the Loan Group II received by the Servicer, (iii) that portion, if any, of the Class S Interest Distribution Amount for such Distribution Date allocated to the Class A-II Certificates (as provided in the definition of Class S Interest Distribution Amount) in respect of the principal portion of Realized Losses on Group II Loans in the related Prepayment Period, (iv) draws on the Reserve Fund in respect of the principal portion of Realized Losses on Group II Loans (to the extent such Realized Losses exceed the amount paid pursuant to clause
(iii)) and (v) any amounts paid in respect of a Collateralization Deficit with respect to Loan Group II pursuant to the Policy.

  Insured Payments relating to payments of principal are not made in respect of the principal portion of Realized Losses until such time as the principal portion of Realized Losses for a Distribution Date exceeds (i) the Class S Interest Distribution Amount for such Distribution Date plus (ii) amounts then on deposit in the Reserve Fund, and create a Collateralization Deficit. A "COLLATERALIZATION DEFICIT" with respect to a Distribution Date and a Loan Group is the amount, if any, by which (x) the Certificate Principal Balance of the related class of Class A Certificates, after giving effect to all distributions to be made on such Distribution Date, exceeds (y) the aggregate Principal Balance of the Mortgage Loans in such Loan Group as of the close of business on the related Due Date.

 Order of Distributions

  On each Distribution Date, amounts in the Certificate Account will be distributed in the following order of priority:
    (a) to the Insurer, the Insurer Premium Amount (with such amount allocated to each Loan Group pro rata based on the aggregate Principal Balance of the Mortgage Loans in such Loan Group);

    (b) to the Trustee, the Trustee Fee (with such fee allocated to each Loan Group pro rata based on the aggregate Principal Balance of the Mortgage Loans in such Loan Group);

    (c) to the Servicer, the Servicing Fee (with such fee allocated to each Loan Group pro rata based on the aggregate Principal Balance of the Mortgage Loans in such Loan Group);

    (d) to the Insurer, the aggregate amount of Insured Payments which have not been previously reimbursed to the Insurer, together with interest thereon (with such amount allocated to the related Loan Group);

    (e) concurrently,

      (i) to the holders of the Class A-I Certificates, to the extent of the related Available Distribution Amount remaining, the Class A-I Interest Distribution Amount, and any portion of such amount remaining unpaid from any preceding Distribution Date; and

      (ii) to the holders of the Class A-II Certificates, to the extent of the related Available Distribution Amount remaining, the Class A-II Interest Distribution Amount, and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (f) concurrently,

      (i) to the holders of the Class A-I Certificates, to the extent of the related Available Distribution Amount remaining, the Class A-I Principal Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

      (ii) to the holders of the Class A-II Certificates, to the extent of the related Available Distribution Amount remaining, the Class A-II Principal Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

    (g) to the holders of the Class S Certificates, or to the Reserve Fund to the extent the Required Reserve has not been satisfied, to the extent of the Available Distribution Amount remaining, the Class S Interest Distribution Amount in the following order of priority:

      (i) first, to the Reserve Fund, any Reserve Fund Increase Amount (as defined herein); and

      (ii) second, to the holders of the Class S Certificates, the remaining portion, if any, of the Class S Interest Distribution Amount; and

    (h) to the holder of the Class R Certificates, the balance, if any, of the Available Distribution Amount remaining.

  Within a class of Certificates, distributions of interest or principal will be made in accordance with the Percentage Interest represented by each Certificate of such class.

CUSTODIAL AND CERTIFICATE ACCOUNT

  Within two business days of receipt by the Servicer, all payments and collections in respect of the Mortgage Loans will be deposited in an account (the "CUSTODIAL ACCOUNT") established and maintained by the Servicer with a depository institution, which may be the Servicer, and in a manner acceptable to the Rating Agencies and the Insurer. No later than the second Business Day prior to each Distribution Date, the Servicer will remit to an account (the "CERTIFICATE ACCOUNT"), to be maintained by the Trustee, all funds on deposit in the Custodial Account that are required to be distributed on such Distribution Date. Such funds, together with the Advances, if any, required to be deposited in the Certificate Account by the Servicer, will be available to make distributions of interest on, and in reduction of the Certificate Principal Balance of, the Certificates on each Distribution Date, to make any required payments to the Reserve Fund and to pay certain other fees and expenses. See "Description of the Certificates--Payments on Mortgage Loans" in the Prospectus.

RESERVE FUND

  The Reserve Fund will be a segregated trust account held by the Trustee for the benefit of the Insurer and the Certificateholders. The required level of the Reserve Fund on a given Distribution Date (the "REQUIRED RESERVE") may vary. Withdrawals from the Reserve Fund shall be allocated between the Loan Groups in proportion to Realized Losses on each Loan Group. The initial Required Reserve and the subsequent determination thereof are as described in the Pooling and Servicing Agreement. The Insurer may at its sole discretion modify certain of the provisions of the Pooling and Servicing Agreement relating to the Reserve Fund. Such modifications may have the effect of reducing or eliminating, but not increasing, the Required Reserve.

  On any Distribution Date, the excess of the Required Reserve as of such Distribution Date over the amount on deposit in the Reserve Fund as of such Distribution Date is a "RESERVE FUND INCREASE AMOUNT."

  In the event that the Required Reserve is permitted to decrease or "step down" on a future Distribution Date, a portion of amounts on deposit in the Reserve Fund may be withdrawn. As of any Distribution Date, the "RESERVE FUND DECREASE AMOUNT" is equal to the excess, if any, of the amount on deposit in the Reserve Fund (after taking into account any withdrawals to be made therefrom) on such Distribution Date over the Required Reserve as of such Distribution Date. The Reserve Fund Decrease Amount, on any Distribution Date on which it is, or after taking into account all other distributions to be made on such Distribution Date (including payments from the Reserve Fund in respect of Realized Losses) would be, greater than zero, will be distributed to the holders of the Class S Certificates on such Distribution Date.

ALLOCATION OF REALIZED LOSSES

  Realized Losses in either Loan Group will be allocated first to the Class S Certificates to the extent of the Class S Interest Distribution Amount for the applicable period. In the case of Realized Losses in excess of the Class S Interest Distribution Amount for the applicable period in either Loan Group, the Trustee will transfer to the Certificate Account from, and to the extent of, the funds on deposit in the Reserve Fund an amount sufficient to cover such outstanding Realized Losses. Subject to the terms thereof, the Policy requires a payment to the holders of each class of the Class A Certificates to the extent that the related Realized Losses result in a Collateralization Deficit or shortfall in the related Class A Interest Distribution Amount (to the extent such Realized Losses are not covered by the Class S Interest Distribution Amount or amounts on deposit in the Reserve Fund). Notwithstanding the foregoing, if payments are not made as required under the Policy, Realized Losses will be allocated to the related class of Class A Certificates.

  In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates on each applicable Distribution Date, holders of the Class A Certificates will have a right to receive distributions of the related Available Distribution Amount that will be prior to the rights of the holders of the Class S Certificates to such Available Distribution Amount. In addition, the Reserve Fund, together with the availability of the Class S Interest Distribution Amount to cover the interest and principal portion of current Realized Losses on the Mortgage Loans, will also increase the likelihood of distribution of full amounts of interest and principal to the holders of Class A Certificates on each Distribution Date.

  "REALIZED LOSS" means (i) with respect to any Liquidated Loan, the excess of the Principal Balance of each Liquidated Loan immediately prior to liquidation, together with accrued and unpaid interest thereon, over the liquidation proceeds, if any, received in connection with such Liquidated Loan, less liquidation expenses and any unreimbursed Advances made with respect thereto, (ii) with respect to any Mortgage Loan whose related Mortgaged Property has been valued (such valuation, a "DEFICIENT VALUATION") at less than the then current Principal Balance of such Mortgage Loan by a court of competent jurisdiction as a result of a proceeding (a "BANKRUPTCY PROCEEDING") under the Bankruptcy Code, the excess of the Principal Balance of such Mortgage Loan over the principal amount as reduced in the Deficient Valuation, or (iii) with respect to any Mortgage Loan as to which the amount of the scheduled payment has been reduced in a Bankruptcy Proceeding (a "DEBT SERVICE REDUCTION"), the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the Mortgagor pays each scheduled payment on the applicable Due Date and that no principal prepayments are received with respect to such Mortgage Loan, discounted monthly at the applicable Mortgage Rate.

  "LIQUIDATED LOAN" means a Mortgage Loan that has been liquidated through deed in lieu of foreclosure, sale in foreclosure, trustee's sale or other realization as provided by applicable real property law to which the related Mortgage is subject and any security agreements, or with respect to which payment under related hazard insurance and/or from any public governmental authority on account of a taking or condemnation of any such property has been received and as to which, in the best judgment of the Servicer, no further proceeds will be received.

CERTIFICATE GUARANTY INSURANCE POLICY

  The following information has been supplied by the Insurer for inclusion herein.

  The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Insurer. The Policy does not cover Prepayment Interest Shortfalls or Civil Relief Act Shortfalls.

  Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

  The Insurer will pay any amounts payable under the Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day of a Notice; provided, that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy it shall be deemed not to have been received by the Insurer for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

  Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Insurer to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment.

  As used in this section and in the Policy, the following terms shall have the following meanings:

  "AGREEMENT" means the Pooling and Servicing Agreement, dated as of June 1, 1998, among the Depositor, Chevy Chase, as Seller and Servicer, and the Trustee, as trustee for the Owners, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Insurer.

  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee or the Servicer under the Agreement or the Insurer is located are authorized or obligated by law or executive order to close.

  "DEFICIENCY AMOUNT" means, with respect to each class of the Class A Certificates for any Distribution Date, (i) any shortfall in the related Available Distribution Amount to pay the Class A-I Interest Distribution Amount or Class A-II Interest Distribution Amount, as applicable, and (ii) the related Collateralization Deficit.

  "INSURED PAYMENT" means, as of any Distribution Date, any Deficiency Amount.

  "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by fax substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

  "OWNER" means each Holder (as defined in the Agreement) of any Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the Class A Certificates to payment thereunder.

  Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

  The Policy is being issued under and pursuant to and shall be construed under the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

  THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

  The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates.

OPTIONAL TERMINATION

  On any Distribution Date on or after the date on which the aggregate Principal Balance of the Mortgage Loans has been reduced to or below 5% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer will have the right to purchase, in whole, but not in part, all of the Mortgage Loans and any property acquired in respect of the Mortgage Loans at a purchase price equal to the sum of (a) the greater of (i) the aggregate principal amount of each Mortgage Loan plus, in each case, interest accrued thereon at the sum of the applicable Net Mortgage Rate and the Trustee Fee Rate to the last day of the month of purchase, plus any unreimbursed Advances made with respect to the Mortgage Loans, and (ii) the fair market value of the Mortgage Loans as determined by the Servicer; (b) the appraised value of any property acquired in respect of the Mortgage Loans; and (c) all amounts due to the Insurer; provided, however, that if such purchase will cause a draw on the Policy, the consent of the Insurer shall be necessary prior to the exercise of such option. The proceeds of any such purchase will be treated as a payment of principal and interest on the Mortgage Loans for purposes of distributions to Certificateholders and any such purchase will effect an early retirement of the Certificates and payment to the Insurer of all amounts due to it. Any such purchase will be made only in connection with a "Qualified Liquidation" of the REMIC within the meaning of Section 860F(a)(4)(A) of the Code.

THE TRUSTEE

  U.S. Bank National Association, a national banking association, will act as Trustee for the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee's principal executive offices are located at 180 East Fifth Street, St. Paul, MN 55101, Attention: Bondholder Services, and its telephone number is (800) 934-6802.

  The following obligations which are described in the Prospectus as obligations of the Servicer have been specifically assigned to the Trustee in the Pooling and Servicing Agreement and will be performed by the Trustee in the manner and to the extent set forth below. The Trustee will be obligated, among other things, to establish and maintain the Certificate Account and to withdraw from the Certificate Account and distribute to Certificateholders of record on the applicable Record Date the payments on account of principal and interest required to be so distributed on each Distribution Date. In addition, the Trustee will undertake reporting responsibilities for federal income tax purposes.

VOTING RIGHTS

  Each Certificate will be allocated voting rights for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. 98% of all voting rights will be allocated to the Class A Certificates in proportion to their Certificate Principal Balances. 1% of all voting rights will be allocated to the Class S Certificates in proportion to their percentage interests. 1% of all voting rights will be allocated to the Class R Certificates.

REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

  Under certain circumstances, Chevy Chase, as an Unaffiliated Seller (as described in "The Trust Fund--Mortgage Loan Program" in the Prospectus), may be required to repurchase one or more Mortgage Loans from the Trust Fund. Generally, the repurchase obligation arises when the documentation with respect to a Mortgage Loan is discovered to be materially defective or when a material breach of representation or warranty is discovered, which defect or breach materially and adversely affects the interests of the Certificateholders or the Insurer. This repurchase obligation of Chevy Chase constitutes the sole remedy available to Certificateholders for a breach of such representation or warranty. See "Description of the Certificates-- Assignment of Mortgage Loans" in the Prospectus.

  In the event of a repurchase of a Mortgage Loan, the repurchase price will generally be equal to the sum of the Principal Balance of such Mortgage Loan on the date of repurchase plus interest accrued thereon at the sum of the applicable Net Mortgage Rate and the Trustee Fee Rate to the following Due Date.

  Within two years from the date of the delivery of the Certificates, Chevy Chase may, instead of repurchasing a Mortgage Loan required to be repurchased pursuant to the Pooling and Servicing Agreement, deliver one or more mortgage loans (each, a "REPLACEMENT MORTGAGE LOAN") in substitution for any Mortgage Loan that would otherwise have been repurchased (each, a "DELETED MORTGAGE LOAN"). See "Description of the Certificates--Assignment of Mortgage Loans" in the Prospectus.

  To the extent that Chevy Chase elects, with the consent of the Insurer, to deliver one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan or Loans must, collectively, on the date of substitution: (a) have an outstanding Principal Balance, after the deduction of payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan; (b) have a Net Mortgage Rate not lower than the Net Mortgage Rate on the Deleted Mortgage Loan; (c) have a Loan-to-Value Ratio calculated as of such date no higher than the Loan-to-Value Ratio of the Deleted Mortgage Loan; (d) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan;
(e) be of the same or better credit quality classification as that of the Deleted Mortgage Loan; and (f) comply with each representation and warranty with respect to the Mortgage Loans. Upon any such substitution, Chevy Chase will deliver the mortgage file relating to the Replacement Mortgage Loan to the Trustee and the Trustee will release the Deleted Mortgage Loan (or any property acquired in respect thereof) from the Trust Fund.

  For any month in which one or more Replacement Mortgage Loans are substituted for any Deleted Mortgage Loan, the Servicer will determine the amount, if any, by which the aggregate Principal Balance of all such Replacement Mortgage Loans as of the date of substitution is less than the Principal Balance of such Deleted Mortgage Loan (after application of the scheduled principal portion of the scheduled payments due in such month). The amount of any such shortage will be deposited by the Servicer from its own funds into the Custodial Account in the month of substitution, without any reimbursement therefor, and will be distributed to the Certificateholders on the Distribution Date in the month following such substitution.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

FACTORS AFFECTING PREPAYMENTS ON THE MORTGAGE LOANS

  The yields to maturity of each class of the Class A Certificates and the aggregate amount of distributions on each class of the Class A Certificates will be related, among other things, to the rate and timing of payments of principal on the underlying Mortgage Loans in the related Loan Group. The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments thereon. For this purpose, the term "prepayment" includes prepayments and liquidations due to defaults or other dispositions of the Mortgage Loans or the Mortgaged Properties, including application of insurance proceeds or condemnation awards, or the purchase of the Mortgage Loans by the Servicer under the circumstances described under "Description of the Certificates--Optional Termination" herein. NO ASSURANCE CAN BE GIVEN AS TO THE RATE OR TIMING OF PRINCIPAL PAYMENTS OR PREPAYMENTS ON ANY OF THE MORTGAGE LOANS.

  All of the Mortgage Loans may be prepaid in whole or in part at any time. Certain of the Mortgage Notes contain terms requiring payment of a penalty by the Mortgagor in the event the Mortgage Loan is prepaid in full. Prepayments, liquidations and purchases of the Mortgage Loans will result in (a) principal distributions to Certificateholders that would otherwise be distributed over the remaining terms of the Mortgage Loans and (b) the termination of ongoing interest distributions with respect to such Mortgage Loans to the Certificateholders. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

  The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the applicable Class A Certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the applicable Class A Certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the Mortgage Rates on the Mortgage Loans. The Depositor makes no representation as to the expected rate of prepayments on the Mortgage Loans. See "Description of the Mortgage Loans" herein and "Maturity and Prepayment Considerations" in the Prospectus for additional information about the effect of the rate of prepayments on the yield on and maturity of the Class A Certificates.

  The "CONVERTIBLE MORTGAGE LOANS" provide that the Mortgagors may, during a specified period of time, convert the adjustable interest rate of such Mortgage Loans to a fixed interest rate. The Depositor is not aware of any publicly available statistics that set forth principal prepayment, conversion experience or conversion forecasts of adjustable-rate mortgage loans over an extended period of time, and its experience with respect to adjustable-rate mortgages is insufficient to draw any conclusions with respect to the expected prepayment or conversion rates on the adjustable-rate Mortgage Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans.

  Temporary Buy-Down Loans provide for escalating or variable payments by the related mortgagor. Such mortgage loans are underwritten on the basis of a judgment that mortgagors will have the ability to make monthly payments in later years as scheduled payments become larger. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as such payments increase. These types of mortgage loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable compensating factors. Furthermore, temporary Buy-Down Loans in the Mortgage Pool may experience a rate of principal prepayments different from the principal prepayment rate for conventional adjustable-rate mortgage loans having different characteristics.

  The yield to investors on each class of the Class A Certificates will be sensitive to fluctuations in the Index and may be adversely affected by the application of the Maximum Mortgage Rates on the Mortgage Loans. The prepayment of Mortgage Loans with higher Mortgage Rates and the existence of any Convertible Mortgage Loans which have been converted into fixed interest rate mortgage loans, may result in lower Class A-I Interest Distribution Amounts or Class A-II Interest Distribution Amounts, as applicable, with respect to subsequent

Distribution Dates. Investors in the Class A Certificates should also be aware that although the Mortgage Rates on the Mortgage Loans will adjust periodically, such increases and decreases will be limited by the applicable Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates thereon. In addition, the initial Mortgage Rates borne by the Mortgage Loans may be lower than the rate based on the sum of the current Index and the Note Margin. In addition, the Mortgage Rates on the Mortgage Loans will be based on the Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Note Margin (which may be different from the prevailing margins on other mortgage loans). As a result of these factors, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable rate mortgage loans and the rate of prepayment may be lower or higher than would otherwise be anticipated.

  Investors in the Class A Certificates should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of principal distributions on the Class A Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in the Class A Certificates may choose to reinvest amounts received as principal distributions on the Class A Certificates may be lower than the interest rate borne by such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans, and therefore of principal distributions on the Class A Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the Class A Certificates for reinvestment at such high prevailing interest rates may be relatively low.

  All of the Mortgage Loans will contain "due-on-sale" clauses. The sale of Mortgaged Properties encumbered by non-assumable Mortgage Loans will result in the prepayment of such Mortgage Loans and a corresponding decrease in the weighted average life of the applicable class of Class A Certificates. See "Maturity and Prepayment Considerations" in the Prospectus.

  The assumed final Distribution Date for the Class A-I Certificates and Class A-II Certificates is May 25, 2029, which is the Distribution Date occurring in the 12th month following the month in which the latest stated maturity of any Mortgage Loan in the Mortgage Pool.

  No event of default, change in the priorities for distribution among the classes or other provision under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any Class A Certificates on or before its assumed final Distribution Date.

MODELING ASSUMPTIONS

  For purposes of preparing the table below, indicating the percentage of initial Certificate Principal Balance outstanding and the weighted average life of the Class A Certificates under certain prepayment scenarios, the following assumptions (the "MODELING ASSUMPTIONS"), among others, have been made:

    (a) the Mortgage Loans consist of four groups with the following characteristics:

                                                             WEIGHTED                        WEIGHTED    NEXT
                      WEIGHTED  WEIGHTED   WEIGHTED           AVERAGE     RATE     PAYMENT   AVERAGE   MORTGAGE
                      AVERAGE  AVERAGE NET AVERAGE           REMAINING ADJUSTMENT ADJUSTMENT MAXIMUM     RATE    PERIODIC
LOAN    CUT-OFF DATE  MORTGAGE  MORTGAGE    GROSS              TERM    FREQUENCY  FREQUENCY  MORTGAGE ADJUSTMENT MORTGAGE
GROUP   BALANCE ($)     RATE      RATE      MARGIN   INDEX   (MONTHS)   (MONTHS)   (MONTHS)    RATE      DATE    RATE CAP
-----  -------------- -------- ----------- -------- -------- --------- ---------- ---------- -------- ---------- --------
  I      1,110,792.77  5.065%     4.680%    2.949%  1-yr CMT    357        12         12      11.597%  04/01/99    2.00%
  I    199,021,949.25  6.558%     6.154%    3.008%  1-yr CMT    357        12         12      12.560%  05/01/01    2.00%
 II     60,771,207.04  6.969%     6.533%    3.046%  1-yr CMT    356        12         12      12.969%  05/01/03    3.00%(1)
 II      9,742,793.06  7.119%     6.626%    3.100%  1-yr CMT    358        12         12      13.119%  05/01/05    3.00%(1)
Total  270,646,742.12

-------
(1) The Periodic Mortgage Rate Cap is 3% for the first Adjustment Date and 2% thereafter.

    (b) there are no repurchases of the Mortgage Loans;

    (c) the Certificates will be purchased on June 17, 1998;

    (d) distributions on the Certificates will be made on the 25th day of each month (or, if such day is not a business day, on the following business day), commencing in July, 1998;

    (e) no Mortgage Loan is delinquent and there are no Realized Losses while the Certificates are outstanding;

    (f) there are no Prepayment Interest Shortfalls or shortfalls of interest with regard to the Mortgage Loans;

    (g) throughout the life of the Mortgage Loans, the Index is equal to 5.45%;

    (h) there is no optional termination of the Trust Fund by the Servicer.

  The Modeling Assumptions have been based on the weighted average characteristics or aggregate characteristics, as applicable, of the Mortgage Loans. The actual characteristics of many of the Mortgage Loans may vary significantly from the Modeling Assumptions.

  The prepayment model used in this Prospectus Supplement, the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of Mortgage Loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume CPR of 18% or any other CPR percentage is to assume that the stated percentage (in this example 18%) of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at that rate or any other rate.

  The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentage of initial Certificate Principal Balance outstanding over time and the weighted average life of the Class A Certificates.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING OF THE CLASS A-I
               CERTIFICATES AT THE INDICATED PERCENTAGES OF CPR

                                                         8%  15%  18%  25%  30%
DISTRIBUTION DATE...................................... ---- ---- ---- ---- ----
Initial Percentage.....................................  100  100  100  100  100
June 25, 1999..........................................   91   84   81   74   69
June 25, 2000..........................................   83   71   66   55   48
June 25, 2001..........................................   75   59   53   41   33
June 25, 2002..........................................   68   50   43   30   23
June 25, 2003..........................................   62   42   35   22   16
June 25, 2004..........................................   56   35   28   17   11
June 25, 2005..........................................   51   29   23   12    8
June 25, 2006..........................................   46   25   19    9    5
June 25, 2007..........................................   42   21   15    7    4
June 25, 2008..........................................   38   17   12    5    2
June 25, 2009..........................................   34   14   10    4    2
June 25, 2010..........................................   31   12    8    3    1
June 25, 2011..........................................   28   10    6    2    1
June 25, 2012..........................................   25    8    5    1    1
June 25, 2013..........................................   22    7    4    1    *
June 25, 2014..........................................   19    5    3    1    *
June 25, 2015..........................................   17    4    2    1    *
June 25, 2016..........................................   15    4    2    *    *
June 25, 2017..........................................   13    3    1    *    *
June 25, 2018..........................................   11    2    1    *    *
June 25, 2019..........................................   10    2    1    *    *
June 25, 2020..........................................    8    1    1    *    *
June 25, 2021..........................................    7    1    *    *    *
June 25, 2022..........................................    6    1    *    *    *
June 25, 2023..........................................    4    1    *    *    *
June 25, 2024..........................................    3    *    *    *    *
June 25, 2025..........................................    2    *    *    *    *
June 25, 2026..........................................    1    *    *    *    *
June 25, 2027..........................................    1    *    *    *    *
June 25, 2028..........................................    0    0    0    0    0
June 25, 2029..........................................    0    0    0    0    0
June 25, 2030..........................................    0    0    0    0    0
June 25, 2031..........................................    0    0    0    0    0
June 25, 2032..........................................    0    0    0    0    0
June 25, 2033..........................................    0    0    0    0    0
June 25, 2034..........................................    0    0    0    0    0
June 25, 2035..........................................    0    0    0    0    0
June 25, 2036..........................................    0    0    0    0    0
June 25, 2037..........................................    0    0    0    0    0
June 25, 2038..........................................    0    0    0    0    0
Weighted Average Life (years)**........................ 9.27 5.64 4.75 3.39 2.77

--------
 * Indicates a number greater than zero but less than 0.50%.
** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of Certificate Principal Balance described in (i) above.

  This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characters and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING OF THE CLASS A-II
                                 CERTIFICATES
                      AT THE INDICATED PERCENTAGES OF CPR

DISTRIBUTION DATE                                        8%  15%  18%  25%  30%
-----------------                                       ---- ---- ---- ---- ----
Initial Percentage.....................................  100  100  100  100  100
June 25, 1999..........................................   91   84   81   74   69
June 25, 2000..........................................   83   71   66   55   48
June 25, 2001..........................................   75   59   53   41   33
June 25, 2002..........................................   68   50   43   30   23
June 25, 2003..........................................   62   42   35   22   16
June 25, 2004..........................................   56   35   28   17   11
June 25, 2005..........................................   51   29   23   12    8
June 25, 2006..........................................   46   25   18    9    5
June 25, 2007..........................................   42   21   15    7    4
June 25, 2008..........................................   38   17   12    5    2
June 25, 2009..........................................   34   14   10    4    2
June 25, 2010..........................................   31   12    8    3    1
June 25, 2011..........................................   27   10    6    2    1
June 25, 2012..........................................   25    8    5    1    1
June 25, 2013..........................................   22    7    4    1    *
June 25, 2014..........................................   19    5    3    1    *
June 25, 2015..........................................   17    4    2    1    *
June 25, 2016..........................................   15    4    2    *    *
June 25, 2017..........................................   13    3    1    *    *
June 25, 2018..........................................   11    2    1    *    *
June 25, 2019..........................................   10    2    1    *    *
June 25, 2020..........................................    8    1    1    *    *
June 25, 2021..........................................    7    1    *    *    *
June 25, 2022..........................................    6    1    *    *    *
June 25, 2023..........................................    4    1    *    *    *
June 25, 2024..........................................    3    *    *    *    *
June 25, 2025..........................................    2    *    *    *    *
June 25, 2026..........................................    1    *    *    *    *
June 25, 2027..........................................    1    *    *    *    *
June 25, 2028..........................................    0    0    0    0    0
June 25, 2029..........................................    0    0    0    0    0
June 25, 2030..........................................    0    0    0    0    0
June 25, 2031..........................................    0    0    0    0    0
June 25, 2032..........................................    0    0    0    0    0
June 25, 2033..........................................    0    0    0    0    0
June 25, 2034..........................................    0    0    0    0    0
June 25, 2035..........................................    0    0    0    0    0
June 25, 2036..........................................    0    0    0    0    0
June 25, 2037..........................................    0    0    0    0    0
June 25, 2038..........................................    0    0    0    0    0
Weighted Average Life (years)**........................ 9.25 5.63 4.74 3.39 2.77

--------
 * Indicates a number greater than zero but less than 0.50%.
** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of Certificate Principal Balance described in (i) above.

  This table has been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                           CHEVY CHASE BANK, F.S.B.

GENERAL

  The Seller is a federally chartered stock savings bank. The Seller's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Seller's telephone number is (301) 986-7000. The Seller is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision ("OTS") within the Department of the Treasury and the FDIC. Deposits at the Seller are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

  Based on unaudited results, at March 31, 1998, the Seller had consolidated assets of approximately $6.3 billion, deposits of approximately $5.0 billion and stockholders' equity of approximately $374.3 million. As a savings bank chartered under the laws of the United States, the Seller is subject to certain minimum regulatory capital requirements imposed under FIRREA. At March 31, 1998, the Seller's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were 6.52%, 6.52%, 6.30% and 12.18%, respectively. As of such date, the Seller's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. The OTS has the discretion to treat a "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

  Legislation passed in 1996 requires the merger of the Bank Insurance Fund ("BIF") and the SAIF into a single Deposit Insurance Fund on January 1, 1999, but only if the thrift charter is eliminated by that date. Congress is considering legislation in various forms that would require federal thrifts, like the Seller, to convert their charters to national or state bank charters. However, the House of Representatives passed a financial modernization bill on May 13, 1998, that would not require the Seller to convert its charter. Nevertheless, if legislation were enacted that required the Seller to convert its charter that lacked appropriate "grandfather" provisions, such legislation could have an adverse effect on the Seller and its parent company, the B.F. Saul Real Estate Investment Trust (the "REAL ESTATE INVESTMENT TRUST") because, among other things, the Real Estate Investment Trust engages in activities that are not permissible for bank holding companies and the regulatory capital and accounting treatment for banks and thrifts differs in certain significant respects. The Seller cannot determine at this time whether, or in what form, such legislation may eventually be enacted, and there can be no assurances that any such legislation that is enacted will contain adequate grandfather rights for the Seller or the Real Estate Investment Trust.

DELINQUENCY AND FORECLOSURE EXPERIENCE

  As of March 31, 1998, the Servicer provided servicing for the Seller's portfolio of approximately $2,339 million aggregate principal amount of residential mortgage loans. The Mortgage Loans are being serviced in Laurel, Maryland.

  The following table sets forth the delinquency and foreclosure experience by aggregate principal balance of the residential mortgage loans funded and serviced by Chevy Chase, as a percentage of all such mortgage loans, as of the dates indicated.

                    CHEVY CHASE RESIDENTIAL LOAN PORTFOLIO
                    DELINQUENCY AND FORECLOSURE EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                      AS OF SEPTEMBER 30,                    AS OF MARCH 31,
                          ----------------------------------------------  ----------------------
                             1994        1995        1996        1997        1997        1998
                          ----------  ----------  ----------  ----------  ----------  ----------
Total Portfolio(1)......  $1,369,570  $1,391,694  $1,601,483  $1,966,879  $1,794,398  $2,339,205
30-59 Days Past Due(2)..       2,509         594       4,964       4,797       5,833       5,318
60-89 Days Past Due(2)..         355       1,711         784       1,958       2,198       1,430
90 or more Days Past
 Due(2).................       6,330       5,373       4,859       5,410       5,236       6,763
Total Delinquencies as a
 Percentage of Total
 Portfolio..............        0.67%       0.55%       0.66%       0.62%       0.74%       0.58%
Foreclosures Pending(3).       7,343       5,699       6,132       6,665       7,076       5,542

--------
(1) Excluding Real Estate Owned.
(2) Contractually past due.
(3) Are included in the appropriate delinquency bucket.

  There can be no assurance that delinquency and foreclosure experience on the Mortgage Loans will be similar. The information should not be considered to reflect the credit quality of the Mortgage Loans included in the Mortgage Pool, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the table is based on all of the residential mortgage loans in Chevy Chase's servicing portfolio. The Mortgage Loans may have characteristics which distinguish them from the majority of the loans in Chevy Chase's servicing portfolio.

                                   SERVICING

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer will be entitled to receive each month a servicing fee (the "SERVICING FEE") equal to (i) one-twelfth of 0.375% per annum (the "SERVICING FEE RATE") plus (ii) in the case of Lender-Paid MI Loans, one-twelfth of the additional interest rate thereon attributable to the payment of primary mortgage insurance premiums by the Servicer, which additional rate ranges from 0.20% to 0.65%, on the Principal Balance of each Mortgage Loan. The Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including insurance proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Custodial Account and the Certificate Account, all default charges and all prepayment, late payment and assumption fees and certain other fees payable by a Mortgagor pursuant to the related Mortgage Note.

  The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein and in the Prospectus), including all fees and expenses payable to any Servicer and the various expenses discussed in the Prospectus. See "Description of the Certificates--Servicing by Unaffiliated Sellers" in the Prospectus.

ADVANCES

  On each Distribution Date, the Servicer will be obligated to advance (each, an "ADVANCE") any scheduled payments of principal and interest (net of the related Servicing Fee) that are delinquent as of the close of business on the preceding Determination Date at any time prior to the commencement of foreclosure proceedings with respect to such Mortgage Loan, but only if the Servicer determines that the amount so advanced will be recoverable from subsequent payments or collections (including insurance proceeds and liquidation proceeds net of liquidation expenses) in respect of the affected Mortgage Loan. Advances will be reimbursable from recoveries on the affected Mortgage Loan and, to the extent the Servicer determines that Advances will not be ultimately recoverable from related recoveries, from any funds on deposit in the Custodial Account and the Certificate Account. The Servicer will also be obligated to advance certain taxes and insurance premiums not paid by Mortgagors on a timely basis, but only to the extent deemed recoverable from the related Mortgage Loans. The Servicer's right of reimbursement out of such recoveries will be prior to the rights of the Class A Certificateholders to receive any amounts recovered with respect to such Mortgage Loans. See "Description of the Certificates--Advances" in the Prospectus.

                                  THE INSURER

  The following information has been supplied by Ambac Assurance Corporation (the "INSURER") for inclusion in this Prospectus Supplement. No representation is made by the Seller, the Depositor, the Servicer, the Trustee, the Underwriter or any of their respective affiliates as to the accuracy or completeness of such information.

  The Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The Insurer primarily insures newly issued municipal and structured finance obligations. The Insurer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly held company. Moody's, Standard & Poor's and Fitch IBCA, Inc. have each assigned a triple-A claims paying ability rating to the Insurer.

  The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 1997 and December 31, 1996 and for the three years ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "COMMISSION") on March 31, 1998; Commission File No. 1-10777) and the consolidated financial statements of the Insurer and its subsidiaries as of March 31, 1998 and for the periods ending March 31, 1998 and March 31, 1997, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ending March 31, 1998 (which was filed with the Commission on May 15, 1998) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modified or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

  All financial statements of the Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

  The tables below set forth the capitalization of the Insurer as of December 31, 1995, December 31, 1996, December 31, 1997 and March 31, 1998,
respectively, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION

                       CONSOLIDATED CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                             DECEMBER 31, DECEMBER 31, DECEMBER 31,  MARCH 31,
                                 1995         1996         1997        1998
                             ------------ ------------ ------------ -----------
                                                                    (UNAUDITED)
Unearned premiums...........    $  906       $  995       $1,184      $1,202
Other liabilities...........       295          259          520         597
                                ------       ------       ------      ------
Total liabilities...........     1,201        1,254        1,704       1,799
                                ------       ------       ------      ------
Stockholder's equity(1):
  Common stock..............        82           82           82          82
  Additional paid-in
   capital..................       481          515          521         525
  Accumulated other
   comprehensive income.....        87           66          118         114
  Retained earnings.........       907          992        1,180       1,236
                                ------       ------       ------      ------
Total stockholder's equity..     1,557        1,655        1,901       1,957
                                ------       ------       ------      ------
Total liabilities and
 stockholder's equity.......    $2,758       $2,909       $3,605      $3,756
                                ======       ======       ======      ======

--------
(1) Components of stockholders' equity have been restated for all periods presented to reflect "accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Insurer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the Insurer's financial position or results of operations.

  For additional financial information concerning the Insurer, see the audited and unaudited financial statements of the Insurer incorporated by reference herein. Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's annual statement for the year ended December 31, 1997 prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer's administrative office and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

  The Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Insurer and presented under the headings "Description of the Policy" and "The Insurer" and in the financial statements incorporated herein by reference.

  Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

  The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  A REMIC election will be made with respect to certain assets in the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, certain assets in the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Code.

  For federal income tax purposes, (i) the Class A-I, Class A-II and Class S Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, the REMIC, and (ii) the Class R Certificates will be the sole class of "residual interests" in the REMIC.

  For federal income tax reporting purposes, the Class A Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 18% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

  The Internal Revenue Service (the "IRS") has issued regulations (the "OID REGULATIONS") under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the Class A Certificates. In the absence of other authority, the Servicer intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

  The Servicer believes that, if the Class A Certificates were determined to have been issued with original issue discount, a reasonable application of the principles of the OID Regulations to the Class A Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the Index will remain constant for purposes of determining the original yield to maturity of each such class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and
(ii) by accounting for any positive or negative variation in the actual value of the Index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

  In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of a Class A Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Servicer in preparing reports to the Certificateholders and the IRS.

  The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in Class A Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a Certificate pursuant to the right of the Servicer to repurchase such Class A Certificates may adversely affect any REMIC that holds such Class A Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing AgreementPooling and Servicing Agreement--Termination" herein and "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

NEW WITHHOLDING REGULATIONS

  The Treasury Department has issued new regulations (the "NEW REGULATIONS") which make certain modifications to the withholding, backup withholding and information reporting rules described in the Prospectus. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

  For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

  For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences--REMIC Trust Funds" in the Prospectus.

                             ERISA CONSIDERATIONS

  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or Section 4975 of the Code ("PLANS"), including, but not limited to, insurance company general or separate accounts, collective investment funds and other accounts in which "plan assets" of any Plan are invested, should review carefully the discussion under "ERISA Considerations" in the Prospectus and should consult with their legal advisers as to whether the purchase or holding of Class A Certificates could give rise to a transaction that is prohibited or not otherwise permissible under either ERISA or Section 4975 of the Code.

  Pursuant to Section 401(c) of ERISA, the U.S. Department of Labor was required to have issued final regulations no later than December 31, 1997 which were to provide guidance for purposes of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute "Plan Assets." Proposed regulations were published on December 22, 1997, although final regulations have not yet been issued. See "ERISA Considerations--Insurance Company General Accounts" in the Prospectus.

  The Depositor believes that the Class A Certificates will constitute an Exempt Series for purposes of applying PTCE 83-1. See "ERISA Considerations-- Prohibited Transactions Class Exemptions" in the Prospectus. In addition, the purchase or holding of the Class A Certificates by or on behalf of, or with "plan assets" of, any Plan may be eligible for exemptive relief under the Underwriter's PTE, as described under "ERISA Considerations--Underwriter's PTE" in the Prospectus, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,
1997) (collectively, the "Underwriter's PTE"). The Underwriter believes that conditions (a) through (d) to the availability of the Underwriter's PTE, as described under "ERISA Considerations--

Underwriter's PTE" in the Prospectus, are satisfied with respect to the Class A Certificates and that condition (i) set forth therein is likely to be satisfied. Whether or not the other conditions of the Underwriter's PTE are met will depend upon the particular circumstances at the time the Class A Certificates are acquired by or on behalf of, or with "plan assets" of the Plan.

                                USE OF PROCEEDS

  The Depositor will apply the net proceeds of the offering of the Class A Certificates towards the simultaneous purchase of the Mortgage Loans from the Seller.

                             PLAN OF DISTRIBUTION

  The Depositor has entered into an underwriting agreement (the "UNDERWRITING AGREEMENT") with Credit Suisse First Boston Corporation, an affiliate of the Depositor, as underwriter (the "UNDERWRITER"). The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent, and that the Underwriter will be obligated to purchase all of the Class A Certificates if any are purchased.

  The Underwriter has advised the Depositor that it proposes to offer the Class A Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Class A Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of the Class A Certificates for whom the Underwriter may act as agent.

  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

  The Depositor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriter may be required to make in respect thereof.

                                    EXPERTS

  The consolidated financial statements of the Insurer, Ambac Assurance Corporation, as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The legality of the Class A Certificates and the material federal income tax consequences of the Class A Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. The legality of the Class A Certificates will be passed upon for the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                    RATINGS

  It is a condition to the issuance of the Class A Certificates that they be rated "AAA" by S&P and "Aaa" by Moody's. Such ratings are based on the claims paying ability of the Insurer. The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which they are entitled. Such rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Ratings on mortgage pass-through certificates do not represent an assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organizations. Each security rating should be evaluated independently of any other security rating. In addition, a security rating does not address the frequency of prepayments of Mortgage Loans or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" herein.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
Adjustment Dates.....................................................        S-8
Advance..............................................................       S-44
Agreement............................................................       S-36
Available Distribution Amount........................................  S-5, S-29
Bankruptcy Code......................................................       S-16
Bankruptcy Proceeding................................................       S-33
Beneficial Owner.....................................................       S-27
BIF..................................................................       S-42
Book-Entry Certificates..............................................       S-27
Business Day.........................................................       S-36
CD Account...........................................................       S-16
CD Collateral........................................................       S-16
CD Pledge Loans......................................................       S-18
Cede.................................................................       S-28
Certificate Account..................................................       S-32
Certificate Principal Balance........................................       S-27
Certificateholders...................................................        S-1
Certificates.........................................................  S-1, S-27
Chevy Chase..........................................................        S-1
Civil Relief Act.....................................................       S-12
Civil Relief Act Shortfall...........................................       S-12
Class A Certificates.................................................  S-1, S-27
Class A-I Interest Distribution Amount...............................  S-6, S-30
Class A-I Principal Distribution Amount..............................       S-31
Class A-II Interest Distribution Amount..............................  S-6, S-30
Class A-II Principal Distribution Amount.............................       S-31
Class S Interest Distribution Amount.................................       S-30
Closed Loans.........................................................       S-27
Collateralization Deficit............................................  S-7, S-31
Commission...........................................................  S-3, S-44
Convertible Mortgage Loans........................................... S-27, S-37
CPR..................................................................       S-39
Custodial Account....................................................       S-32
Debt Service Reduction...............................................       S-33
Deficiency Amount....................................................       S-36
Deficient Valuation..................................................       S-33
Definitive Certificate............................................... S-12, S-28
Deleted Mortgage Loan................................................       S-36
Depositor............................................................        S-1
Determination Date...................................................  S-5, S-30
Distribution Date....................................................   S-2, S-6
DTC..................................................................        S-2
Due Date.............................................................  S-5, S-30
Due Period...........................................................  S-5, S-30
ERISA................................................................       S-14
FDIA.................................................................       S-17
FDIC.................................................................       S-17
Financial Intermediary...............................................       S-28
FIRREA...............................................................       S-17

                                                                            PAGE
                                                                            ----
Five/One Group II Loans.........................................       S-9, S-19
Group I Certificate Rate........................................       S-6, S-30
Group I Loans...................................................             S-1
Group II Certificate Rate.......................................       S-6, S-30
Group II Loans..................................................             S-1
Index...........................................................       S-9, S-26
Insured Payment.................................................       S-7, S-35
Insurer.........................................................       S-1, S-44
Insurer Premium Amount..........................................            S-30
IRS.............................................................            S-46
Lender-Paid MI Loan.............................................            S-18
Liquidated Loan.................................................            S-33
Loan Group......................................................             S-1
Loan Group I....................................................             S-1
Loan Group II...................................................             S-1
Loan-to-Value Ratio.............................................       S-8, S-18
Maximum Mortgage Rate...........................................            S-19
Maximum Net Mortgage Rate.......................................            S-27
Minimum Mortgage Rate...........................................            S-19
Minimum Net Mortgage Rate.......................................            S-27
Modeling Assumptions............................................            S-39
Moody's.........................................................             S-1
Mortgage Loans..................................................             S-1
Mortgage Pool...................................................             S-1
Net Mortgage Rate...............................................            S-26
New Regulations.................................................            S-47
Note Margin..................................................... S-9, S-19, S-26
Notice..........................................................            S-36
OID Regulations.................................................            S-46
One/One Group I Loans...........................................       S-9, S-19
OTS.............................................................            S-42
Owner...........................................................            S-36
Periodic Rate Cap...............................................            S-19
Plans...........................................................            S-47
Policy..........................................................             S-1
Pooling and Servicing Agreement.................................       S-4, S-17
Prepayment Interest Shortfall...................................            S-12
Prepayment Period...............................................       S-5, S-30
Principal Balance...............................................            S-30
Real Estate Investment Trust....................................            S-42
Realized Loss...................................................            S-33
Registration Statement..........................................             S-3
REMIC...........................................................             S-2
Replacement Mortgage Loan.......................................            S-36
Required Reserve................................................            S-32
Reserve Fund....................................................            S-10
Reserve Fund Decrease Amount....................................            S-33
Reserve Fund Increase Amount....................................            S-32
Residual Certificates...........................................            S-27
Rules...........................................................            S-28
S&P.............................................................             S-1

                                                                            PAGE
                                                                            ----
SAIF.................................................................       S-42
Seller...............................................................        S-1
Servicer.............................................................       S-17
Servicing Fee........................................................ S-11, S-43
Servicing Fee Rate................................................... S-11, S-43
Seven/One Group II Loans.............................................  S-9, S-19
SMMEA................................................................       S-13
Stated Principal Balance.............................................       S-27
Three/One Group I Loans..............................................  S-9, S-19
Trust Fund...........................................................   S-1, S-4
Trustee..............................................................       S-17
Trustee Fee..........................................................       S-11
Trustee Fee Rate..................................................... S-11, S-26
UCC..................................................................       S-16
Underwriter..........................................................  S-1, S-48
Underwriting Agreement...............................................       S-48

                                  PROSPECTUS
                      ASSET BACKED SECURITIES CORPORATION
                                   DEPOSITOR

              CONDUIT MORTGAGE AND MANUFACTURED HOUSING CONTRACT
                           PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                                ---------------

The   Conduit  Mortgage   and  Manufactured   Housing  Contract   Pass-Through
 Certificates  (the  "Certificates")  offered   hereby  and  by  the  related
 Prospectus Supplements will be offered from  time to time in series (each, a
  "Series") in one or more separate classes (each, a "Class"), which may be divided into one or more subclasses (each, a "Subclass"), that represent
   interests  in  specified  percentages   of  principal  and  interest  (a
   "Percentage Interest") with  respect to the related Mortgage Pool or the
    Contract Pool (each,  as defined below), or that  have been assigned a
     Stated Principal Balance and an Interest Rate (as such terms are defined herein), as more fully set forth herein, and will evidence the undivided interest or beneficial interest specified in the related Prospectus Supplement in one of a number of trusts, each to be created by Asset Backed Securities Corporation (the "Depositor") from time to time. The trust property of each trust  (the "Trust  Fund")  will consist  of (a)  a  pool (the
        "Mortgage  Pool") containing  (i) conventional  one- to  four-
         family  residential  mortgage  loans,  (ii)  mortgage  loans
          secured  by  multifamily   residential  rental   properties
          consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations,
           (iii) loans made to finance the purchase of certain rights relating to cooperatively owned

                                                       (Continued on next page)

  The Certificates  do not  represent an  obligation of  or interest  in the
     Depositor or  any affiliate  thereof. Neither  the Certificates,  the
       Mortgage Loans, the Contracts  nor the Mortgage Certificates are
          insured  or  guaranteed  by  any  governmental  agency   or
            instrumentality,   except  to   the  extent   provided
               herein.

  SEE "RISK FACTORS" BEGINNING ON PAGE 20 HEREIN FOR A DISCUSSION OF CERTAIN
    FACTORS  THAT  POTENTIAL  INVESTORS  SHOULD  CONSIDER  IN  DETERMINING
      WHETHER TO INVEST  IN THE CERTIFICATES  OF A SERIES  IN RESPECT OF
        WHICH THIS PROSPECTUS IS BEING DELIVERED.

             PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS
                    DISCUSSED UNDER "ERISA CONSIDERATIONS"
                                    HEREIN.

Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include Credit Suisse First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of
    1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

   The Depositor, as specified in the applicable Prospectus Supplement, may elect to treat  the Trust Fund  with respect to  certain Series of
         Certificates, in  whole  or in  part,  as one  or  more Real
            Estate Mortgage Investment Conduits (each, a "REMIC").
               See "Certain Federal Income Tax Consequences".

   If so  specified in the  Prospectus Supplement  relating to a  Series of
      Certificates, the  Certificates of such  Series may be  subject to early termination and may receive Special Distributions (as defined herein) in reduction of the Stated Principal
                Balance   (as   defined  herein)   under   the
                    circumstances described  herein and  in
                       such Prospectus Supplement.

          This Prospectus may not be used to consummate sales of the
                      Certificates offered hereby unless
                          accompanied by a Prospectus
                                  Supplement.

                                ---------------

  THESE SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES  AND  EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES
        COMMISSION  PASSED  UPON  THE  ACCURACY OR  ADEQUACY  OF  THIS
          PROSPECTUS.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS  A
            CRIMINAL OFFENSE.

                          CREDIT SUISSE FIRST BOSTON

                 The date of this Prospectus is June 17, 1998.

(Continued from prior page)

properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling, (iv) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized
statistical   rating  agency  or  agencies   rating  the  related   Series  of
Certificates (collectively, the "Rating Agency") for a rating in one of the four highest rating categories of such Rating Agency (such loans and participation certificates being referred to collectively hereinafter as  the
 "Mortgage  Loans"),  or  (v)   certain  conventional  mortgage  pass-through
 certificates (the  "Mortgage Certificates")  and related  property or  (b) a pool  (the  "Contract  Pool")  of  manufactured  housing  conditional  sales
 contracts   and   installment   loan   agreements   (the   "Contracts")   or
 participation certificates representing participation interests in such Contracts and related property conveyed to such trust by the Depositor and
  (c) certain other assets, if any, described herein under "The Trust Fund-Government Securities", "The Trust Fund-Private Label Custody Receipt Securities", "Credit Support" and "Description of Insurance" and in the related Prospectus Supplement. The Mortgage Loans may be conventional mortgage loans, conventional cooperative loans, mortgage loans insured by
  the  Federal   Housing  Administration  (the  "FHA"),  or  mortgage  loans partially  guaranteed by  the Veterans Administration  (the "VA"),  or any
   combination of the foregoing, bearing fixed or variable rates of interest. The Contracts may be conventional contracts, contracts insured by the FHA or partially guaranteed by the VA, or any combination of the foregoing, bearing fixed or variable rates of interest, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the rights of the holders of the Certificates of one or more Classes or Subclasses of a Series to receive distributions with respect to the related Mortgage Pool or Contract Pool may be subordinated to such rights of the holders of the Certificates of one or more Classes  or Subclasses of such  Series to the  extent described
    herein  and  in   such  Prospectus  Supplement.  As  provided  in   the
    applicable Prospectus Supplement, the timing of payments, whether of principal or of interest, to any one or more of such Classes or Subclasses may be on a sequential or a pro rata basis, or a combination thereof. The Prospectus Supplement with respect to each Series will also set forth specific information relating to the Trust Fund with respect to the Series in respect of which the Prospectus is being delivered, together with specific information regarding the Certificates of such Series.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement with respect to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class or Subclass within such Series; (ii) the undivided interest, Percentage Interest, Stated Principal Balance or notional amount of each Class or Subclass of Certificates; (iii) the Pass-Through Rate, Interest Rate or Annual Rate borne by each Class or Subclass within such Series; (iv) certain information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, the Government Securities (as defined herein), if any, the Private Label Custody Receipt Securities (as defined herein), if any, and the other assets comprising the Trust Fund for such Series; (v) the final Distribution Date of each Class or Subclass of Certificates within such Series; (vi) the identity of each Class or Subclass of Compound Interest Certificates, if any, within such Series; (vii) the method used to calculate the amount to be distributed with respect to each Class or Subclass of Certificates; (viii) the order of application of distributions to each of the Classes or Subclasses within such Series, whether sequential, pro rata, or otherwise; (ix) the Distribution Dates with respect to such Series; (x) information with respect to the terms of the Residual Certificates or Subordinated Certificates offered hereby, if any; (xi) information with respect to the method of credit support, if any, with respect to such Series; and (xii) additional information with respect to the plan of distribution of such Series of Certificates.

                            ADDITIONAL INFORMATION

  This Prospectus, together with the Prospectus Supplement for each Series of Certificates, contains, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries of the material provisions of each such contract or other document and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov). Copies of the Pooling and Servicing Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Secretary, Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010, (212) 325-2000.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Secretary, Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                                SUMMARY OF TERMS

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus.

Securities Offered .......  Conduit Mortgage and Manufactured Housing
                            Contract Pass-Through Certificates (the
                            "Certificates"), issuable in series (each, a "Series"). The Certificates may be issued in one or more classes (each, a "Class") and such Classes may be divided into one or more subclasses (each, a "Subclass"). One or more of such Classes or Subclasses of a Series may be subordinated to one or more Classes or Subclasses of such Series, as specified in the related Prospectus Supplement (any such Class or Subclass to which another Class or Subclass is subordinated being hereinafter referred to as a "Senior Class" or a "Senior Subclass", respectively, and any such subordinated Class or Subclass being hereinafter referred to as a "Subordinated Class" or "Subordinated Subclass", respectively). One or more of such Classes or Subclasses of Certificates of a Series (the "Residual Certificates") may evidence a residual interest in the related REMIC. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses of Certificates within a Series (the "Multi-Class Certificates") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans (as hereinafter defined), Mortgage Certificates (as hereinafter defined), the Contracts (as hereinafter defined), the Government Securities (as hereinafter defined), the Private Label Custody Receipt Securities (as hereinafter defined) and/or the other assets in the Trust Fund (as defined below) if specified as such in the related Prospectus Supplement and a stated annual interest rate, determined in the manner set forth in such Prospectus Supplement, which may be fixed or variable (an "Interest Rate"). If so specified in the related Prospectus Supplement, one or more such Classes or Subclasses may receive unequal amounts of the distributions of principal and interest on the Mortgage Loans, the Contracts, the Mortgage Certificates, the Government Securities and the Private Label Custody Receipt Securities included in the related Trust Fund, as specified in such Prospectus Supplement (any such Class or Subclass receiving the higher proportion of principal distributions being referred to hereinafter as a "Principal Weighted Class" or "Principal Weighted Subclass", respectively, and any such Class or Subclass receiving the higher proportion of interest distributions being referred to hereinafter as an "Interest Weighted Class" or an "Interest Weighted Subclass", respectively). If so specified in the related Prospectus Supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses may receive disproportionate amounts of certain distributions of principal, which proportions may change over time subject to certain conditions. Payments may be applied to any one or more Class or Subclass on a sequential, pro rata basis or other basis, as specified in the related Prospectus Supplement. Each Certificate will represent the undivided interest, beneficial interest or percentage interest specified in the related Prospectus Supplement in one of a number of trusts to be created by the Depositor from time to time. The trust property of each trust (the "Trust Fund") will consist of (a) one or more mortgage pools (each, a "Mortgage Pool") containing (i) conventional one- to four-family residential mortgage loans, (ii) loans (the "Cooperative Loans") made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties, each, a "Single Family Property"), (iii) mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"), purchased by the Depositor either directly or through one or more affiliates or from unaffiliated sellers, (iv) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized rating agency or agencies identified in the related Prospectus Supplement (collectively, the "Rating Agency") rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency (such loans and participation certificates referred to in clauses (i) through (iii) and mortgage participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or (v) certain conventional mortgage pass-through certificates (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities or (b) one or more contract pools (each, a "Contract Pool") containing manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such Contracts (such Contracts, together with the Mortgage Loans and the Mortgage Certificates, being referred to collectively hereinafter as the "Trust Assets") and (c) certain other assets, if any, described herein under "The Trust Fund--Government Securities", "The Trust Fund--Private Label Custody Receipt Securities", "Credit Support" and "Description of Insurance" and in the related Prospectus Supplement, in each case purchased by the Depositor either directly or through one or more affiliates from one or more affiliates or from Unaffiliated Sellers.

                            Each Series of Certificates will be offered in book-entry form (or, if specified in the applicable Prospectus Supplement, fully registered, certificated form), in one or more Classes, which may be divided into one or more Subclasses evidencing the right to receive a share of principal payments and the percentages of interest payments on the underlying Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, at the Pass-Through Rate for the related Mortgage Pool or Contract Pool, Government Securities, if any and Private Label Custody Receipt Securities, if any. If so specified in the Prospectus Supplement, Multi-Class Certificates of a Series may be issued with the Stated Principal Balances and the Interest Rates therein specified. At the time of issuance, each Certificate offered by means of this Prospectus and the related Prospectus Supplements will be rated in one of the four highest rating categories by at least one Rating Agency. The minimum undivided interest, percentage interest or beneficial interest in a Trust Fund or portion thereof, the minimum notional amount to be evidenced by a Certificate of a Class or Subclass, or the minimum denomination in which a Certificate of a Class or Subclass is to be issued will be set forth in the related Prospectus Supplement.

Depositor.................  Asset Backed Securities Corporation, a Delaware
                            corporation.

Master Servicer...........  The entity, if any, named as Master Servicer in the applicable Prospectus Supplement, which may be an affiliate of the Depositor. See
                            "Description of the Certificates".

Interest..................  Interest will be distributed on the days specified in the Prospectus Supplement with respect to a Series, or if any such day is not a business day, the next succeeding business day (each, a "Distribution Date"), at the rate, or pursuant to the method of determining such rate, specified in the applicable Prospectus Supplement for each Class or Subclass within such Series, commencing on the day specified in such Prospectus Supplement, in the manner specified in such Prospectus Supplement. See "Yield Considerations" and "Description of the Certificates--Payments on Mortgage Loans", "-- Payments on Contracts" "--Collection of Payments on Mortgage Certificates", "-- Collection of Payments on Government Securities", "--Collection of Payments on Private Label Custody Receipt Securities" and "--Distributions on Certificates".

Principal (Including        Principal on each Trust Asset, Government
Prepayments)..............  Security, if any, and Private Label Custody
                            Receipt Security, if any, underlying a Series of Certificates will be distributed on each Distribution Date (or such other date or dates as may be specified in the applicable
                            Prospectus Supplement), commencing on the date specified in the applicable Prospectus
                            Supplement in the priority and manner specified in such Prospectus Supplement. If so specified in the Prospectus Supplement with respect to a Series that includes Multi-Class Certificates, distributions on such Multi-Class Certificates may be made in reduction of the Stated
                            Principal Balance, in an amount equal to the Stated Principal Distribution Amount.

                            The Stated Principal Distribution Amount will equal the amount by which the Stated Principal Balance of such Multi-Class Certificates (before taking into account the amount of interest accrued and added to the Stated Principal Balance of any Class of Compound Interest Certificates) exceeds the Asset Value (as defined herein) of the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the related Trust Fund as of the Business Day prior to the related Distribution Date (or such other amount as may be specified, or determined by such method as may be specified, in the applicable Prospectus Supplement). See "Maturity and Prepayment Considerations" and "Description of the Certificates--Payments on Mortgage Loans", "-- Payments on Contracts" "--Collection of Payments on Mortgage Certificates", "-- Collection of Payments on Government Securities", "--Collection of Payments on Private Label Custody Receipt Securities" and "--Distributions on Certificates". If so specified in the Prospectus Supplement relating to a Series, the Multi-Class Certificates of such Series which have other than monthly Distribution Dates may receive special distributions in reduction of the Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, included in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Pooling and Servicing Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account for such Series on the next Distribution Date may be less than the sum of the interest distributions and the amount of distributions in reduction of Stated Principal Balance to be made on such Distribution Date. Special Distributions will be made on such Certificates in the same priority and manner as distributions in reduction of the Stated Principal Balance would be made on the next Distribution Date for such Certificates (or, if so specified in the applicable Prospectus Supplement, a different priority or manner). See "Description of the Certificates--Special Distributions".

The Mortgage Pools........  If so specified in the applicable Prospectus
                            Supplement, the Certificates of a Series will represent the interest specified in such Prospectus Supplement in the Mortgage Pool or Pools included in the Trust Fund for such Series. The original principal amount of each Mortgage Loan in a Mortgage Pool will not be more than 95% (such ratio, the "Loan-to-Value Ratio") of the value of the property (the "Mortgaged Property") securing such Mortgage Loan (or such other Loan-to-Value Ratio as may be specified in the applicable Prospectus Supplement), based upon an appraisal of the Mortgaged Property completed in connection with the origination of such Mortgage Loan and considered acceptable to the originator of such Mortgage Loan or the sales price of such Mortgaged Property, whichever is less (the "Original Value"). If specified in the applicable Prospectus Supplement, Mortgage Loans secured by Single Family Property having an original principal amount exceeding 80% of the Original Value (or such other percentage as may be specified in the applicable Prospectus Supplement) will be covered by a policy of private mortgage insurance until the outstanding principal amount is reduced to the percentage of the Original Value set forth in the applicable Prospectus Supplement as a result of principal payments by the borrower (the "Mortgagor").

                            The principal balance at origination of each Mortgage Loan that is secured by Single Family Property will not exceed $500,000 (or such other amount as may be specified in the applicable Prospectus Supplement). The Mortgage Loans in a Mortgage Pool will have original maturities ranging from 10 to 40 years (or such other original maturities as may be specified in the applicable Prospectus Supplement). Mortgage Pools may be formed from time to time in varying sizes.

Fixed Pass-Through Rate
 Mortgage Pools...........
                            With respect to each Mortgage Pool included in the Trust Fund with respect to a Series bearing a fixed Pass-Through Rate, the Depositor will be obligated to deliver Mortgage Loans that (i) have interest rates (the "Mortgage Rates") that will exceed by at least 3/8 of 1% (or such other percentage as may be specified in the applicable Prospectus Supplement) the interest rate (the "Pass-Through Rate") for such Series,
                            (ii) conform to the eligibility requirements for such Series set forth in the applicable Prospectus Supplement, and (iii) have an aggregate principal balance equal to the amount specified in such Prospectus Supplement, subject to a permitted variance of up to 10%.

Variable Pass-Through
 Rate Mortgage Pools......
                            If so specified in the applicable Prospectus
                            Supplement, the Depositor may establish one or more Mortgage Pools, each of which will have a variable as opposed to a fixed Pass-Through Rate. The variable Pass- Through Rate will equal the weighted average of the Mortgage Rates of all of the Mortgage Loans in the Mortgage Pool minus the fixed percentage servicing fee for each Mortgage Loan set forth in the applicable Prospectus Supplement or in a Current Report on Form 8-K (or such other variable rate as may be specified, or determined by such method as may be specified, in the applicable Prospectus Supplement). A Mortgage Pool with a variable Pass-Through Rate may be composed of Mortgage Loans that have fluctuating Mortgage Rates. The characteristics of a variable Pass-Through Rate and its effect on the yield to Certificateholders as well as the servicing compensation payable to the related Servicer and the Master Servicer and the amounts, if any, with respect to such Mortgage Loans payable to the Depositor or to the person or entity specified in the applicable Prospectus Supplement will be more fully described in such Prospectus Supplement.

Mortgage Certificates.....  If so specified in the applicable Prospectus
                            Supplement, the Trust Fund for a Series of Certificates may include Mortgage Certificates issued by one or more trusts established by one or more private entities, with the respective aggregate principal balances and the characteristics described in such Prospectus Supplement. Each Mortgage Certificate included in a Trust Fund will evidence an interest of the type specified in the applicable Prospectus Supplement in a pool of mortgage loans of the type described in such Prospectus Supplement, secured principally by mortgages on one- to four-family residences, mortgages on multi-family residential rental properties or apartment buildings owned by cooperative housing corporations, by pledges of shares of cooperative corporations and assignments of proprietary leases or occupancy agreements on cooperative dwellings or by such other similar security as may be specified in such Prospectus Supplement.

The Contract Pools........  If so specified in the applicable Prospectus
                            Supplement, the Certificates of a Series will represent the interest specified in such Prospectus Supplement in the Contract Pool or Pools included in the Trust Fund for such Series. The Contracts will be fixed-rate Contracts (or, if so specified in the applicable Prospectus Supplement, the Contracts will be variable rate Contracts). Such Contracts, as specified in the applicable Prospectus Supplement, will consist of manufactured housing conditional sales contracts and installment loan agreements and will be conventional Contracts or Contracts insured by the FHA or partially guaranteed by the VA. Each Contract may be secured by a new or used unit of manufactured housing (a "Manufactured Home").

                            The applicable Prospectus Supplement will specify the range of terms to maturity of the Contracts at origination and the maximum Loan-to-Value Ratio at origination (the "Contract Loan-to-Value Ratio"). Because manufactured homes, unlike site-built homes, generally depreciate in value, the Loan-to-Value Ratios of some of the Contracts may be higher at the Cut-off Date than at origination and may increase over time. Generally, Contracts that are conventional Contracts will not be covered by primary mortgage insurance policies or primary credit insurance policies. Each Manufactured Home which secures a Contract will be covered by a standard hazard insurance policy (which may be a blanket policy) to the extent described herein or in the applicable Prospectus Supplement insuring against hazard losses due to various causes, including fire, lightning and windstorm. A Manufactured Home located in a federally designated flood area will be required to be covered by flood insurance. Contract Pools may be formed from time to time in varying sizes.

                            None of the Contracts will have been originated by the Depositor or any of its affiliates.

Government Securities.....  If so specified in the applicable Prospectus
                            Supplement, the Trust Fund for a Series may include any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of Securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on certain United States Treasury Bonds ("Treasury Bonds"), (ii) Treasury Bonds and (iii) certain other debt securities ("GSE Bonds") of United States government sponsored enterprises ("GSEs") (GSE Bonds, together with Treasury Strips and Treasury Bonds, collectively, "Government Securities"). The specific terms of the Government Securities, if any, included in a Trust Fund will be set forth in the applicable Prospectus Supplement.

Private Label Custody
 Receipt Securities.......
                            If so specified in the applicable Prospectus
                            Supplement, the Trust Fund for a Series may include any combination of (i) receipts or other instruments (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ("Private Label Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and together with Private Label Custody Strips, "Private Label Custody Receipt Securities"). The specific terms of the Private Label Custody Receipt Securities, if any, included in a Trust Fund will be set forth in the applicable Prospectus Supplement.

Pre-Funding...............  If so specified in the related Prospectus
                            Supplement, a portion of the issuance proceeds of the Certificates of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans or Contracts from time to time during the period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans or Contracts, such Pre-Funded Amount may be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date. See "Description of the Certificates--Pre-Funding."

                            During any Pre-Funding Period, the Depositor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Mortgage Loans or Contracts from time to time during such Pre-Funding Period. Such additional Mortgage Loans or Contracts will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans or Contracts included in the Trust Fund as of the Closing Date, subject to such exceptions as are expressly stated in such Prospectus Supplement.

                            Although the specific parameters of the Pre-
                            Funding Account with respect to any issuance of Certificates will be specified in the related Prospectus Supplement, it is anticipated that:
                            (a) the Pre-Funding Period will not exceed 90 days from the related Closing Date, (b) the additional Mortgage Loans or Contracts to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans or Contracts included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Certificates issued pursuant to a particular offering.

Certain Risk Factors......  For a discussion of certain risk factors that should be considered in connection with an investment in the Certificates, including those relating to the limited liquidity of an investment in the Certificates, the limited obligations evidenced by the Certificates, the limited amount and nature of credit support, if any, and the credit and other risks with respect to the Trust Assets, see "Risk Factors".

Yield Considerations......  If so specified in the applicable Prospectus
                            Supplement, an assumed rate of prepayment will be used to calculate the expected yield to maturity on each Class of the Certificates of a Series. The yield on any Class of Certificates, the purchase price of which is greater than the aggregate amount of the Principal Distributions to be made to such Class (a "Premium Certificate"), is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, included in related Trust Fund. This effect on yield will intensify with any increase in the amount by which the purchase price of such Certificate exceeds the aggregate amount of such Principal Distributions. If the differential is particularly wide and a high level of prepayments occurs, it is possible for Holders of Premium Certificates not only to suffer a lower than anticipated yield but, in extreme cases, to fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to Holders of Certificates that are Premium Certificates) will likely result in a lower than anticipated yield to Holders of Certificates of a Class the purchase price of which is less than the aggregate amount of the Principal Distributions to be made to such Class (a "Discount Certificate"). The Prospectus Supplement for each Series of Certificates that includes an Interest Weighted or a Principal Weighted Class will set forth certain yield calculations on each such Class based upon a range of specified prepayment assumptions on the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, included in the related Trust Fund.

                            The yield to Certificateholders will also be adversely affected because interest generally will accrue on the Mortgage Loans, the Contracts, the mortgage loans underlying the Mortgage Certificates, the Government Securities, if any, or the Private Label Custody Receipt Securities, if any, included in a Trust Fund, from the first day of the month preceding the month in which a Distribution Date occurs, but the distribution of such interest will be made no earlier than the 25th day of the succeeding month, or such other day as is specified in the applicable Prospectus Supplement. The adverse effect on yield of this delay will intensify with any increase in the period of time by which the Distribution Date for a Series of Certificates succeeds the date on which distributions on the Mortgage Loans, the Contracts, the

                            Government Securities, the Private Label
                            Custody Receipt Securities or the Mortgage
                            Certificates are received by the Master
                            Servicer or the Trustee. See "Yield
                            Considerations".

Credit Support............  Neither the Certificates nor the Trust Assets
                            are insured or guaranteed by any guarantee
                            (except to the limited extent described in the applicable Prospectus Supplement that certain Trust Assets may be insured or guaranteed, in whole or in part, by the FHA or VA). Credit support will be provided on the Mortgage Pools or Contract Pools by one or more irrevocable letters of credit (the "Letter of Credit"), a policy of mortgage pool insurance (the "Pool Insurance Policy"), a bond or similar form of insurance coverage against certain losses in the event of the bankruptcy of a Mortgagor (the "Mortgagor Bankruptcy Bond") or any combination of the foregoing, in each such case, to the extent specified in the applicable Prospectus Supplement. In lieu of or in addition to the foregoing credit support arrangements if so specified in the applicable Prospectus Supplement, the Certificates of a Series may be issued in one or more Classes or Subclasses. Payments on the Certificates of one or more Classes or Subclasses (the "Senior Certificates") may be supported by a prior right to receive distributions attributable or otherwise payable to another Class or Subclass (the "Subordinated Certificates") to the extent specified in the applicable Prospectus Supplement (the "Subordinated Amount"). In addition, if so specified in the applicable Prospectus Supplement, one or more Classes or Subclasses of Subordinated Certificates may be subordinated to another Class or Subclass of Subordinated Certificates and may be entitled to receive disproportionate amounts of distributions of principal. If so specified in the applicable Prospectus Supplement, a reserve (the "Reserve Fund") and certain other accounts or funds may be established to support payments on the Certificates. A Prospectus Supplement with respect to a Series may also provide for additional or alternative forms of credit support, including a guarantee or surety bond, acceptable to the Rating Agency ("Alternative Credit Support").

A. Letter Of Credit.......  If so specified in the applicable Prospectus
                            Supplement, the issuer of one or more Letters of Credit (the "L/C Bank") will deliver to the Trustee the Letters of Credit for the Mortgage Pool or Contract Pool. To the extent described herein and in the applicable Prospectus Supplement, the L/C Bank will honor the Trustee's demands with respect to such Letter of Credit, to the extent of the amount available thereunder, to make payments to the Certificate Account on each Distribution Date in an amount equal to the amount sufficient to repurchase each Liquidating Loan that has not been purchased by the related Servicer or the Master Servicer pursuant to the terms of the applicable Servicing Agreement or Pooling and Servicing Agreement referred to herein. The term "Liquidating Loan" means: (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced (and the Mortgagor's right of reinstatement has expired), (b) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure, (c) each Cooperative Loan as to which the shares of the related Cooperative Dwelling and the related proprietary lease or occupancy agreement have been sold or offered for sale or (d) each Contract with respect to which repossession proceedings have been commenced. Any other Mortgage Loan, Cooperative Loan or Contract constituting a Liquidating Loan will be described in the applicable Prospectus Supplement. The liability of the L/C Bank under the Letter of Credit will be reduced by the amount of unreimbursed payments thereunder. In the event that at any time there remains no amount available under the Letter of Credit for a specific Mortgage Pool or Contract Pool, and coverage under another form of credit support, if any, is exhausted, any losses will be borne by the holders of Certificates of the Series evidencing interests in such Mortgage Pool or Contract Pool, as specified in the applicable Prospectus Supplement.

                            The maximum liability of the L/C Bank under the Letter of Credit for a Mortgage Pool or Contract Pool will be an amount equal to a percentage (not greater than 10% (or such other percentage as may be specified in the applicable Prospectus Supplement) of the initial aggregate principal balance of the Mortgage Loans in such Mortgage Pool or Contracts in such Contract Pool) (the "L/C Percentage"), set forth in the Prospectus Supplement, relating to such Mortgage Pool or Contract Pool. The maximum amount available at any time to be paid under the Letter of Credit will be determined in accordance with the provisions of the applicable Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with requirements established by the Rating Agency rating such Series and will be set forth in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Letter of Credit with respect to a Series of Certificates may, in addition to or in lieu of the foregoing, provide coverage with respect to the unpaid principal or notional amount of the Certificates of a Class or Classes within such Series. See "Credit Support--Letter of Credit".

B. Pool Insurance.........  If so specified in the applicable Prospectus
                            Supplement, the Master Servicer will obtain a Pool Insurance Policy to cover any loss (subject to the limitations described below) by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy"). The amount of coverage provided by the Pool Insurance Policy for a Mortgage Pool will be specified in the applicable Prospectus Supplement. A Pool Insurance Policy for a Mortgage Pool, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent. See "Description of Insurance--Pool Insurance Policies".

                            The Master Servicer, if any, or the Depositor or the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool

                            Insurance Policy for each such Mortgage Pool and to present claims thereunder to the issuer of such Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Certificateholders. See "Description of the Certificates--Presentation of Claims".

C. Mortgagor Bankruptcy     If so specified in the applicable Prospectus
Bond......................  Supplement, the Master Servicer, if any, or the
                            Depositor or the applicable Servicer will obtain and use its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for such Series covering certain losses resulting from action that may be taken by a bankruptcy court in connection with the bankruptcy of a Mortgagor. The level of coverage provided by such Mortgagor Bankruptcy Bond will be specified in the applicable Prospectus
                            Supplement. See "Description of Insurance--
                            Mortgagor Bankruptcy Bond".

D. Subordinated             If so specified in the applicable Prospectus
Certificates..............  Supplement, the rights of holders of the
                            Certificates of one or more Subordinated
                            Classes or Subclasses of a Series to receive distributions with respect to the Mortgage
                            Loans or Mortgage Certificates in the Mortgage
                            Pool or Contracts in the Contract Pool, the Government Securities, if any, and Private
                            Label Custody Receipt Securities, if any, for such Series, or with respect to a Subordinated
                            Pool (as defined herein), will be subordinated to the rights of the holders of the Certificates of one or more Classes or Subclasses of such Series to receive such distributions to the extent described in the applicable Prospectus Supplement, and limited to the Subordinated Amount set forth in the applicable Prospectus Supplement. This subordination will be intended to enhance the likelihood of regular receipt by holders of the Senior Certificates of the full amount of scheduled payments of principal and interest due them and to reduce the likelihood that the holders of such Senior Certificates will experience losses. See "Credit Support--
                            Subordinated Certificates".

E. Shifting Interest......  If so specified in the applicable Prospectus
                            Supplement, the protection afforded to holders of Senior Certificates of a Series by the subordination of certain rights of holders of Subordinated Certificates of such Series to distributions on the related Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, or Private Label Custody Receipt Securities, if any, may be effected by the preferential right of the holders of the Senior Certificates to receive, prior to any distribution being made in respect of the holders of the related Subordinated Certificates, current distributions on the related Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, or Private Label Custody Receipt Securities, if any, of principal and interest due them on each Distribution Date out of funds available for distribution on such date in the related Certificate Account and by the distribution to the holders of the Senior Certificates on each Distribution Date of a greater than pro rata percentage of certain principal prepayments or other recoveries of principal specified in the applicable Prospectus Supplement on a Mortgage Loan,

                            Mortgage Certificate, Contract, Government
                            Security or Private Label Custody Receipt
                            Security that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments"). The allocation of a greater than pro rata share of such amounts to the Senior Certificates will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest in the Trust Fund evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Certificates. See "Description of the Certificates--Distributions of Principal and Interest" and "--Distributions on Certificates" and "Credit Support--Shifting Interest".

F. Reserve Fund...........  If so specified in the applicable Prospectus
                            Supplement, a Reserve Fund may be established for such Series. If so specified in such Prospectus Supplement, such Reserve Fund will not be included in the corpus of the Trust Fund for such Series. If so specified in the applicable Prospectus Supplement, such Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of mortgage loans, cooperative loans, manufactured housing conditional sales contracts and installment loan agreements, government securities or private label custody receipt securities (the "Subordinated Pool") with the aggregate principal balance specified in the applicable Prospectus Supplement, or by the deposit of cash in the amount specified in the applicable Prospectus Supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool and on the related Government Securities, if any, and Private Label Custody Receipt Securities, if any, and/or on the mortgage loans, cooperative loans, manufactured housing conditional sales contracts and installment loan agreements, government securities or private label custody receipt securities in the Subordinated Pool, until the Reserve Fund (without taking into account the amount of any Initial Deposit) reaches an amount (the "Required Reserve") set forth in the applicable Prospectus Supplement. Thereafter, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool and on the related Government Securities, if any, and Private Label Custody Receipt Securities, if any, and/or on the mortgage loans, cooperative loans, manufactured housing conditional sales contracts and installment loan agreements, government securities or private label custody receipt securities in the Subordinated Pool, will be retained to the extent necessary to maintain such Reserve Fund (without taking into account the amount of any Initial Deposit) at the related Required Reserve. In no event will the Required Reserve for any Series ever be required to exceed the lesser of the Subordinated Amount for such Series or the outstanding aggregate principal amount of Certificates of the Subordinated Classes or Subclasses of such Series specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Reserve Fund with respect to such Series may be funded at a lesser amount or in another manner acceptable to the Rating Agency rating such Series. See "Credit Support--Subordinated Certificates" and "--Reserve Fund".

G. Other Funds............  Assets consisting of cash, certificates of deposit or letters of credit, or any
                            combination thereof, in the aggregate amount specified in the applicable Prospectus Supplement, will be deposited by the Depositor in one or more accounts to be established with respect to a Series of Certificates by the Depositor with the Trustee on the related Delivery Date if such assets are required to make timely distributions in respect of principal of, and interest on, the Certificates of such Series, are otherwise required as a condition to the rating of such Certificates in the rating category specified in the Prospectus Supplement, or are required in order to provide for certain contingencies or in order to make certain distributions regarding Certificates which represent interests in GPM Loans (a "GPM Fund") or Buy-Down Loans (a "Buy-Down Fund"). Following each Distribution Date, amounts may be withdrawn from any such fund and used and/or distributed in accordance with the Pooling and Servicing Agreement under the conditions and to the extent specified in the applicable Prospectus Supplement.

H. Swap Agreement.........  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. See "Credit Support--Swap Agreement".

Hazard Insurance and
Special Hazard  Insurance
Policies..................
                            If so specified in the applicable Prospectus
                            Supplement, all of the Mortgage Loans (except for the Cooperative Loans) and the Contracts will be covered by standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and windstorm. In addition, the Depositor will, if so specified in the applicable Prospectus Supplement, obtain an insurance policy (the "Special Hazard Insurance Policy") covering losses that result from certain other physical risks that are not otherwise insured against (including earthquakes and mudflows). The Special Hazard Insurance Policy, if any, will be limited in scope and will cover losses in an amount specified in the applicable Prospectus Supplement. Any hazard losses not covered by either standard hazard policies or the Special Hazard Insurance Policy will not be insured against and to the extent that the amount available under any other method of credit support available for such Series is exhausted, will be borne by Certificateholders of such Series. The hazard insurance policies and the Special Hazard Insurance Policy will be subject to the limitations described under "Description of Insurance--Standard Hazard Insurance Policies on Mortgage

                            Loans", "--Standard Hazard Insurance Policies on the Manufactured Homes" and "--Special Hazard Insurance Policies".

Substitution Of Trust       If so specified in the Prospectus Supplement
Assets....................  relating to a Series of Certificates, within the period following the date of issuance of such Certificates specified in such Prospectus
                            Supplement, the Depositor or one or more
                            Servicers will deliver to the Trustee with respect to such Series Trust Assets, Government
                            Securities or Private Label Custody Receipt
                            Securities in substitution for any one or more of the Trust Assets, Government Securities or
                            Private Label Custody Receipt Securities as applicable, included in the Trust Fund relating to such Series which do not conform in one or more material respects to the representations and warranties in the related Pooling and Servicing Agreement. See "Description of the
                            Certificates--Assignment of Mortgage Loans",
                            "--Assignment of Contracts" "--Assignment of
                            Mortgage Certificates", "--Assignment of
                            Government Securities" and "--Assignment of
                            Private Label Custody Receipt Securities".

Advances..................  The Servicers of the Mortgage Loans and
                            Contracts (and the Master Servicer, if any, with respect to each Mortgage Loan and Contract that it services directly, and otherwise to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans and Contracts (the "Advances") under certain circumstances. See "Description of the Certificates--Advances".

Optional Termination......  If so specified in the Prospectus Supplement with respect to a Series, the Depositor or such other persons as may be specified in a Prospectus Supplement may purchase the Trust Assets, the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, in the related Trust Fund and any property acquired in respect thereof at the time, in the manner and at the price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund (or any part thereof) as one or more Real Estate Mortgage Investment Conduits (each, a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), any such repurchase will be effected only in compliance with the requirements of Section 860F(a)(4) of the Code, so as to constitute a "qualified liquidation" thereunder. The exercise of the right of repurchase will effect early retirement of the Certificates of that Series. See "Maturity and Prepayment Considerations" and "Description of the Certificates-- Termination".

ERISA Limitations.........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income
                            Security Act of 1974, as amended ("ERISA"), or
                            Section 4975 of the Code should carefully review with its own legal advisers whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code. See "ERISA Considerations".

Tax Consequences..........  If a Prospectus Supplement specifies that the
                            Depositor intends to make an election to treat the Trust as a Real Estate Mortgage Investment Conduit ("REMIC"), pursuant to the Internal Revenue Code of 1986, as amended, at least one class of Certificates issued by the REMIC will be treated as regular interests in the REMIC ("Regular Certificates") and generally will be treated as debt interests issued by the REMIC for federal income tax purposes. Regular Certificates may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount on Regular Certificates for federal income tax purposes (and whether such original issue discount is de minimis), and the rate that may be used by the holder of a Regular Certificate will be specified in the applicable Prospectus Supplement. No representation will be made that the Mortgage Loans will prepay at such a specified rate or at any other rate. The holder of the Residual Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions may apply to the transfer of Residual Certificates. See "Material Federal Income Tax Consequences" for additional information regarding the tax consequences of purchasing Regular Certificates or Residual Certificates.

                            If a Prospectus Supplement specifies that the Depositor does not intend to make an election to treat the Trust as a REMIC, counsel to the Depositor will deliver its opinion to the effect that the arrangement pursuant to which such Trust Fund will be administered and the Trust Certificates issued will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I of subchapter J of the Code, and will not be classified as an association taxable as a corporation for federal income tax purposes (a "Non-REMIC Trust Fund"). The Trust Certificates issued by a Non-REMIC Trust Fund will be classified as either Trust Fractional Certificates of Trust Interest Certificates. See "Material Federal Income Tax Consequences" for additional information regarding the tax consequences of purchasing Trust Fractional Certificates or Trust Interest Certificates.

Legal Investment..........  If so specified in the applicable Prospectus
                            Supplement relating to a Series of
                            Certificates, a Class or Subclass of such Certificates will constitute a "mortgage related security" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") if and for so long as it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Such Classes or Subclasses, if any, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "Legal Investment".

Use of Proceeds...........  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Trust Assets and any other assets constituting the related Trust Fund,

                            (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Assets and any other assets constituting the related Trust Fund, (iii) to establish any reserve funds described in the applicable Prospectus Supplement and (iv) to pay costs of structuring and issuing such Certificates. See "Use of Proceeds".

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus and in the applicable Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Certificates, prospective investors should carefully consider the following risk factors before investing in any Class or Classes of Certificates of any such Series.

LIMITED LIQUIDITY

  There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

  Except for any related insurance policies or credit support described in the applicable Prospectus Supplement, the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, included in the related Trust Fund will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or any of their affiliates, except for the limited obligations of the Depositor, the Master Servicer or any Unaffiliated Seller with respect to certain breaches of representations and warranties and the Master Servicer's obligations as Master Servicer. Neither the Certificates of any Series nor the related Trust Assets will be guaranteed or insured by any governmental agency or instrumentality (except to the limited extent described in the related Prospectus Supplement that certain Trust Assets may be insured or guaranteed, in whole or in part, by the FHA or VA), the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Trust Assets are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT SUPPORT

  With respect to each Series of Certificates, credit support may be provided in limited amounts to cover certain types of losses on the underlying Trust Assets. Credit support may be provided in one or more of the forms referred to herein, including, but not limited to: a Letter of Credit; a Pool Insurance Policy; a Mortgagor Bankruptcy Bond; subordination of other Classes of Certificates of the same Series; a Reserve Fund; and any combination thereof. See "Credit Support" herein. Regardless of the form of credit support, if any, provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit support may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit support, if any, for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then current rating thereof will not be adversely affected. See "Credit Support".

RISKS OF THE TRUST ASSETS

  An investment in securities such as the Certificates of any Series which generally represent interests in mortgage loans or manufactured housing conditional sales contracts and installment loan agreements ("contracts"), as the case may be, may be affected by, among other things, a decline in real estate values and changes in the mortgagor's or obligor's financial condition. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans, the values of the mortgaged properties securing the mortgage loans underlying the Mortgage Certificates or the values of the Manufactured Homes securing the Contracts, as the case may be, underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans, mortgage loans or Contracts. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates comprising a particular Trust Fund, and any secondary financing on the related Mortgaged Properties and mortgaged properties, become equal to or greater than the value of the related Mortgaged Properties or mortgaged properties, as applicable, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the related Originator's portfolio. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as Mortgagors or Obligors relying on commission income and self-employed Mortgagors or Obligors) and other factors, may affect the timely payment by Mortgagors, Obligors or mortgagors of scheduled payments of principal and interest on the Mortgage Loans, Contracts or Mortgage Certificates, as the case may be, and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Fund. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein. To the extent that such losses are not covered by the applicable credit support, holders of Certificates of the Series evidencing interests in the related Trust Fund will bear all risk of loss resulting from default by Mortgagors. Obligors or mortgagors and will have to look primarily to the value of the Mortgaged Properties, mortgaged properties or Manufactured Homes for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans or Contracts. In addition to the foregoing, certain geographic regions on the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans or contracts generally. The Mortgage Loans, Contracts or mortgage loans underlying the Mortgage Certificates underlying certain Series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed or contract-backed securities without such concentration. See "The Trust Fund--The Mortgage Pools; --Underwriting Standards; --The Contract Pools; and --Underwriting Policies".

PREPAYMENT AND YIELD CONSIDERATIONS

  The rate and timing of principal payments on the Certificates of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the related Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any and Private Label Custody Receipt Securities, if any. As is the case with mortgage-backed securities generally, each Series of Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans and Contracts may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

  The yield to maturity on each Class of Certificates of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any and Private Label Custody Receipt Securities, if any, as applicable, and the allocation thereof to reduce the Certificate Principal Balance of such Class. The yield to maturity on each Class of Certificates will also depend on the Pass-Through Rate and the purchase price for such Certificates. The yield to investors on any Class of Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans or Contracts, as applicable, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full and in part (including for this purpose Insurance Proceeds and Liquidation Proceeds) to the extent not covered by amounts otherwise payable to the Master Servicer as servicing compensation.

  In general, if a Class of Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

SUBORDINATION

  To the extent specified in the applicable Prospectus Supplement, distributions of interest and principal on one or more Classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on one or more other Classes of Certificates of such Series.

LIMITATION ON EXERCISE OF RIGHTS DUE TO BOOK-ENTRY REGISTRATION

  If so specified in the applicable Prospectus Supplement, one or more Classes of Certificates of a Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the applicable Prospectus Supplement, and will not be registered in the names of the holders of the Certificates of such Series or their nominees. Because of this, unless and until Certificates in fully registered, certificated form ("Definitive Certificates") for such Series are issued, holders of such Certificates will not be recognized by the applicable Trustee as "Certificateholders" (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Deposit Trust Agreement, as applicable). Hence, until Definitive Certificates are issued, holders of such Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.

                                THE TRUST FUND

  Ownership of the Mortgage Pool or Pools or Contract Pool or Pools, Government Securities, if any, and Private Label Custody Receipt Securities, if any, included in the Trust Fund (as hereinafter defined) for a Series of Certificates may be evidenced by one or more Classes of Certificates, which may consist of one or more Subclasses, as specified in the Prospectus Supplement for such Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the applicable Prospectus Supplement in one or more Mortgage Pools containing one or more Mortgage Loans and/or Mortgage Certificates or Contract Pools containing one or more Contracts and in the Government Securities, if any, and Private Label Custody Receipt Securities, if any, included in the related Trust Fund, with such Mortgage Pool or Pools or Contract Pool or Pools having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), or such other minimum aggregate principal balance as may be specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in such Prospectus Supplement in the payments of principal and interest on the Mortgage Loans and/or Mortgage Certificates in the related Mortgage Pool or Pools or on the Contracts in the related Contract Pool or Pools and in the Government Securities, if any, and Private Label Custody Receipt Securities, if any, included in the related Trust Fund (a "Percentage Interest"). To the extent specified in the applicable Prospectus Supplement, each Mortgage Pool or Contract Pool with respect to a Series will be covered by a Letter of Credit, a Pool Insurance Policy, a Special Hazard Insurance Policy, a Mortgagor Bankruptcy Bond, by the subordination of the rights of the holders of the Subordinated Certificates of a Series to the rights of the holders of the Senior Certificates of such Series, which, if so specified in the applicable Prospectus Supplement, may include Certificates of a Subordinated Class or Subclass and the establishment of a Reserve, by the right of one or more Classes or Subclasses of Certificates to receive a disproportionate amount of certain distributions of principal or interest or another form or forms of Alternative Credit Support acceptable to the Rating Agency rating the Certificates of such Series or by any combination of the foregoing. See "Credit Support" and "Description of Insurance".

THE MORTGAGE POOLS

  If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include one or more Mortgage Pools containing
(i) conventional one- to four-family residential, first and/or more junior mortgage loans, (ii) Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling, (iii) mortgage loans secured by Multifamily Property,
(iv) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the Rating Agency rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency, or (v) certain conventional Mortgage Certificates issued by one or more trusts established by one or more private entities, in each case purchased by the Depositor either directly or through one or more affiliates from one or more affiliates or from Unaffiliated Sellers.

  A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA" and such Mortgage Loans are referred to as "VA Loans"). All Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by first or more junior mortgages or first or more junior deeds of trust or other similar security instruments creating a first or more junior lien, as applicable, on, or installment sales contracts for the sale of, the Mortgaged Properties (as defined below). Single Family Property and Multifamily Property will consist of single family detached homes, townhouses, row houses, attached homes (single family units having a common wall), individual units located in condominiums, individual units located in apartment buildings owned by cooperative housing corporations, individual units in planned unit developments, leasehold interests in single family detached homes, multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each such detached or attached home or multifamily property will be constructed on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the applicable Prospectus Supplement.

  Each Mortgage Loan in a Mortgage Pool will (i) have an individual principal balance at origination of not less than $25,000 nor more than $500,000, (ii) have monthly payments due on the first day of each month (the "Due Date"),
(iii) be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and (iv) consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan or, in each such case, such other Mortgage Loan characteristics as are set forth in the applicable Prospectus Supplement. In addition, to the extent so specified in the applicable Prospectus Supplement, the Loan-to-Value Ratio (as hereinafter described) of such Mortgage Loans at origination will not exceed 95% on any Mortgage Loan with an original principal balance of $150,000 or less, 90% on any Mortgage Loan with an original principal balance in excess of $150,000 through $200,000, 85% on any Mortgage Loan with an original principal balance in excess of $200,000 through $300,000 and 80% on any Mortgage Loan with an original principal balance exceeding $300,000. If so specified in the applicable Prospectus Supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with a 30-year term (or other term specified in the applicable Prospectus Supplement) at origination and a mortgage interest rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed margin and an index described in such Prospectus Supplement, subject to any applicable restrictions on such adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

  If so specified in the applicable Prospectus Supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. The Loan-to-Value Ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (a) the appraised value determined in an appraisal obtained by the Originator and (b) the sales price for such property (the "Original Value"). If so specified in the applicable Prospectus Supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property (other than Multifamily Property), no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio (taking into account any secondary financing) of such Mortgage Loan may not exceed 80% and the original principal balance of such Mortgage Loan may not exceed $250,000.

  If so specified in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates. Any such Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Yield Considerations". In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan (unless otherwise paid by the Mortgagor), and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to certain limitations, as described in the applicable Prospectus Supplement.

  If so specified in the Prospectus Supplement for the related Series, the Mortgage Rate on certain ARM Loans will be convertible from an adjustable rate to a fixed rate, at the option of the Mortgagor under certain circumstances. If so specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Unaffiliated Seller from which such convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any such ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the applicable Prospectus Supplement. The amount of such purchase price will be required to be deposited in the Certificate Account and will be distributed to the Certificateholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

  If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in the applicable Prospectus Supplement, with the Trustee. In lieu of a cash deposit, if so specified in the applicable Prospectus Supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Certificates-- Payments on Mortgage Loans". Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of such Mortgage Loans.

  If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Loan are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ("GPM Loans"). If so specified in the applicable Prospectus Supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

  FHA Loans will be insured by the Federal Housing Administration (the "FHA")as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Such FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

  VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program currently is 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

  The Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) for each Series of Certificates the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to (i) the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of Mortgaged Properties securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest in principal balance of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the interest rate or range of interest rates borne by the Mortgage Loans, (viii) the average outstanding principal balance of the Mortgage Loans, (ix) the geographical distribution of the Mortgage Loans, (x) the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable, (xi) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans, and (xii) with respect to Mortgage Loans secured by Multifamily Property or such other Mortgage Loans as are specified in the Prospectus Supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of such Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

  No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans". To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein or by Alternative Credit Support, they will be borne by holders of the Certificates of the Series evidencing interests in the Mortgage Pool.

  Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involve larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage lending.

  The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable Prospectus Supplement, for the benefit of the holders of the Certificates of such Series (the "Certificateholders"). The Master Servicer, if any, named in the applicable Prospectus Supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), pursuant to a Pooling and Servicing Agreement, as described herein, among the Master Servicer, if any, the Depositor and the Trustee (the "Pooling and Servicing Agreement") and will receive a fee for such services. See "-- Mortgage Loan Program" and "Description of the Certificates". With respect to those Mortgage Loans serviced by a Servicer, such Servicer will be required to service the related Mortgage Loans in accordance with the Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (a "Servicing Agreement") and will receive the fee for such services specified in such Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

  The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans". The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described herein under "--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Mortgage Loans" and "-- Servicing by Unaffiliated Sellers") and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of such Mortgage Loans, in amounts described herein under "Description of the Certificates-- Advances". Such Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Certificates--Advances", "Credit Support" and "Description of Insurance".

  Each Mortgage Pool included in the related Trust Fund will be composed of Mortgage Loans evidencing interests in Mortgage Loans having Mortgage Rates that will exceed by at least 3/8 of 1% (or such other percentage as may be specified in the applicable Prospectus Supplement) the fixed or variable Pass-Through Rate established for the Mortgage Pool. To the extent and in the manner specified in the applicable Prospectus Supplement, Certificateholders of a Series will be entitled to receive distributions based on the payments of principal on the underlying Mortgage Loans, plus interest on the principal balance thereof at the related Pass-Through Rate. The difference between a Mortgage Rate and the related Pass-Through Rate (less any servicing compensation payable to the Servicers of such Mortgage Loans and the amount, if any, payable to the Depositor or the person or entity specified in the applicable Prospectus Supplement) may be retained by the Master Servicer as servicing compensation to it. See "Description of the Certificates--Servicing Compensation and Payment of Expenses".

MORTGAGE LOAN PROGRAM

  The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in an applicable Prospectus Supplement.

 Underwriting Standards

  Except in the case of certain Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed Loans") or such other standards as may be described in the applicable Prospectus Supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See "Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or such other standards as may be described in the applicable Prospectus Supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

  The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines (except that certain Mortgage Loans may have higher loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines (except for the loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain Mortgage Loans.

  An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for liens and judgments against such mortgaged property.

  Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance) and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

  The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

  Certain of the types of Mortgage Loans that may be included in the Mortgage Pools or Subsidiary Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

  To the extent specified in the applicable Prospectus Supplement, the Depositor may purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the applicable Prospectus Supplement. With respect to such Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the Originator and such Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the applicable Prospectus Supplement, the Originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

  The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the applicable Prospectus Supplement.

 Qualifications of Unaffiliated Sellers

  Each Unaffiliated Seller of Closed Loans secured by residential properties must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans (in each case, subject to certain limited exceptions). In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of certain other criteria.

 Representations by Unaffiliated Sellers; Repurchases

  Each Unaffiliated Seller (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Pooling and Servicing Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage

Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments, in each such case, subject to certain exceptions which may be specified in the applicable Prospectus Supplement. With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (a) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject) and (b) the related cooperative apartment was free from material damage and was in good repair.

  All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date.

  The only representations and warranties to be made for the benefit of holders of Certificates of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Certificates--Assignment of Mortgage Loans". If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

  Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or the Servicer of such Mortgage Loan will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as one or more REMICs, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for certain Mortgage Loans as described below, this repurchase obligation generally constitutes the sole remedy available to the Certificateholders of such Series for a breach of representation or warranty by an Unaffiliated Seller.

  The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have a limited purchase obligation, in each case as described below under "Description of the Certificates--Assignment of Mortgage Loans".

 Closed Loan Program

  The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Closed Loans for which 11 or fewer monthly payments have been received generally will be further subject to the Depositor's customary underwriting standards. Closed Loans for which 12 to 60 monthly payments have been received generally will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. The Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which (i) more than two monthly payments were over 30 days delinquent, (ii) one payment was over 60 days delinquent, or (iii) more than 60 monthly payments were received (in each such case, subject to certain exceptions which may be specified in the applicable Prospectus Supplement).

MORTGAGE CERTIFICATES

  If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include certain conventional mortgage pass-through certificates (the "Mortgage Certificates") issued by one or more trusts (each, an "Underlying Issuer") established by one or more private entities (which may include the Depositor and/or one or more affiliates thereof) and evidencing, the entire interest (or such other percentage interest as may be specified in such Prospectus Supplement) in a pool of mortgage loans. A description of the mortgage loans underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of such mortgage loans will be set forth in the applicable Prospectus Supplement or in the Current Report on Form 8-K referred to below. Such Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Certificates of such Series) will also set forth information with respect to the entity or entities (which may include the Depositor and/or one or more affiliates thereof) forming the related mortgage pool, the issuer of any credit support with respect to such Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with certain additional information with respect to such Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Certificates is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Certificates. Mortgage Certificates, together with the Mortgage Loans and Contracts, are referred to herein as the "Trust Assets".

  As a general rule each Underlying Issuer will be subject to the information requirements of the Exchange Act and in accordance therewith will file reports and other information with the Commission. Such reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov). In the event that any Underlying Issuer is not subject to the information requirements of the Exchange Act on the date of issuance of the Certificates of the related Series or ceases to be subject to such requirements after such date, the Depositor or the Trustee will provide, or cause to be provided (or make available, or cause to be made available) to Certificateholders upon request the information contained in all periodic trustee reports (or similar reports) that are received by the Trustee with respect to the related Mortgage Certificates where such Mortgage Certificates represent 20% or more of the aggregate principal balance of the related Trust Fund.

THE CONTRACT POOLS

  If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include a Contract Pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a Manufactured Home, as defined below. The Contracts will be fully amortizing (or, if so specified in the applicable Prospectus Supplement, have balloon payments at maturity) and will bear interest at a fixed annual percentage rate ("APR") (or, if so specified in the applicable Prospectus Supplement, bear interest at a variable rate).

  The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter".

  The Depositor will cause the Contracts constituting each Contract Pool to be assigned to the Trustee named in the applicable Prospectus Supplement for the benefit of the related Certificateholders. The Master Servicer specified in the applicable Prospectus Supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Servicing by Unaffiliated Sellers". With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Contracts. The Contract documents, if so specified in the applicable Prospectus Supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

  Each Contract Pool will be composed of Contracts bearing interest at the APRs specified in the Prospectus Supplement. Each registered holder of a Certificate will be entitled to receive periodic distributions, which generally will be monthly, of all or a portion of principal on the underlying Contracts or interest on the principal balance thereof at the Pass-Through Rate, or both. If so specified in the applicable Prospectus Supplement, the difference between the APR on a Contract and the related Pass-Through Rate (less sub-servicing compensation), will be retained by the Master Servicer as servicing compensation to it. See "Description of the Certificates-- Payments on Contracts".

  The applicable Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) will specify, for the Contracts contained in the related Contract Pool, among other things: (a) the dates of origination of the Contracts; (b) the weighted average APR on the Contracts; (c) the range of outstanding principal balances as of the Cut-off Date; (d) the average outstanding principal balance of the Contracts as of the Cut-off Date; (e) the weighted average term to maturity as of the Cut-off Date; and (f) the range of original maturities of the Contracts.

  With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or such other party, as specified in the applicable Prospectus Supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of such Contracts and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, no Contract was more than 30 days (or such other number of days as may be specified in the Prospectus Supplement) delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the Certificateholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or to repurchase the Contract or, if so specified in the applicable Prospectus Supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Master Servicer, the Unaffiliated Seller or such other party.

  If so specified in the applicable Prospectus Supplement, in addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make certain representations and warranties, except to the extent that another party specified in the Prospectus Supplement makes any such representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under certain of such insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Certificateholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, generally will be obligated to cure the breach in all material respects, to repurchase such Contract at a price equal to the principal balance thereof as of the date of repurchase plus accrued interest at the related Pass-Through Rate to the first day of the month following the month of repurchase or to take such other action as may be specified in the applicable Prospectus Supplement. The Master Servicer, if required by the Rating Agency rating the Certificates, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to such Rating Agency to support this repurchase obligation. See "Credit Support-- Performance Bond". This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

  If the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or such other period as may be specified in such Prospectus Supplement of the date of the initial issuance of the Certificates, the Depositor generally may remove such Contract from the Trust Fund ("Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract ("Substitute Contract"). Any Substitute Contract, on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have an APR not less than (and not more than 1% greater than) the APR of the Deleted Contract, (iii) have a Pass-Through Rate equal to the Pass-Through Rate of the Deleted Contract, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Contract and (v) comply with all the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

 Underwriting Policies

  Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the applicable Prospectus Supplement. Except as described below or in the applicable Prospectus Supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

  With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable

Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. The Contract Loan-to-Value Ratio is equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home or such other amount as may be specified, or determined by such method as may be specified, in the applicable Prospectus Supplement.

PRE-FUNDING

  If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Certificates of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans or Contracts from time to time during the time period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans or Contracts, such Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, and "Eligible Investments" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of
1940): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence: (i) obligations which have the benefit of full faith and credit of the United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the Credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency, (iii) certificates of deposit having a rating in the highest rating from each Rating Agency or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest category from each Rating Agency; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above;
(c) commercial paper (having original or remaining maturities of no more than 270 days) having credit rating in the highest rating category from each Rating Agency; (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and (f) any other investment with respect to which each Rating Agency rating such Certificates indicates will not result in the reduction or withdrawal of its then existing rating of the certificates. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

  During any Pre-Funding Period, the Depositor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Mortgage Loans or Contracts from time to time during such Pre-Funding Period. Such additional Mortgage Loans or Contracts will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans or Contracts included in the Trust Fund as of the Closing Date subject to such exceptions as are expressly stated in such Prospectus Supplement.

  Although the specific parameters of the Pre-Funding Account with respect to any issuance of Certificates will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 90 days from the related Closing Date, (b) that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans or Contracts included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) the Pre-Funded Amount will not exceed 25% of the principal amount of the Certificates issued pursuant to a particular offering.

GOVERNMENT SECURITIES

 General

  If so specified in the applicable Prospectus Supplement, the Trust Fund for a Series may include any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of Securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on certain United States Treasury Bonds ("Treasury Bonds"), (ii) Treasury Bonds and (iii) certain other debt securities ("GSE Bonds") of United States government sponsored entities ("GSEs") (GSE Bonds, together with Treasury Strips, and Treasury Bonds, collectively, "Government Securities"). The Government Securities, if any, included in a Trust Fund are intended to assure investors that funds will be available to make certain specified payments of principal and/or interest due on the related Certificates. As such, the Government Securities, if any, included in a Trust Fund are intended to both (i) support the ratings assigned to the related Certificates and (ii) perform a function similar to that described herein under "Credit Support". A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

  The Prospectus Supplement for each Series of Certificates the Trust Fund with respect to which contains Government Securities will contain information as to: (i) the title and series of each such Government Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Government Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Government Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Government Security will bear interest, if any; the date or dates from which such interest will accrue; and the dates on which such interest will be payable;
(v) whether such Government Security was issued at a price lower than the principal amount thereof; (vi) material events of default or restrictive covenants provided for with respect to such Government Security; (vii) the rating thereof, if any; (viii) the issuer of each Government Security; (ix) the material risks, if any, posed by any such Government Securities and the issuers thereof (which risks, if appropriate, will be described in the "Risk Factors"section of the related Prospectus Supplement; and (x) any other material terms of such Government Security. With respect to a Trust Fund which includes a pool of Government Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Government Securities' pool, certain material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv), (v) of the preceding sentence and any other material terms regarding such pool.

  The Government Securities included in a Trust Fund will be senior, unsecured, nonredeemable obligations of the issuer thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust Fund with respect to a Series of Certificates is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Certificates.

 Treasury Bonds

  Treasury Bonds are issued by and are the obligations of The United States of America. As such, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples thereof.

 Treasury Strips

  In general, Treasury Strips are created by separating, or "stripping", the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments (generally semiannual) due on the Treasury Bond to which such Treasury Strip relates.

  In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under "--Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

  Treasury Strips may be either "serial" or "callable". A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on such Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount thereof. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. Such Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of such Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strip will be included in a Trust Fund. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received thereon. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders thereof in accordance with procedures applicable to the particular issue of such Treasury Strips.

 GSE Bonds

  As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Trust Fund: Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Association ("Freddie Mac"), Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), Federal Home Loan Banks ("FHLB") (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), and Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a Trust Fund only to the extent that (i) its obligations are supported by the full faith and credit of the United States government or (ii) such organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to such organization (a "GSE Issuer"). Unless otherwise specified in the related Prospectus Supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

  Unless otherwise specified in the related Prospectus Supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

  GSE Bonds may be subject to certain contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of certain specified events. Unless otherwise specified in the related Prospectus Supplement, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require such GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

 The Federal National Mortgage Association

  Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

  Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016; telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

 The Federal Home Loan Mortgage Corporation

  Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in such mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

  Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone(703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

 The Student Loan Marketing Association

  Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if such obligations are issued by such eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

  Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007; telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

 The Resolution Funding Corporation

  REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

  The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

  Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

 The Federal Home Loan Banks

  The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the "FHLB"), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

  The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable Prospectus Supplement, questions regarding such financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable Prospectus Supplement, copies of such reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.


 Tennessee Valley Authority

  TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

  TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499, Attention: Vice President and Treasurer; telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

 Federal Farm Credit Banks

  The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, certain farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to certain related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

  The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

  Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent thereto and certain press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable Prospectus Supplement, such information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302; telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

PRIVATE LABEL CUSTODY RECEIPT SECURITIES

 General

  If so specified in the applicable Prospectus Supplement, the Trust Fund for a Series may include any combination of (i) receipts or other instruments (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ("Private Label Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and together with Private Label Custody Strips, "Private Label Custody Receipt Securities"). The Private Label Custody Receipt Securities, if any, included in a Trust Fund are intended to assure investors that funds are available to make certain specified payments of principal and/or interest due on the related Certificates. As such the Private Label Custody Receipt Securities, if any, included in a Trust Fund are intended to both (i) support the ratings assigned to such Certificates and (ii) perform a function similar to that described herein under "Credit Support". A description of the respective general features of Private Label Custody Receipt Securities is set forth below.

  The Prospectus Supplement for each Series of Certificates the Trust Fund with respect to which contains Private Label Custody Receipt Securities will contain information as to: (i) the title and series of each such Private Label Custody Receipt Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Private Label Custody Receipt Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Private Label Custody Receipt Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Private Label Custody Receipt Security will bear interest, if any, the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (v) whether such Private Label Custody Receipt Security was issued at a price lower than the principal amount thereof, (vi) material events of default or restrictive covenants provided for with respect to such Private Label Custody Receipt Security; (vii) the rating thereof, if any; (viii) the issuer of such Private Label Custody Receipt Security; (ix) the material risks, if any, posed by any such Private Label Custody Receipt Security and the issuer thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the Prospectus Supplement; and (x) any other material terms of such Private Label Custody Receipt Security. With respect to a Trust Fund which includes a pool of Private Label Custody Receipt Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, certain material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv) and (v) of the preceding sentence and any other material terms regarding such pool.

  The Private Label Custody Receipt Securities included in a Trust Fund will be senior, unsecured, nonredeemable obligations of the issuers thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust Fund with respect to a Series of Certificates is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Certificates. Each Trust will be provided with an opinion of Sidley & Austin to the effect that the Private Label Custody Receipt Securities included in the related Trust Fund are exempt from the registration requirements of the Securities Act. A copy of such opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registraton Statement.

 Private Label Custody Strips

  The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of such strips to accrue a portion of the discount toward par annually and report such accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

  The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would thereupon issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for such receipts was segmented.

  In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips

  Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

  A holder of a Private Label Custody Strip (as opposed to a STRIP) cannot enforce payment on such Treasury Strip against the Treasury; instead, such holder must look to the custodian for payment. Such custodian (and such holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond) can enforce payment of the underlying Treasury Bond against the Treasury. In the event any Private Label Custody Strips are included in a Trust Fund with respect to any Series of Certificates, the Prospectus Supplement for such Series will include the identity and a brief description of each custodian that issued such Private Label Custody Strips. In the event the Depositor knows that the depositor of the Treasury Bonds underlying such Private Label Custody Strips is the Depositor or any of its affiliates, the Depositor will disclose such fact in such Prospectus Supplement.

 REFCO Strips

  A REFCO Bond may be divided into its separate components, consisting of: (i) each future semi-annual interest distribution (an "Interest Component"); and
(ii) the principal payment (the "Principal Component") (each component individually hereinafter referred to as a "REFCO Strip"). REFCO Strips are not created by REFCO; instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

  For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semi-annual interest payment of $1,000 or an integral multiple thereof. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

  A holder of a REFCO Strip cannot enforce payment on such REFCO Strip against REFCO; instead, such holder must look to the custodian for payment . Such custodian (and such holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond) can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in the Trust Fund will be set forth in the related Prospectus Supplement. In the event the Depositor knows that the depositor of the REFCO Bonds underlying the REFCO Strips included in the Trust Fund is the Depositor or any of its affiliates, the Depositor will disclose such fact in such Prospectus Supplement.

                                 THE DEPOSITOR

  The Depositor is a special purpose Delaware corporation organized for the purpose of causing the issuance of Certificates and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Collateralized Mortgage Securities Corporation, which is a wholly owned subsidiary of Credit Suisse First Boston Securities Corporation, which is a wholly owned subsidiary of Credit Suisse First Boston, Inc. Neither Credit Suisse First Boston Securities Corporation, nor Credit Suisse First Boston, Inc., nor any of their affiliates, has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Certificates. The Depositor's principal executive office is located at 11 Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

  Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, will be acquired by the Depositor directly or through one or more affiliates.

                                USE OF PROCEEDS

  The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the applicable Prospectus Supplement to purchase the Trust Assets and any other assets constituting the related Trust Fund, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the applicable Prospectus Supplement, the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, for each Series of Certificates will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such assets from time to time either in the open market or in privately negotiated transactions (in the case of Trust Assets and any other assets constituting the related Trust Fund other than Mortgage Certificates).

                             YIELD CONSIDERATIONS

  Each monthly payment on a Mortgage Loan is calculated as one-twelfth of the applicable Mortgage Rate multiplied by the unpaid principal balance of such Mortgage Loan. The amount of such interest payment distributed monthly to Certificateholders with respect to each Mortgage Loan generally will be similarly calculated based on the applicable Pass-Through Rate for the related Mortgage Pool. The Pass-Through Rate for a Mortgage Pool will be either fixed or variable, as specified in the applicable Prospectus Supplement.

  Each monthly accrual of interest on a Contract is calculated as one-twelfth of the product of the APR and he principal balance outstanding on the scheduled payment date for such Contract in the preceding month. If so specified in the applicable Prospectus Supplement, the Pass-Through Rate with respect to each Contract will be calculated on a Contract-by-Contract basis and the servicing fee applicable to each Contract from the applicable APR.

  With respect to a Mortgage Pool or a Contract Pool bearing a fixed Pass-Through Rate, each Mortgage Loan or Contract will have a Mortgage Rate or APR that exceeds the Pass-Through Rate by at least 3/8 of 1% (or such other percentage as may be specified in the applicable Prospectus Supplement). The difference between a Mortgage Rate or APR and the related fixed Pass-Through Rate for the Mortgage Pool or Contract Pool (less any servicing compensation payable to the related Servicers and the amounts, if any, payable to the Depositor or the person or entity specified in the applicable Prospectus Supplement) will be retained by the Master Servicer as servicing compensation to it. See "Description of the Certificates--Servicing Compensation and Payment of Expenses". Although Mortgage Rates and APRs in a fixed Pass-Through Rate Mortgage Pool or Contract Pool, respectively, may vary, disproportionate principal prepayments among Mortgage Loans bearing different Mortgage Rates or APRs will not affect the return to Certificateholders since, as set forth above, the Pass-Through Rate may not exceed any Mortgage Rate or APR.

  With respect to Mortgage Pools having a variable Pass-Through Rate, the Pass-Through Rate will equal the weighted average of the Mortgage Rates on all the Mortgage Loans in the Mortgage Pool, minus the servicing compensation payable to the Master Servicer and the Servicer of such Mortgage Loans and the amounts, if any, retained by the Depositor or an Unaffiliated Seller or paid to the person or entity specified in the applicable Prospectus Supplement. The servicing fee and such other amounts will be fixed as to each Mortgage Loan at a rate per annum, and may vary among Mortgage Loans. Because the Mortgage Rates in such a Mortgage Pool will differ and the aggregate servicing compensation and such other amounts to be retained or distributed with respect to each Mortgage Loan will be fixed, it is likely that the weighted average of the Mortgage Rates, and the corresponding variable Pass-Through Rate, will change as the Mortgage Loans amortize and as a result of prepayments.

  If so specified in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to such Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for such period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Certificates of the related Series will be greater than would otherwise be the case. As a result, the yield on any such Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

  Generally, when a full prepayment is made on a Mortgage Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, the Master Servicer with respect to a Series (subject to certain limitations which, if applicable, herein or in the applicable Prospectus Supplement) will be required to advance from its own funds the portion of any interest at the related Pass-Through Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Full and partial prepayments, together with interest on such full and partial prepayments at the Pass-Through Rate for the related Mortgage Pool or Contract Pool to the last day of the month in which such prepayments occur (subject to certain limitations which, if applicable, herein or in the applicable Prospectus Supplement) will be deposited in the Certificate Account and will be available for distribution to Certificateholders on the next succeeding Distribution Date in the manner specified in the applicable Prospectus Supplement. See "Maturity and Prepayment Considerations".

  Generally, the effective yield to holders of Certificates having a monthly Distribution Date will be lower than the yield otherwise produced by the Pass-Through Rate with respect to a Mortgage Pool or Contract Pool or the pass-through rate borne by a Mortgage Certificate, Government Security or Private Label Custody Receipt Security because, while interest will accrue on each Mortgage Loan, Contract, Mortgage Certificate, Government Security or Private Label Custody Receipt Security to the first day of the month, the distribution of such interest to holders of such Certificates, to the extent so specified in the applicable Prospectus Supplement, will be made no earlier than the 25th day of the month following the month of the accrual (or such other day as is set forth in the applicable Prospectus Supplement). The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Certificates succeeds such 25th day (or such other day as is set forth in the applicable Prospectus Supplement). With respect to the Multi-Class Certificates of a Series having other than monthly Distribution Dates, the yield to holders of such Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on such Certificate to the Distribution Date on which such interest is distributed.

  In the event that the Certificates of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that such Series includes a Class of Residual Certificates, or as otherwise may be appropriate, the Prospectus Supplement for such Series will indicate the manner in which the yield to Certificateholders will be affected by different rates of prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates (and, if applicable, on the related Government Securities, if any and Private Label Custody Receipt Securities, if any). In general, the yield on Certificates that are offered at a premium to their principal or notional amount ("Premium Certificates") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of such Class in each Interest Distribution is greater than the corresponding Percentage Interest of such Class in each Principal Distribution. If the differential is particularly wide (e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another) and a high level of prepayments occurs, there is a possibility that Certificateholders of Premium Certificates will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to holders of Certificates that are Premium Certificates) will likely result in a lower than anticipated yield to holders of Certificates that are offered at a discount to their principal amount ("Discount Certificates"). If so specified in the applicable Prospectus Supplement, a disproportionately large amount of Principal Prepayments may be distributed to the holders of the Senior Certificates at the times and under the circumstances described therein.

  In the event that the Certificates of a Series include one or more Classes or Subclasses of Multi-Class Certificates, the Prospectus Supplement for such Series will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or Subclass and the percentage of the initial Stated Principal Balance of each such Subclass that would be outstanding on special Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans, Contracts, Government Securities, Private Label Custody Receipt Securities or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  The scheduled maturities of all of the Mortgage Loans (or the mortgage loans underlying the Mortgage Certificates) at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years (or, in each such case, such other scheduled maturities as are set forth in the applicable Prospectus Supplement), but such Mortgage Loans (or such underlying mortgage loans) or Contracts may be prepaid in full or in part at any time. If so specified in the applicable Prospectus Supplement, no such Mortgage Loan (or mortgage loan) or Contract will provide for a prepayment penalty and each will contain (except in the case of FHA and VA Loans) due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the Mortgaged Property, Cooperative Dwelling or Manufactured Home.

  The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date) ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that such mortgage loans have historically been prepaid at higher rates than government insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder thereof to demand payment in full of the remaining principal balance of such mortgage loans upon sales or certain transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

  It is customary in the residential mortgage industry in quoting yields (a) on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (b) on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

  Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the Prospectus Supplement relating to a Series of Certificates, the model used in a Prospectus Supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month and in each month thereafter during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

  Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the applicable Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

  The terms of the Pooling and Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Certificates--Enforcement of "Due-On-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--"Due-On-Sale" Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

  At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments thereon and making new loans secured by a mortgage on the same property. Upon such refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

  There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other facts, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Certificates evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "The Trust Fund--The Contract Pools".

  While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the Contract. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due on sale" clauses, and are freely assumable.

  Mortgage Loans made with respect to Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

  If set forth in the applicable Prospectus Supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, included in the related Trust Fund under the conditions stated in such Prospectus Supplement.

For any Series of Certificates for which the Depositor has elected to treat the Trust as one or more REMICs pursuant to the provisions or the Code, any such repurchase will be effected in compliance with the requirements of
Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the Depositor will be obligated, under certain circumstances, to repurchase certain of the Trust Assets, Government Securities, if any and Private Label Custody Receipt Securities, if any. The Master Servicer and Unaffiliated Sellers will also have certain repurchase obligations, as more fully described herein. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Such repurchases will have the same effect as prepayments in full. See "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases", "Description of the Certificates--Assignment of Mortgage Loans", "--Assignment of Mortgage Certificates", "--Assignment of Contracts", "--Assignment of Government Securities", "--Assignment of Private Label Custody Receipt Securities" and "--Termination".

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to an agreement consisting of either (a) a Pooling and Servicing Agreement or (b) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (such Standard Terms, the "Standard Terms", either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee named in the applicable Prospectus Supplement or a deposit trust agreement between the Depositor and the Trustee (the "Deposit Trust Agreement", together with the Pooling and Servicing Agreement, the "Agreement"). Forms of the Pooling and Servicing Agreement and the Deposit Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe the material provisions common to each Pooling and Servicing Agreement and Deposit Trust Agreement. The summaries are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement or Deposit Trust Agreement for the applicable Series and the applicable Prospectus Supplement. Wherever defined terms of the Pooling and Servicing Agreement or Deposit Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference.

GENERAL

  Each Certificate offered hereby and by means of the applicable Prospectus Supplement will be issued in book-entry form (or, if specified in the applicable Prospectus Supplement, fully registered, certificated form) and will represent the undivided interest or beneficial interest attributable to such Class or Subclass in the Trust Fund. The Trust Fund with respect to a Series will consist of: (i) such Mortgage Loans, Contracts, Mortgage Certificates, Government Securities, Private Label Custody Receipt Securities and distributions thereon as from time to time are subject to the applicable Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account referred to below; (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession; (iv) the Letter of Credit, if any, with respect to such Series; (v) the Pool Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vi) the Special Hazard Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vii) the Mortgagor Bankruptcy Bond and proceeds thereof, if any, with respect to such Series (as described below under "Description of Insurance"); (viii) the Performance Bond and proceeds thereof, if any, with respect to such Series; (ix) the Primary Mortgage Insurance Policies, if any, with respect to such Series (as described below under "Description of Insurance"); (x) the Depositor's rights under the Warranty and Servicing Agreement with respect to the Mortgage Loans or Contracts, if any, with respect to such Series; and (xi) the GPM and Buy-Down Funds, if any, with respect to such Series; or, in lieu of some or all of the foregoing, such Alternative Credit Support as shall be described in the applicable Prospectus Supplement. Upon the original issuance of a Series of Certificates, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the applicable Prospectus Supplement.

  If so specified in the applicable Prospectus Supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

  If so specified in the Prospectus Supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund, in whole or in part, as one or more REMICs under the Code, ownership of the Trust Fund for such Series may be evidenced by Multi-Class Certificates and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Certificates may be made on a sequential or concurrent basis, as specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, one or more of such Classes or Subclasses may be Compound Interest Certificates.

  The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the Prospectus Supplement for such Series. All other Classes of Certificates of such Series will constitute "regular interests" in the related REMIC, as defined in the Code. If so specified in the applicable Prospectus Supplement, such Residual Certificates may be offered hereby and by means of such Prospectus Supplement. See "Certain Federal Income Tax Consequences".

  If so specified in the Prospectus Supplement for a Series which includes Multi-Class Certificates, each Trust Asset, Government Security, if any, and Private Label Custody Receipt Security, if any, in the related Trust Fund will be assigned an initial "Asset Value". The Asset Value of each Trust Asset, Government Security, if any, and Private Label Custody Receipt Security, if any, in the related Trust Fund generally will be the Stated Principal Balance of each Class or Classes of Certificates of such Series that, based upon certain assumptions, can be supported by distributions on such Trust Assets, Government Securities and Private Label Custody Receipt Securities allocable to such Class or Subclass, together with reinvestment income thereon, to the extent specified in the applicable Prospectus Supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for such Series. The method of determining the Asset Value of the Trust Assets, Government Securities and Private Label Custody Receipt Securities in the Trust Fund for such a Series that includes Multi-Class Certificates will be specified in the applicable Prospectus Supplement.

  If so specified in the Prospectus Supplement with respect to a Series, ownership of the Trust Fund for such Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, one or more Classes or Subclasses or Subordinated Certificates of a Series may be subordinated to the right of the holders of Certificates of one or more Classes or Subclasses within such Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the related Trust Fund, in the manner and to the extent specified in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the holders of each Subclass of Senior Certificates will be entitled to the Percentage Interests in the principal and/or interest payments on the Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, specified in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Subordinated Certificates of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, which right will be subordinated to the right of the holders of the Senior Certificates of such Series to receive distributions with respect to such Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, as more fully set forth in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the holders of the Senior Certificates may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the Prospectus Supplement.

  If so specified in the applicable Prospectus Supplement, the Depositor may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Such Certificates will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the applicable Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

  The Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for such purpose set forth in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.


DISTRIBUTIONS OF PRINCIPAL AND INTEREST

  Beginning on the date specified in the applicable Prospectus Supplement, distributions of principal and interest on the Certificates of a Series will be made by the Master Servicer or Trustee, if so specified in the Prospectus Supplement, on each Distribution Date to persons in whose name the Certificates are registered at the close of business on the day specified in such Prospectus Supplement (the "Record Date"). Such distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the applicable Prospectus Supplement, which rate may be fixed or variable. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on such other basis as may be specified in the applicable Prospectus Supplement. Distributions of principal on the Certificates will be made in the priority and manner and in the amounts specified in the applicable Prospectus Supplement.

  If so specified in the Prospectus Supplement with respect to a Series of Certificates, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by such Certificate and the payments of principal and interest (adjusted to the related Pass-Through Rate) on or with respect to the Mortgage Loans, Contracts (including any Advances thereof), the Mortgage Certificates the Government Securities, if any, and Private Label Custody Receipt Security, if any, included in the Trust Fund with respect to such Series.

  If so specified in the applicable Prospectus Supplement, distributions on a Class or Subclass of Certificates of a Series may be based on the Percentage Interest evidenced by a Certificate of such Class or Subclass in the distributions (including any Advances thereof) of principal (the "Principal Distribution") and interest (adjusted to the Pass-Through Rate for the related Mortgage Pool or Contract Pool) (the "Interest Distribution") on or with respect to the Mortgage Loans, the Contracts, the Mortgage Certificates, the Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the related Trust Fund. On each Distribution Date, the Trustee will distribute to each holder of a Certificate of such Class or Subclass an amount equal to the product of the Percentage Interest evidenced by such Certificate and the interest of such Class or Subclass in the Principal Distribution and the Interest Distribution (in each case, subject to certain limitations which, if applicable, will be described in the applicable Prospectus Supplement). A Certificate of such a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the applicable Prospectus Supplement.

  If so specified in the applicable Prospectus Supplement, the holders of the Senior Certificates may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal such holder is entitled to receive. Such percentages may vary from time to time, subject to the terms and conditions specified in the Prospectus Supplement.

  Distributions of interest on each such Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in such Prospectus Supplement (subject to certain limitations in the case of a Series of

Certificates that includes Multi-Class Certificates, which limitations, if applicable, will be specified in the applicable Prospectus Supplement). Distributions of interest on each Class or Subclass of Compound Interest Certificates of such Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates of such Series having a Final Scheduled Distribution Date prior to that of such Class or Subclass of Compound Interest Certificates has been reduced to zero (subject to certain limitations in the case of a Series of Certificates that includes Multi-Class Certificates, which limitations, if applicable, will be specified in the applicable Prospectus Supplement). Prior to such time, interest on such Class or Subclass of Compound Interest Certificates will be added to the Stated Principal Balance thereof on each Distribution Date for such Series.

  If so specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, distributions in reduction of the Stated Principal Balance of such Certificates will be made as described herein. Distributions in reduction of the Stated Principal Balance of such Certificates will be made on each Distribution Date for such Series to the holders of the Certificates of the Class or Subclass then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Principal Balance of such Certificates to zero. Allocation of distributions in reduction of the Stated Principal Balance will be made to each Class or Subclass of such Certificates in the order specified in the applicable Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Distributions in reduction of the Stated Principal Balance of each Certificate of a Class or Subclass then entitled to receive such distributions will be made pro rata among the Certificates of such Class or Subclass (or on such other basis as is specified in the applicable Prospectus Supplement).

  The maximum amount which will be distributed in reduction of the Stated Principal Balance to holders of Certificates of a Class or Subclass then entitled thereto on any Distribution Date generally will equal, to the extent funds are available in the Certificate Account, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of such Series since the prior Distribution Date (or since the date specified in the applicable Prospectus Supplement in the case of the first Distribution Date) (the "Accrual Distribution Amount"); (ii) the Stated Principal Distribution Amount; and (iii) to the extent specified in the applicable Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

  The "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Certificates of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates of such Series to be added to the Stated Principal Balance thereof on such Distribution Date) exceeds the Asset Value of the Trust Assets, the Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the Trust Fund underlying such Series as of the end of a period (a "Due Period") specified in the applicable Prospectus Supplement (or such other amount as is specified in the applicable Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates). For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets, the Government Securities, if any, and Private Label Custody Receipt Securities, if any, will be reduced to take into account the interest evidenced by such Classes or Subclasses of Certificates in the principal distributions on or with respect of such Trust Assets, Government Securities and Private Label Custody Receipt Securities received by the Trustee during the preceding Due Period.

  "Excess Cash Flow" represents the excess of (i) the interest evidenced by such Multi-Class Certificates in the distributions received on the Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, underlying such Series in the Due Period preceding a Distribution Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of such Certificates), together with income from the reinvestment thereof, and, to the extent specified in such Prospectus Supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for such Series in the Due Period preceding such Distribution Date, over
(ii) the sum of all interest accrued, whether or not then distributable, on the Multi-Class Certificates since the preceding Distribution Date (or since the date specified in the applicable Prospectus Supplement in the case of the first

Distribution Date), the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Certificates of such Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during such Due Period (or such other amount as is specified in the applicable Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates).

  The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the holder thereof is entitled from the cash flow on the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the Trust Fund for such Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by such holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the applicable Prospectus Supplement.

  Distributions (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that, with respect to any holder of a Certificate meeting the requirements specified in the applicable Prospectus Supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency designated by the Master Servicer for such purpose, as specified in the final distribution notice to Certificateholders.

ASSIGNMENT OF MORTGAGE CERTIFICATES

  Pursuant to the applicable Pooling and Servicing Agreement for a Series of Certificates that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause such Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on such Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Such schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Certificates and its coupon rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each such Mortgage Certificate to be made directly to the Trustee.

  In connection with such assignment, the Depositor will make certain representations and warranties in the Pooling and Servicing Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Certificateholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for such Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund (or part thereof) as one or more REMICs, at the lesser of the price set forth above, or the adjusted tax basis, as defined in the Code, of such Mortgage Certificates. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the applicable Prospectus Supplement. Any amounts received in respect of such repurchases will be distributed to Certificateholders on the immediately succeeding Distribution Date.

  If so specified in the applicable Prospectus Supplement, within the specified period following the date of issuance of a Series of Certificates, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics or any such Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the applicable Prospectus Supplement.

ASSIGNMENT OF MORTGAGE LOANS

  The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information with respect to the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

  In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of such Mortgage Loan.

  The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

  The Trustee (or the custodian hereinafter referred to) will, generally within 60 days after receipt thereof, review and hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase within 90 days of such notice the related Mortgage Loan from the Trustee at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund (or part thereof) as one or more REMICs, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate, to the first day of the month following such repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases". This repurchase obligation generally constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document.

  With respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of such Mortgage Loans and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Loan. In addition, if so specified in the applicable Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Certificates, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Certificateholders in a Mortgage Loan, the Depositor will be obligated either to cure the breach in all material respects or to repurchase such Mortgage Loan at the purchase price set forth above. Subject to the ability of the Depositor, if so specified in the applicable Prospectus Supplement, to substitute for certain Mortgage Loans as described below, this repurchase obligation generally constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.

  Within the period specified in the applicable Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the applicable Prospectus Supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders in such Mortgage Loans. The required characteristics of any such Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund--The Mortgage Pools" with respect to the substitution of Mortgage Loans.

  In addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Pooling and Servicing Agreement relating to a Series of Certificates, the Master Servicer may make certain representations and warranties to the Trustee in such Pooling and Servicing Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under certain of the aforementioned insurance policies. Upon a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders of such Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the price calculated as set forth above.

  To the extent described in the applicable Prospectus Supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Certificates to support, among other things, this purchase obligation. The aforementioned purchase obligation generally constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon such a breach is subject to limitations.

  The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

  Pursuant to each Pooling and Servicing Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

ASSIGNMENT OF CONTRACTS

  The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase such Contract. The Trustee, concurrently with such assignment, will authenticate and deliver the Certificates. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). The Contract Schedule generally will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off

Date; the APR; the current scheduled monthly level payment of principal and interest; and the maturity of the Contract.

  In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, if specified in the applicable Prospectus Supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. The Contracts generally will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts".

  The Trustee (or the Custodian) will review and hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be defective in any material respect, the Unaffiliated Seller must cure such defect within 60 days, or within such other period specified in the applicable Prospectus Supplement, after the Trustee's notice to the Unaffiliated Seller of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect thereof from the Trustee at a price equal to the remaining unpaid principal balance of such Contract (or, in the case of a repossessed Manufactured Home, the unpaid principal balance of such Contract immediately prior to the repossession) or, in the case of a Series as to which an election has been made to treat the related Trust Fund (or part thereof) as one or more REMICs, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related Pass-Through Rate, plus any unreimbursed Advances with respect to such Contract. This repurchase obligation generally constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a Contract document.

  Each Unaffiliated Seller of Contracts will have represented, among other things, that (i) immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) as of the date of such transfer, each Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair, (v) as of the date of such transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Pooling and Servicing Agreement and that all premiums now due on such insurance have been paid in full (in each case, subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement).

  All of the representations and warranties of a seller in respect of a Contract will have been made as of the date on which such seller sold the Contract to the Depositor or its affiliate; the date such representations and warranties were made may be a date prior to the date of initial issuance of the related Series of Certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Certificates.

  The only representations and warranties to be made for the benefit of Certificateholders in respect of any Contract relating to the period commencing on the date of sale of such Contract to the Depositor or its affiliate will be certain limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund--The Contract Pools".

  If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Certificateholders in such Contract within 90 days (or such other period specified in the applicable Prospectus Supplement) after notice from the Master Servicer, such Unaffiliated Seller will be obligated to repurchase such Contract at a price equal to, the principal balance thereof (or such other price as may be specified, or determined by such method as may be specified, in the applicable Prospectus Supplement) as of the date of repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund (or part thereof) as one or more REMICs, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related Pass-Through Rate, plus the amount of any unreimbursed Advances in respect of such Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Pooling and Servicing Agreement to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Contract. This repurchase obligation generally will constitute the sole remedy available to Certificateholders or the Trustee for a breach of representation by an Unaffiliated Seller.

  Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund--The Contract Pools".

ASSIGNMENT OF GOVERNMENT SECURITIES

  Pursuant to the applicable Pooling and Servicing Agreement for a Series of Certificates that includes Government Securities in the related Trust Fund, the Depositor will cause such Government Securities to be transferred to the Trustee together with all principal and interest distributed on such Government Securities after the Cut-off Date. Each Government Security included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Such schedule will include information as to the principal balance of each Government Security as of the date of issuance of the Certificates and its interest rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Government Security which is included in a Trust Fund and to provide for all distributions on each such Government Security to be made directly to the Trustee.

  In connection with such assignment, the Depositor will make certain representations and warranties in the Pooling and Servicing Agreement as to, among other things, its ownership of the Government Securities. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Certificateholders in a Government Security, the Depositor will be required to repurchase such Government Security at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related interest rate to the distribution date for such Government Security. The Government Securities with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the applicable Prospectus Supplement. Any amounts received in respect of such repurchases will be distributed to Certificateholders on the immediately succeeding Distribution Date.

  If so specified in the applicable Prospectus Supplement, within the specified period following the date of issuance of a Series of Certificates, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Government Securities ("Substitute Government Securities") in substitution for any one or more of the Government Securities ("Deleted Government Securities") initially included in the Trust Fund. The required characteristics or any such Substitute Government Securities and any additional restrictions relating to the substitution of Government Securities will be set forth in the applicable Prospectus Supplement.

ASSIGNMENT OF PRIVATE LABEL CUSTODY RECEIPT SECURITIES

  Pursuant to the applicable Pooling and Servicing Agreement for a Series of Certificates that includes Private Label Custody Receipt Securities in the related Trust Fund, the Depositor will cause such Private Label Custody Receipt Securities to be transferred to the Trustee together with all principal and interest distributed on such Private Label Custody Receipt Securities after the Cut-off Date. Each Private Label Custody Receipt Security included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Such schedule will include information as to the principal balance of each Private Label Custody Receipt Security as of the date of issuance of the Certificates and its interest rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Private Label Custody Receipt Security which is included in a Trust Fund and to provide for all distributions on each such Private Label Custody Receipt Security to be made directly to the Trustee.

  In connection with such assignment, the Depositor will make certain representations and warranties in the Pooling and Servicing Agreement as to, among other things, its ownership of the Private Label Custody Receipt Securities. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Certificateholders in a Private Label Custody Receipt Security, the Depositor will be required to repurchase such Private Label Custody Receipt Security at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related interest rate to the distribution date for such Private Label Custody Receipt Security. The Private Label Custody Receipt Securities with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the applicable Prospectus Supplement. Any amounts received in respect of such repurchases will be distributed to Certificateholders on the immediately succeeding Distribution Date.

  If so specified in the applicable Prospectus Supplement, within the specified period following the date of issuance of a Series of Certificates, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Private Label Custody Receipt Securities ("Substitute Private Label Custody Receipt Securities") in substitution for any one or more of the Private Label Custody Receipt Securities ("Deleted Private Label Custody Receipt Securities") initially included in the Trust Fund. The required characteristics or any such Substitute Private Label Custody Receipt Securities and any additional restrictions relating to the substitution of Private Label Custody Receipt Securities will be set forth in the applicable Prospectus Supplement.

SERVICING BY UNAFFILIATED SELLERS

  Each Unaffiliated Seller of a Mortgage Loan or a Contract may have the option to act as the Servicer (or Master Servicer) for such Mortgage Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material provisions common to each Servicing Agreement but is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master

Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Pooling and Servicing Agreement provides that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans or Contracts, the Trustee or any successor master Servicer must recognize the Servicer's rights and obligations under such Servicing Agreement.

  A Servicer may delegate its servicing obligations to third-party Servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a Servicer, including collection of payments from Mortgagors and Obligors and remittance of such collections to the Master Servicer, maintenance of primary mortgage insurance, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims thereunder, subject in certain cases to (a) the right of the Master Servicer to approve in advance any such settlement; (b) maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to terms of the related Mortgage Loan or the Obligor pursuant to the related Contract; (c) processing of assumptions or substitutions; (d) attempting to cure delinquencies; (e) supervising foreclosures or repossessions; (f) inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under certain circumstances; and (g) maintaining accounting records relating to the Mortgage Loans and Contracts. A Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans and Contracts (as described more fully below under "--Payments on Mortgage Loans" and "--Payments on Contracts"), and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

  As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. The Servicer will be reimbursed by the Master Servicer for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement.

  Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

  Each Servicer will be required to service each Mortgage Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of such Mortgage Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may (subject to certain limitations which, if applicable, will be specified in the applicable Prospectus Supplement) terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans or Contracts serviced by any such Servicer under such Servicing Agreement, or if such fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all such Mortgage Loans or Contracts, or immediately upon the giving of notice upon certain stated events, including the violation of such Servicing Agreement by the Servicer.

  The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party Servicers, but continue to act as Master Servicer under the related Pooling and Servicing Agreement. Upon termination of a Servicing Agreement, the Master Servicer may act as Servicer of the related Mortgage Loans or Contracts or enter into one or more new Servicing Agreements. If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of such representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the Pooling and Servicing Agreement with respect to a Series will provide that any such amendment or new agreement may not be inconsistent with or violate such Pooling and Servicing Agreement.

PAYMENTS ON MORTGAGE LOANS

  The Master Servicer will (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement) establish and maintain a separate account or accounts in the name of the Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Certificates of a Series.

  If so specified in the applicable Prospectus Supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth herein for the Certificate Account. In such a case, amounts in such Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Certificateholders in the manner set forth herein and in such Prospectus Supplement.

  In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository meeting the requirements of the Rating Agency rating the Certificates of the related Series, and that is otherwise acceptable to the Master Servicer. The Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, such requirement shall only apply to the extent such Servicer determines in good faith any such advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

  The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. The Master Servicer will deposit in the Certificate Account for each Series of Certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) in the manner set forth in the applicable Prospectus Supplement:

    (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans, net of any portion of such payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

    (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Servicer, if any, as its servicing fee;

    (iii) all proceeds of (A) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to such Series of Certificates and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool (to the extent such proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures) (collectively, "Insurance Proceeds") or any Alternative Credit Support established in lieu of any such insurance and described in the applicable Prospectus Supplement; and (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit

  Support, if any, with respect to such Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to such Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

    (iv) all payments under the Letter of Credit, if any, with respect to such Series;

    (v) all amounts required to be deposited therein from the Reserve Fund, if any, for such Series;

    (vi) any Advances made by a Servicer or the Master Servicer (as described herein under "--Advances");

    (vii) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account, as described below; and

    (viii) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund-Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" or "--Assignment of Mortgage Loans" above or repurchased by the Depositor as described under "--Termination" below)

  With respect to each Buy-Down Loan, if so specified in the applicable Prospectus Supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect thereto in a custodial account complying with the requirements set forth above for the Certificate Account, which may be an interest-bearing account. The amount of such required deposits, together with investment earnings thereon at the rate specified in the applicable Prospectus Supplement, will provide sufficient funds to support the full monthly payments due on such Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any such insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Certificateholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on such Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

  If the Mortgagor on a Buy-Down Loan prepays such loan in its entirety, or defaults on such loan and the Mortgaged Property is sold in liquidation thereof, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy- Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim (including accrued interest and expenses) in respect of such default, to the L/C Bank in consideration of such payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable Prospectus Supplement. In the case of any such prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

  If so specified in the Prospectus Supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for such Series, which shall be drawn upon by the Trustee in the manner and at the times specified in such Prospectus Supplement.

PAYMENTS ON CONTRACTS

  A Certificate Account meeting the requirements set forth under "Description of the Certificates--Payments on Mortgage Loans" will be established in the name of the Trustee.

  There will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Master Servicer on or before the Cut-off
Date):

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts, adjusted to the Pass-Through Rate;

    (iii) all Liquidation Proceeds received with respect to Contracts or property acquired in respect thereof by foreclosure or otherwise;

    (iv) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

    (v) any Advances made as described under "--Advances" and certain other amounts required under the Pooling and Servicing Agreement to be deposited in the Certificate Account with respect to any Contract;

    (vi) all amounts received from Credit Support provided with respect to a Series of Certificates with respect to any Contract;

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Master Servicer, the Depositor or otherwise as described above or under "--Termination" below; and

    (viii) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund with respect to any Contract.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

  The Mortgage Certificates, if any, included in the Trust Fund with respect to a Series of Certificates will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificate, to request the issuer or guarantor, if any, of such Mortgage Certificate to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

COLLECTION OF PAYMENTS ON GOVERNMENT SECURITIES

  The Government Securities, if any, included in the Trust Fund with respect to a Series of Certificates will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Government Security by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Government Security, to request the issuer or guarantor, if any, of such Government Security to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

COLLECTION OF PAYMENTS ON PRIVATE LABEL CUSTODY RECEIPT SECURITIES

  The Private Label Custody Receipt Securities, if any, included in the Trust Fund with respect to a Series of Certificates will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Private Label Custody Receipt Security by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Private Label Custody Receipt Security, to request the issuer or guarantor, if any, of such Private Label Custody Receipt Security to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

DISTRIBUTIONS ON CERTIFICATES

  On each Distribution Date with respect to a Series of Certificates as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute, or, if so specified in the applicable Prospectus Supplement, will withdraw from the Custodial Account funds on deposit therein and remit to the Trustee, who will distribute, such funds to Certificateholders of record on the applicable Record Date. Such distributions shall occur in the manner described herein under "Description of the Certificates--Distributions of Principal and Interest" and in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute them to the Trustee. Such funds shall consist of the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any) and interest received (relating to each Mortgage Loan or Mortgage Certificate in the Mortgage Pool or each Contract in the Contract Pool and each Government Security, if any and Private Label Custody Receipt Security, if any,) after the Cut-off Date and on or prior to the 20th day (or if such day is not a business day, the next preceding business day) of the month of such distribution or such other day as may be specified in the applicable Prospectus Supplement (in either case the "Determination Date"), except (other than with respect to a Series which includes Multi-Class Certificates):

    (i) all payments that were due on or before the Cut-off Date;

    (ii) all principal prepayments and, if so specified in the applicable Prospectus Supplement, Liquidation Proceeds and all payments in respect of certain repurchased Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, or Private Label Custody Receipt Securities, if any, received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion thereof;


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    (iii) all payments which represent early receipt (other than prepayments)
  of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

    (iv) amounts received on particular Mortgage Loans or Contracts as late payments of principal or interest and with respect to which the Master Servicer has made an unreimbursed Advance;

    (v) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for certain losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

    (vi) that portion of each collection of interest on a particular Mortgage Loan or Mortgage Certificate in such Mortgage Pool, on a Government Security or a Private Label Custody Receipt Security or on a particular Contract in such Contract Pool that represents (A) servicing compensation to the Master Servicer, (B) amounts payable to the entity or entities specified in the applicable Prospectus Supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series, (C) related Insurance Proceeds or Liquidation Proceeds, (if so specified in the applicable prospectus supplement, to the extent such amounts exceed the aggregate of unpaid principal and interest on the related Contract) (D) amounts to be deposited in the Reserve Fund, if any, with respect to the Series or (E) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under "Description of the Certificates--Maintenance of Insurance Policies", "--Presentation of Claims", "--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" and""-- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Contracts" or in the applicable Prospectus Supplement.

  No later than the Business Day immediately preceding the Distribution Date for a Series of Certificates, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal and interest on the Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Certificates and a statement setting forth certain information with respect to the Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any and Private Label Custody Receipt Securities, if any.

  If so specified in the applicable Prospectus Supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Certificates of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, Government Securities, if any, or Private Label Custody Receipt Securities, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable Prospectus Supplement, prior to making any distributions to Certificateholders, any portion of the distribution on the Mortgage Certificates, if any, Government Securities, if any, or Private Label Custody Receipt Securities, if any, that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

  Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. If so provided in the Prospectus Supplement, all income and gain realized from any such investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to such investments out of its own funds, when realized. The Certificate Account established pursuant to the Deposit Trust Agreement shall be a non-interest bearing account or accounts.

  The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Certificates having differing terms, whether subordinated or not, to the extent not described herein, shall be set forth in the applicable Prospectus Supplement.


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SPECIAL DISTRIBUTIONS

  To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of Multi-Class Certificates that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of the Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets, Government Securities, if any, or Private Label Custody Receipt Securities, if any, in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Pooling and Servicing Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Certificates of such Classes or Subclasses may be less than the sum of (i) the interest scheduled to be distributed to holders of the Certificates of such Classes or Subclasses and (ii) the amount to be distributed in reduction of the Stated Principal Balance of such Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of the Stated Principal Balance would be made on the next Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

  The Master Servicer or the Trustee will include with each distribution to Certificateholders of record of such Series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable (per each Certificate, as to (i) through (iii) or (iv) through (vi) below, as applicable):

    (i) to each holder of a Certificate, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to principal of the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, separately identifying the aggregate amount of any Principal Prepayments included therein, and the portion, if any, advanced by a Servicer or the Master Servicer (such portion of Advances, may, if so specified in the applicable Prospectus Supplement, be given as an aggregate amount of principal and interest);

    (ii) to each holder of a Certificate, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to interest on the related Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, and the portion, if any, advanced by a Servicer or the Master Servicer (such portion of Advances, may, if so specified in the applicable Prospectus Supplement, be given as an aggregate amount of principal and interest);

    (iii) to each holder of a Certificate, the amount of servicing compensation with respect to the related Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, and such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

    (iv) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of the Stated Principal Balance are then being made, the amount of such interest distribution and distribution in reduction of the Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of the Stated Principal Balance made on such Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

    (v) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Certificates outstanding of each Class or Subclass after giving effect to the distribution in reduction of the Stated Principal Balance made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Compound Value of such Compound Interest Certificates on such Distribution Date;

    (vi) to each holder of a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest on such Distribution Date equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date):

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

      (a) the information contained in the report delivered pursuant to clause (v) above;

      (b) the interest accrued on such Class or Subclass of Compound Interest Certificates with respect to such Distribution Date and added to the Compound Value of such Compound Interest Certificate; and

      (c) the Stated Principal Balance of such Class or Subclass of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

    (vii) in the case of a Series of Certificates with a variable Pass-Through Rate, the weighted average Pass-Through Rate applicable to the distribution in question;

    (viii) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments thereunder and other amounts charged thereto on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond, or Reserve Fund as applicable, in each case, as of the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Certificateholders on the Distribution Date;

    (ix) in the case of a Series of Certificates benefiting from the Alternative Credit Support described in the applicable Prospectus Supplement, the amount of coverage under such Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Certificateholders on the Distribution Date;

    (x) the aggregate scheduled principal balance of the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, as of a date not earlier than such Distribution Date after giving effect to payments of principal distributed to Certificateholders on the Distribution Date;

    (xi) the book value of any collateral acquired by the Mortgage Pool or Contract Pool through foreclosure, repossession or otherwise; and

    (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two or more months delinquent.

  In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable Prospectus Supplement, will cause to be furnished to each Certificateholder of record at any time during such calendar year a report as to the aggregate of amounts reported pursuant to (i) through (iii) or (iv) through (vi) above and such other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Certificateholder to prepare its tax return, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year.

ADVANCES

  Each Servicer and the Master Servicer (with respect to Mortgage Loans or Contracts serviced by it and with respect to Advances required to be made by the Servicers that were not so made) will be obligated (subject to certain limitations which, if applicable, will be specified herein or in the applicable Prospectus Supplement) to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest (adjusted to the applicable Pass-Through Rate) that were due on the Due Date with respect to a Mortgage Loan or Contract and that were delinquent (including any payments that have been deferred by the Servicer or the Master Servicer) as of the close of business on the date specified in the Pooling and Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to their respective determinations that such advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making such advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Certificateholders, rather than to guarantee or insure against

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

losses. Any such Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans or Contracts, as applicable with respect to which such amounts were advanced. In addition, such Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any such Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make Advances in respect of certain taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. Funds so advanced are reimbursable out of recoveries on the related Mortgage Loans or Contracts, as applicable. This right of reimbursement for any Advance will be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or Contracts. The Servicers and the Master Servicer will also be required (subject to certain limitations which, if applicable, will be specified herein or in the applicable Prospectus Supplement) to advance an amount necessary to provide a full month's interest (adjusted to the applicable Pass-Through Rate) in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans or Contracts. Any such Advances will not be reimbursable to the Servicers or the Master Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Pooling and Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, or Alternative Credit Support, follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for such Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

  Under the Pooling and Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgagors or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing such escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate such account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obligated to make advances to such accounts when a deficiency exists therein. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

MAINTENANCE OF INSURANCE POLICIES

  To the extent that the applicable Prospectus Supplement does not expressly provide for a method of credit support described below under "Credit Support" or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

STANDARD HAZARD INSURANCE

  To the extent specified in the applicable Prospectus Supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services (and the

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

Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly) a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying such Mortgage Loan or Manufactured Home underlying such Contract in an amount at least equal to the maximum insurable value or the improvements securing such Mortgage Loan or Contract or the principal balance of such Mortgage Loan or Contract, whichever is less. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. Such cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the Pooling and Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer (or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly) will maintain or cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

  The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

  The Pooling and Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

  Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of Insurance--Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.


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

SPECIAL HAZARD INSURANCE

  If so specified in the applicable Prospectus Supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no such obligation if coverage under the Pool Insurance Policy, if any, with respect to such Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level such that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Certain characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance--Special Hazard Insurance Policies".

POOL INSURANCE

  To the extent specified in the applicable Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Certificates in effect throughout the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors thereto, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Certain characteristics of the Pool Insurance Policy are described under "Description of Insurance--Pool Insurance Policies".

PRIMARY MORTGAGE INSURANCE

  To the extent specified in the applicable Prospectus Supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each such Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Primary Mortgage Insurance Policy issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which such coverage is required pursuant to the applicable Servicing Agreement and the Pooling and Servicing Agreement and to act on behalf of the Trustee (the "Insured") under each such Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Certificates that is required to be kept in force under the Pooling and Servicing Agreement or applicable Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Certificates. See "Description of Insurance--Primary Mortgage Insurance Policies."

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

MORTGAGOR BANKRUPTCY BOND

  If so specified in the applicable Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Certificates in full force and effect throughout the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Certificates, provided that such cancellation or reduction does not adversely affect the then current rating of such Series. See "Description of Insurance--Mortgagor Bankruptcy Bond".

PRESENTATION OF CLAIMS

  The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take such reasonable steps as are necessary to permit recovery under such insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account

  If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees,
(i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (ii) that such expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

  If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow such normal practices and procedures as are deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued thereon at the applicable Pass-Through Rate, and if coverage under any other method of credit support with respect to such Series is exhausted, the related Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with such proceedings and which are reimbursable under the related Servicing Agreement or the Pooling and Servicing Agreement. In the event that any such proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on such Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

  Each Servicing Agreement and the Pooling and Servicing Agreement with respect to Certificates representing interests in a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the Mortgagor, such Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that such enforcement is not exercisable under applicable law or regulations or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

  Under the Servicing Agreements and the Pooling and Servicing Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer or the Master Servicer will follow such practices and procedures as are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

  Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Foreclosure" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

  The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property will be less than was anticipated when such Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from

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

units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any such Mortgage Loan.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

  Each Servicing Agreement and Pooling and Servicing Agreement with respect to Certificates representing interests in a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In such case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Certificateholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

  Under the Servicing Agreement or the Pooling and Servicing Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Manufactured Homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer or Master Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  Under the Pooling and Servicing Agreement for a Series of Certificates, the Depositor or the person or entity specified in the applicable Prospectus Supplement and any Master Servicer will be entitled to receive an amount described in such Prospectus Supplement. The Master Servicer's primary compensation generally will be equal to the difference, with respect to each interest payment on a Mortgage Loan, between the Mortgage Rate and the Pass-Through Rate for the related Mortgage Pool and with respect to each interest payment on a Contract, between the APR and the Pass-Through Rate for the related Contract (less any servicing compensation payable to the Servicer of the related Mortgage Loan or Contract, if any, as set forth below, and the amount, if any, payable to the Depositor or to the person or entity specified in the applicable Prospectus Supplement). As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. Such servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer (with respect to the Mortgage Loans or Contracts serviced by it) and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

  The Servicers and the Master Servicer, subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement, will pay from their servicing compensation certain expenses incurred

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

in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee (and any custodian selected by the Trustee), the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Certain of these expenses may be reimbursable by the Depositor pursuant to the terms of the Pooling and Servicing Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under certain limited circumstances.

  As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a Prospectus Supplement. In the event, however, that claims are either not made or fully paid under such Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay such losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, such right of reimbursement being prior to the rights of the Certificateholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

  To the extent set forth in the Deposit Trust Agreement or the Pooling and Servicing Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any, a specified percentage of the unpaid principal balance of each Mortgage Certificate, Government Security or Private Label Custody Receipt Security, as applicable, as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Deposit Trust Agreement, subject to limited reimbursement as provided therein.

EVIDENCE AS TO COMPLIANCE

  The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the Pooling and Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under the Pooling and Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer and each Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement and the applicable Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans or Contracts, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contracts was conducted in compliance with the provisions of the Pooling and Servicing Agreement and the Servicing Agreements, except for such exceptions as such firm believes it is required to report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

  The Master Servicer under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the

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

Depositor. In the event there is no Master Servicer under a Pooling and Servicing Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

  The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

  The Trustee under each Pooling and Servicing Agreement or Deposit Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

  The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of such Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

  The Trustee may resign at any time from its obligations and duties under the Deposit Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No such resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Deposit Trust Agreement.

  Each Pooling and Servicing Agreement and Deposit Trust Agreement will also provide that neither the Depositor nor the Master Servicer nor any director, officer, employee or agent of the Depositor or the Master Servicer or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the applicable Agreement, or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer or the Trustee nor any such person will be protected against, in the case of the Master Servicer and the Depositor, any breach of representations or warranties made by them, and in the case of the Master Servicer, the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. Each Pooling and Servicing Agreement and Deposit Trust Agreement will further provide that the Depositor, the Master Servicer and the Trustee and any director, officer and employee or agent of the Depositor, the Master Servicer or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and Master Servicer and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the applicable Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract, Mortgage Certificate, Government Security or Private Label Custody Receipt Security (except any such loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any such action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the

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

interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

DEFICIENCY EVENT

  To the extent a Deficiency Event is specified in the applicable Prospectus Supplement, a deficiency event (a "Deficiency Event") with respect to the Certificates of each Series may be defined in the Pooling and Servicing Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Certificates of such Series, in accordance with the terms thereof and the Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

  To the extent a Deficiency Event is specified in the applicable Prospectus Supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future scheduled payments on the Mortgage Loans, Contracts, Mortgage Certificates, Government Security, if any, and Private Label Custody Receipt Security, if any, included in the related Trust Fund and other amount receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each such Certificate on or before the latest Final Distribution Date of any outstanding Certificates of such Series.

  To the extent a Deficiency Event is specified in the applicable Prospectus Supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates shall continue to be made in accordance with their terms.

  To the extent a Deficiency Event is specified in the applicable Prospectus Supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Certificates expressly in accordance with their terms.

  To the extent a Deficiency Event is specified in the applicable Prospectus Supplement, if the Trustee is unable to make the positive determination described above, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on the Certificates of such series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Interest Rate borne by any Certificate of such Series, or in the event any Class of such Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having such floating interest rate and on the original principal amount of the Certificates of that Class. In such event, the holders of a majority in outstanding principal balance of such Certificates may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Certificates of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

EVENTS OF DEFAULT

  Events of Default under each Pooling and Servicing Agreement will consist of: (i) any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written

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

notice; (ii) any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which failure shall continue for 60 days (15 days in the case of a failure to pay the premium for any insurance policy) or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the period set forth in the applicable Prospectus Supplement after the giving of written notice of such failure or breach; (iii) a breach of any of certain representations and warranties made by the Master Servicer in the Pooling and Servicing Agreement that materially and adversely affects the interests of Certificateholders, which continues unremedied for 30 days after the giving of written notice of such breach; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and (v) any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Certificates by the Rating Agency rating such Certificates because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain such rating.

RIGHTS UPON EVENT OF DEFAULT

  So long as an Event of Default with respect to a Series of Certificates remains unremedied, the Depositor, the Trustee or the holders of Certificates evidencing not less than 25% of the voting rights evidenced by the Certificates of such Series may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans and Contracts and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master Servicer. Pending such appointment, the Trustee (unless prohibited by law from so acting) shall be obligated to act in such capacity. The Trustee and such successor master Servicer may agree upon the servicing compensation to be paid to such successor, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement.

AMENDMENT

  Each Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if so specified in the applicable Prospectus Supplement, to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to any Class of Certificate by any Rating Agency, or (iv) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the voting rights evidenced by the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of such Class or Subclass evidencing not less than 66 2/3% of such Class or Subclass, or (ii) reduce the aforesaid percentage of the Certificates, the holders of which are required to consent to such amendment, without the consent of the holders of the Class affected thereby. Further, the Depositor, the Master Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its

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

provisions to such extent as shall be necessary to maintain the qualification of the Trust (or any part thereof) as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel (obtained at the expense of the Trust
Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

  The Deposit Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising thereunder that are not inconsistent with any other provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Deposit Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Certificates of such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Series then outstanding. Further, the Depositor, the Master Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Deposit Trust Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust (or any part thereof) as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

TERMINATION

  The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the earlier of (a) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of any such Mortgage Loan or Contract and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) the payment to the Certificateholders of all amounts held by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement. The obligations created by the Deposit Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to such Deposit Trust Agreement. In no event, however, will the trust created by either such Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series of Certificates, the Master Servicer will give written notice of termination of the applicable Agreement of each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination.

  If so provided in the applicable Prospectus Supplement, the Agreement for each Series of Certificates will permit, but not require, the Depositor or such other person as may be specified in the Prospectus Supplement to repurchase from the Trust Fund for such Series all remaining Mortgage Loans, Mortgage Certificates, Contracts or Government Securities or Private Label Custody Receipt Securities subject to such Agreement at a price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund (or any part thereof) as one or more REMICs, under the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" thereunder. The exercise of any such right will effect early retirement of the Certificates of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities or Private Label Custody Receipt Securities for such Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the applicable Prospectus Supplement.

                                CREDIT SUPPORT

  Credit support for a Series of Certificates may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Certificates (which may, if so specified in the applicable Prospectus Supplement, be issued in notional amounts), the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable Prospectus Supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under Description of Insurance. The amount and method of credit support will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

LETTERS OF CREDIT

  The Letters of Credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the applicable Prospectus Supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the Prospectus Supplement for such Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with the requirements established by the Rating Agency rating such Series and will be set forth in the Prospectus Supplement relating to such Series of Certificates. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the Letter of Credit for each Series of Certificates will expire 30 days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See "Description of the Certificates--Termination".

  Under the Pooling and Servicing Agreement, the Master Servicer (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement) will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to such Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment thereunder in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and
(B) the outstanding principal balances of any Liquidating Loans to be assigned on such Distribution Date (together with accrued and unpaid interest thereon at the related Mortgage Rate or APR to the related Due Date). The proceeds of such payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Certificateholders, in the manner specified in the applicable Prospectus Supplement, on such Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable Prospectus Supplement therefrom.

  If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of such Liquidating Loan, and the L/C Bank will thereafter own such Liquidating Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto. Payments made to the Certificate Account by the L/C

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

Bank under the Letter of Credit with respect to such a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds (net of liquidation costs) of such Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for such payments.

  To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the L/C Bank will be entitled to retain such proceeds as additional compensation for issuance of the Letter of Credit.

  Prospective purchasers of Certificates of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to such Series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the applicable Prospectus Supplement (the "Required Reserve"), the Certificateholders (in the priority specified in the applicable Prospectus Supplement) will thereafter bear all risks of loss resulting from default by Mortgagors or Obligors (including losses not covered by insurance or Alternative Credit Support), and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

  In the event that a Subordinated Class or Subclass of a Series of Certificates is issued with a notional amount, the coverage provided by the Letter of Credit with respect to such Series, and the terms and conditions of such coverage, will be set forth in the applicable Prospectus Supplement.

SUBORDINATED CERTIFICATES

  To the extent specified in the Prospectus Supplement with respect to a Series of Certificates, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Certificates to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool, Contracts in the Contract Pool, the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, underlying such Series, or with respect to a Subordinated Pool of mortgage loans, manufactured housing conditional sales contracts and installment loan agreements, government securities or private label custody receipt securities, to the rights of the Senior Certificateholders or holders of one or more Classes or Subclasses of Subordinated Certificates of such Series to receive such distributions, to the extent of the applicable Subordinated Amount. In such a case, credit support may also be provided by the establishment of a Reserve Fund, as described below. The Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses are defined in the related Pooling and Servicing Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Certificates of one or more classes or Subclasses of such Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Certificates of such Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Certificates of a Class or Subclass to which the applicable Class or Subclass of Subordinated Certificates are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund, if any (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reduction in amounts otherwise distributable to the Subordinated Certificateholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, or Private Label Custody Receipt Securities, if any, giving rise to such previous payment deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds (net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to such assets). The Prospectus Supplement for each Series of Certificates with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Certificates will set forth the Subordinated Amount for such Series. If specified in the applicable Prospectus Supplement, the Subordinated Amount will

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

decline over time in accordance with a schedule which will also be set forth in the applicable Prospectus Supplement.

SHIFTING INTEREST

  If specified in the Prospectus Supplement for a Series of Certificates for which credit enhancement is provided by shifting interest as described herein, the rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the related Trust Fund or Subsidiary Trust will be subordinated to such right of the holders of the Senior Certificates of the same Series to the extent described in such Prospectus Supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

  The protection afforded to the holders of Senior Certificates of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Certificates a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the applicable Prospectus Supplement and will decrease in accordance with the schedule and subject to the conditions set forth in such Prospectus Supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest of the Subordinated Certificates in the Mortgage Loans, Mortgage Certificates, Contract Pool, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the related Trust Fund or Subsidiary Trust. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Certificates.

SWAP AGREEMENT

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of Certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement.

RESERVE FUND

  If so specified in the applicable Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of a Reserve Fund for such Series. If so specified in the applicable Prospectus Supplement, the Reserve Fund for a Series will not be included in the Trust Fund for such Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of certain payments on the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, or Private Label Custody Receipt Securities, if any, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans, manufactured housing conditional sales contracts and installment loan agreements, government securities and private label custody receipt securities with the aggregate principal balance, as of the related Cut-off Date, set forth in the applicable Prospectus Supplement, by any combination of the foregoing, or in another manner specified in the applicable Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the Mortgage Loans, Mortgage Certificates, Contracts, Government

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

Securities, if any or Private Label Custody Receipt Securities, if any, and/or on the mortgage loans, manufactured housing conditional sales contracts and installment loan agreements, government securities or private label custody receipt securities in the Subordinated Pool otherwise distributable to the holders of Subordinated Certificates and deposit such amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain such distributions and deposit so much of such amounts in the Reserve Fund as may be necessary, after the application of such distributions to amounts due and unpaid on the Certificates or on the Certificates of such Series to which the applicable Class or Subclass of Subordinated Certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. The balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Certificates, or to another specified person or entity, as set forth in the applicable Prospectus Supplement, and shall be unavailable thereafter for future distribution to Certificateholders of any Class. The Prospectus Supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the applicable Prospectus Supplement.

  Amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Certificateholders of the Classes or Subclasses specified in the applicable Prospectus Supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. If on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the Senior Certificates of such Series, after giving effect to any Advances made by the Servicers or the Master Servicer on such Distribution Date, is less than the amount required to be distributed to such Senior Certificateholders (the "Required Distribution") on such Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (i) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Certificateholders (which amount will not in any event exceed the Required Reserve) or (ii) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Certificateholders on such Distribution Date to the Required Distribution; provided, however, that in no event will any amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Certificateholders. If so specified in the applicable Prospectus Supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released, to the Subordinated Certificateholders. Whenever the Reserve Fund is less than the Required Reserve (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement), holders of the Subordinated Certificates of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates, Contracts and Government Securities, if any, and Private Label Custody Receipt Securities, if any, other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Certificates of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, Mortgage Certificate, Contract, Government Security or Private Label Custody Receipt Security, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Amounts in the Reserve Fund shall be applied in the following order:

    (i) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for such reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

    (ii) to the payment to the holders of the Senior Certificates of such Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available therefor; and

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

    (iii) to the payment to the holders of the Senior Certificates of such Series of the principal balance or purchase price, as applicable, of Mortgage Loans, Mortgage Certificates, Contracts, Government Securities and Private Label Custody Receipt Securities repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which such distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

  Amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts therein, as set forth below, shall then be released to the holders of the Subordinated Certificates, or to such other person as is specified in the applicable Prospectus Supplement, as set forth above.

  Funds in the Reserve Fund for a Series shall be invested as provided in the related Pooling and Servicing Agreement in certain types of eligible investments. The earnings on such investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Certificates in accordance with their respective interests in the Reserve Fund in the priority specified in the applicable Prospectus Supplement. Investment income in the Reserve Fund is not available for distribution to the holders of the Senior Certificates of such Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Certificates. Eligible investments for monies deposited in the Reserve Fund will be specified in the Pooling and Servicing Agreement for a Series of Certificates for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Certificates of such Series from time to time as being consistent with its outstanding rating of such Certificates. Such eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the Pooling and Servicing Agreement based on the current balance of the Reserve Fund at the time of such investment or the contractual commitment providing for such investment.

  The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Certificates of such Series and the availability of amounts in the Reserve Fund for distributions on such Certificates will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

PERFORMANCE BOND

  If so specified in the applicable Prospectus Supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the Agreement, including its obligation to advance delinquent installments of principal and interest on Mortgage Loans or Contracts and its obligation to repurchase Mortgage Loans, Mortgage Certificates, Contracts and Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the event of a breach by the Master Servicer of a representation or warranty contained in the Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on the Certificates would be reduced by such Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Certificates or to deposit and maintain with the Trustee cash in the amount specified in the applicable Prospectus Supplement.


                           DESCRIPTION OF INSURANCE

To the extent that the applicable Prospectus Supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. Each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the applicable Prospectus Supplement. Any material

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

changes in such insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable Prospectus Supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

  To the extent specified in the applicable Prospectus Supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring such insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each such Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Certificates will be described in the applicable Prospectus Supplement.

  The amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (herein referred to as the "Loss") generally will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan (as described herein) and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the Insured (other than the proceeds of hazard insurance) that are derived from or in any way related to such Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the Primary Mortgage Insurer, (iv) claim payments previously made by the Primary Mortgage Insurer, and (v) unpaid premiums.

  As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured generally will be required to, in the event of default by the Mortgagor: (i) advance or discharge (A) all hazard insurance premiums and (B) as necessary and approved in advance by the Primary Mortgage Insurer, (1) real estate property taxes, (2) all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain such Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the Mortgaged Property.

  Other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the Primary Mortgage Insurer; (b) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under such Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing such Mortgage Loan have commenced, and thereafter the Insured must report monthly to the Primary Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the Primary Mortgage Insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest thereon and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to such policy; (d) the Insured must commence proceedings at certain times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property; (e) the Insured must notify the Primary Mortgage Insurer of the price specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; and (f) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not thereby impaired or the specified rights of the Primary Mortgage Insurer are not thereby adversely affected.

  The Primary Mortgage Insurer generally will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

  The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Certificates will be described in the applicable Prospectus Supplement.

  The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of such FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of such FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. Such plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer of such Mortgage Loan in partial or full satisfaction of amounts due thereunder (which payments are to be repaid by the Mortgagor to HUD) or by accepting assignment of the Mortgage Loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

  HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

  The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of such FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by such Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date in general only to the extent it was allowed pursuant to a forbearance plan approved by

HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

  The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of such VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage Note upon its assignment to the VA.

  With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

  The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

  The Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

  The Standard Hazard Insurance Policies, if any, covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such

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proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

  The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

  Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

  With respect to Mortgage Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The applicable Prospectus Supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

  The terms of the Pooling and Servicing Agreement will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause flood insurance to be maintained (or maintain itself), which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

  The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the

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Contracts. If the insurer thereunder shall cease to be acceptable to the
Master Servicer, the Master Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

  If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

POOL INSURANCE POLICIES

  If so specified in the applicable Prospectus Supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Certificates of such Series. Such Pool Insurance Policy will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Certificates will be described in the applicable Prospectus Supplement. Each Pool Insurance Policy will cover any loss (subject to the limitations described below) by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the applicable Prospectus Supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Any Pool Insurance Policies relating to the Contracts will be described in the applicable Prospectus Supplement.

  The Pool Insurance Policy, if any, will provide that as a condition precedent to the payment of any claim the Insured generally will be required
(i) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan; (ii) to advance, as necessary and approved in advance by the Pool Insurer, (a) real estate property taxes, (b) all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Property first became effective (ordinary wear and tear excepted), (c) property sales expenses, (d) any outstanding liens on the Mortgaged Property and (e) foreclosure costs including court costs and reasonable attorneys' fees; and (iii) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition (reasonable wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows: (i) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and (iii) advances as described above, less (a) all rents or other payments (excluding proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property, (b) amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (c) any claims payments previously made by the Pool Insurer on the Mortgage Loan, (d) due and unpaid premiums payable with respect to the Pool Insurance Policy and (e) all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy. An "Approved Sale" is (1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or (4) the acquisition of the Mortgaged Property by the Pool Insurer. The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to

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restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (A) that such restoration will increase the proceeds to the Certificateholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (B) that such expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to such Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to such Series.

  No Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination thereof, (ii) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for such Mortgage Loan, or (iii) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case (ii) or
(iii), such exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period. A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Certificates-- Assignment of Mortgage Loans" above, and in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Certificateholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the Certificateholders of such Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund-- Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Mortgage Loans".

  The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Certificates of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Certificates of such Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, neither such Servicer nor the Master Servicer would be obligated to make an Advance respecting any such delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Certificates--Advances".

SPECIAL HAZARD INSURANCE POLICIES

  If so specified in the applicable Prospectus Supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Certificates. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Certificates will be described in the applicable Prospectus Supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Certificates of a Series will be issued by the Special Hazard Insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards (including vandalism and earthquakes and, except where the

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Mortgagor is required to obtain flood insurance, floods and mudflows) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Certificates--Maintenance of Insurance Policies" and "-- Standard Hazard Insurance". The Special Hazard Insurance Policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the applicable Prospectus Supplement.

  Subject to the foregoing limitations, each Special Hazard Insurance Policy, if any, will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent such damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or (ii) upon transfer of such Mortgaged Property to the Special Hazard Insurer, the unpaid balance of such Mortgage Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless (i) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the insurer) and (ii) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage by such amount.

  The terms of the Pooling and Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Pooling and Servicing Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Pooling and Servicing Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where such recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In such event the Pooling and Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

MORTGAGOR BANKRUPTCY BOND

  In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Certificates will be covered under a Mortgagor Bankruptcy Bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Certificates of the related Series, which will be set forth in the applicable Prospectus Supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer thereof may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Mortgage Loan plus accrued and unpaid interest thereon. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Certificates may be reduced as long as any such

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reduction will not result in a reduction of the outstanding rating of the
Certificates of such Series by the Rating Agency rating such Series.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

  The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing conditional sales contracts and installment loan agreements which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

THE MORTGAGE LOANS

 General

  The Mortgage Loans (other than the Cooperative Loans) comprising or underlying the Trust Assets for a Series will be secured by either first or more junior mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor (similar to a mortgagor) a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

 Foreclosure

  Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior

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lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

  In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

 Cooperative Loans

  If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

  A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative

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to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

  Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing upon Cooperative Loan Security" below.

 Tax Aspects of Cooperative Loans

  In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

 Realizing upon Cooperative Loan Security

  The cooperative shares and proprietary lease or occupancy agreement owned by the tenant- stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates.

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In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant- shareholders.

  The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

  In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

  In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any such restrictions could adversely affect the number of potential purchasers for and the value of such property.

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 Rights of Redemption

  In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right.

  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

 Anti-Deficiency Legislation and Other Limitations on Lenders

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured

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

indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

  The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

  Each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement). As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

  The mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases or similar agreement (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement), pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee (as the assignee of such assignment) is entitled to collect the rents. The Trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

 "Due-on-Sale" Clauses

  The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

  The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

  The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

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

 Enforceability of Certain Provisions

  Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers or Master Servicer as additional servicing compensation.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

 Environmental Considerations

  Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and similar state laws, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of environmental investigation and remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred.

  Except as otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Certificates, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether such Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up such hazard.

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

THE CONTRACTS

 General

  As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

  The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or its custodian. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of a Contract without notice of such assignment, the Trustee's interest in such Contract could be defeated.

 Security Interests in the Manufactured Homes

  The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Certificates and as described in the applicable Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has

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obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

  The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Neither the Depositor nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party. Accordingly, the Depositor or such other entity as may be specified in the Prospectus Supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

  In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

  In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee, or the Master Servicer as custodian for the Trustee, must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a manufactured housing conditional sales contract or installment loan agreement sells a Manufactured Home, the Trustee, or the Master Servicer as custodian for the Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract or installment loan agreement before release of the lien. Under the Pooling and Servicing Agreement, the Master Servicer, on behalf of the Depositor, is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

  Under the laws of most states, liens for repairs performed on a Manufactured Home take priority over a perfected security interest. The Depositor will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee

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

or Certificateholders in the event such a lien arises and such lien would not give rise to a repurchase obligation on the part of the party specified in the Pooling and Servicing Agreement.

 Enforcement of Security Interests in Manufactured Homes

  The Master Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

 Consumer Protection Laws

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

 Transfers of Manufactured Homes, Enforceability of "Due-on-Sale" Clauses

  The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any such sale or transfer that is not consented to. The Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

  In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the

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"due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

 Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Trust Fund. The Depositor, or the party specified in the related Pooling and Servicing Agreement will represent that all of the Contracts comply with applicable usury laws.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

I. GENERAL

  The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. Sidley & Austin, New York, New York ("Sidley"), counsel to the Depositor, is delivering its opinion regarding certain federal income tax matters discussed below, a copy of which will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement . The opinion of Sidley addresses only those issues specifically identified below as being covered by such opinion; however, such opinion also states that the additional discussion set forth below accurately sets forth Sidley's advice with respect to material federal income tax issues. As used hereinafter in "Certain Federal Income Tax Consequences", "Mortgage Loans" shall include Mortgage Certificates and Contracts and "Mortgage Pool" shall include "Contract Pool". The following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretation, which change or differing interpretation could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their own tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

  The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Mortgage Pool ("REMIC Mortgage Pool") which the Master Servicer elects to have treated as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G ("REMIC Provisions") and (ii) certificates ("Trust Certificates") representing certain interests in a Trust Fund which the Master Servicer does not elect to have treated as a REMIC. No REMIC election will be made in the case of a Trust Fund including Government Securities or Private Label Custody Receipt Securities unless the

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amount of Government Securities or Private Label Custody Receipt Securities in
the Trust Fund is sufficiently small that the de minimis test in Treasury Regulation Section 1.860D-1(b)(3) is met. REMIC Certificates and Trust Certificates will be referred to collectively as "Certificates".

  Under the REMIC Provisions, REMICs may issue one or more classes of "regular" interests and must issue one and only one class of "residual" interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate".

  A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities if applicable) constituting the related Trust Fund, together with interest thereon at a remittance rate (which may be less than, greater than, or equal to the pass-through rate), will be referred to as a "Trust Fractional Certificate" and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan (and Government Security or Private Label Custody Receipt Security, if applicable) constituting the related Trust Fund (net of normal servicing fees) will be referred to as a "Trust Interest Certificate."

  The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations"). The OID Regulations generally are effective with respect to debt instruments issued on or after April 4, 1994.

II. REMIC TRUST FUNDS

 A. Classification of REMIC Trust Funds

  With respect to each series of REMIC Certificates relating to a REMIC Mortgage Pool, Sidley will deliver their opinion generally to the effect that, assuming that (i) a REMIC election is made timely in the required form, (ii) there is ongoing compliance with all provisions of the related Pooling and Servicing Agreement, (iii) certain representations set forth in the Pooling and Servicing Agreement are true and (iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, such REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be "regular interests" or "residual interests" in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

  Holders of REMIC Certificates ("REMIC Certificateholders") should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the REMIC Certificates issued by such entity may not be accorded the status described below under the heading "Characterization of Investments in REMIC Certificates". In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

  Among the ongoing requirements in order to qualify for REMIC treatment is that substantially all of the assets of the Trust Fund (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only "qualified mortgages" and "permitted investments". In order to be a "qualified mortgage", or to support treatment of a certificate of participation therein as a "qualified mortgage" an obligation must be principally secured by an interest in real property. The REMIC Regulations treat an obligation secured by manufactured housing qualifying as a single family residence under Code Section 25(e)(10) as an obligation secured by real property, without regard to the treatment of the obligation or the

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property under state law. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

 B. Characterization of Investments in REMIC Certificates

  In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However, (i) REMIC Certificates held by a domestic building and loan association will constitute a "regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the Assets would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C)(i) through (x); and (ii) REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and any amount includible in gross income on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the Assets and income of the REMIC would be treated as "interests in real property" as defined in Code Section 856(c)(5)(C) (or, as provided in the Committee Report, as "real estate assets" as defined in Code
Section 856(c)(5)(B)) and as "interest on obligations secured by mortgages on real property or on interests in real property", respectively. See, in this regard, "Characterization of Investments in Trust Certificates-- Buydown Mortgage Loans", below. Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates (and income thereon) will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any Reserve Fund or GPM Fund in non-qualifying assets would, and, holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificates that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code Sections 856(c)(4)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets (or income) that will constitute assets (or income) described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis (or average amount of income) of each category of the assets held (or income accrued) by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the Cut-off Date. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1); in addition, regular interests in any other REMIC acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(A)(i) and (ii) or
Section 860G(a)(4)(B) of the Code will be treated as "qualified mortgages" within the meaning of Code Section 860D(a)(4).

  For purposes of characterizing an investment in REMIC Certificates, a Contract secured by a Manufactured Home qualifying as a "single family residence" under Code Section 25(e)(10) will constitute (i) a "real estate asset" within the meaning of Code Section 856, and (ii) an asset described in Code Section 7701(a)(19)(C). With respect to the Contracts included in a Trust Fund that makes an election to be treated as a REMIC, each Unaffiliated Seller will represent and warrant that each of the Manufactured Homes securing such Contracts meets the definition of a "single family residence".

 C. Tiered REMIC Structures

  For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Sidley will deliver their opinion generally to the effect that, assuming

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compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

  Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

 D. Taxation of Owners of REMIC Regular Certificates

  Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

  1. Original Issue Discount

  Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Master Servicer will report annually (or more frequently if required) to the Internal Revenue Service ("IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "Reporting and Other Administrative Matters of REMICs" below.

  Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates.

  Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates, and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. The Master Servicer will use a Prepayment Assumption in reporting original issue discount that is consistent with this standard. However, neither the Depositor nor the Master Servicer makes any representation that the Mortgage Loans will in fact prepay at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

  The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price". Except as discussed in

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the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses and brokers), and the stated redemption price at maturity of a REMIC Regular Certificate will be its Stated Principal Balance.

  If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the date of initial issuance of the Certificates (the "Closing Date") to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludible from income when received as a payment of interest on the first Distribution Date (except to the extent of any market discount accrued as of that date). The OID Regulations suggest, however, that some or all of this pre-issuance accrued interest "may" be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

  The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or (ii) a current value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, and not less than 0.65, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. Final regulations issued on June 11, 1996 define an "objective rate" as a rate determined using a single fixed formula and based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of the issuer or a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate is discussed below under "Variable Rate Certificates". Under the foregoing rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "Variable Rate Certificates". REMIC Regular Certificates offered hereby other than such Certificates providing for variable rates of interest are not anticipated to have stated interest other than "qualified stated interest", but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the

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accretion of interest will be included in the stated redemption price at maturity of such Certificates. Further, because interest is payable to Certificateholders only to the extent that amounts are received with respect to the Mortgage Loans, such interest may not be considered "unconditionally payable" and hence may not be considered qualified stated interest; however, the Master Servicer will not adopt such treatment for purposes of information reporting.

  Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision would be treated as subject to the de minimis rule if the greater of the foregone interest or any excess of the Certificates' stated principal amount over their issue price is less than such de minimis amount.

  The OID Regulations generally would treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium".

  Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

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  A subsequent purchaser of a REMIC Regular Certificate that purchases such
REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issued price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

  Variable Rate Certificates. REMIC Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rate, or
(ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

  Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of
Section 1272(a)(6) of the Code and the OID Regulations to such Certificates. In the absence of other authority, the Master Servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and
(ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.


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  In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rates provided by the Certificate, and must be such that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The REMIC Regular Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

  Purchasers of variable rate REMIC Regular Certificates further should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of Treasury regulations, issued in final form on June 11, 1996, applicable to instruments having contingent payments (the "1996 Contingent Debt Regulations"). The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

  2. Market Discount and Premium

  A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the REMIC Regular Certificate's stated redemption price at maturity, or, in the case of a REMIC Regular Certificate issued with original issue discount, the REMIC Regular Certificate's adjusted issue price (as defined under "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount"), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income, to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

  A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

  Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular

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Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Holders of REMIC Regular Certificates-- Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed, temporary or final form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

  The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

  Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates. On December 31, 1997, the IRS issued final regulations (the "Premium Regulations") on the amortization of bond premium. The Premium Regulations describe the constant yield method under which such premium is amortized and provide that the resulting offset to interest income can be taken into account only as a Certificateholder takes the corresponding interest income into account under such holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise or not exercise its redemption rights in the manner that maximizes the Certificateholder's yield and the Certificateholder will exercise or not exercise its option in a manner that maximizes the Certificateholder's Yield. The Premium

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Regulations are effective for debt instruments acquired on or after the date
60 days after the date final regulations were published in the Federal Register. However, if a Certificateholder elects to amortize bond premium for the taxable year containing such effective date, the Premium Regulations would apply to all the Certificateholder's debt instruments held on or after the first day of that taxable year.

  3. Treatment of Subordinated Certificates

  As described above under "Credit Support--Subordinated Certificates", certain Series of Certificates may contain one or more Classes or Subclasses of Subordinated Certificates. Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Certificateholder of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Certificateholder in that period.

  Although not entirely clear, it appears that a corporate holder or a holder who holds a Regular Certificate in the course of a trade or business generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinated Certificate. Although similarly unclear, a noncorporate holder who does not hold such Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinated Certificate. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinated Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Certificates.

 E. Taxation of Owners of REMIC Residual Certificates

  1. General

  An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "Taxation of Owners of REMIC Residual Certificates-Basis Rules and Distributions", the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if the Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition by the REMIC of discount on the Mortgage Loan while all or a portion of such payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

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  Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisers concerning the treatment of such payments for income tax purposes.

  2. Taxable Income or Net Loss of the REMIC Trust Fund

  The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under "Taxation of Owners of REMIC Regular Certificates-Market Discount and Premium") over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the Prepayment Assumption. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the Master Servicer will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Prohibited Transactions and Other Possible REMIC Taxes", below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or Subordinated Lenders-Servicers if any. (See, however, "Pass-Through of Servicing Fees", below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

  3. Basis Rules and Distributions

  Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See "Sales of REMIC Certificates", below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (see "Taxation of Owners of REMIC Residual Certificates-Daily Portions" above), and decreased by distributions and by net losses taken into account with respect to such interest.

  A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.


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  The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See "Sales of REMIC Certificates", below. The Residual Owner does, however, receive reduced taxable income over the life of the REMIC because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.

  4. Excess Inclusions

  Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

  For Residual Owners, an excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code
Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "Foreign Investors in REMIC Certificates."

  Although it has not done so, the Treasury also has authority to issue regulations that, if REMIC Residual Certificates are found in the aggregate not to have "significant value", would treat as excess inclusions with respect to any REMIC Residual Certificate the entire daily portion of taxable income for such REMIC Residual Certificate. Each Prospectus Supplement pursuant to which REMIC Residual Certificates are offered will state whether such REMIC Residual Certificates will have, or may be regarded as having, significant value under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above described rules or that a REMIC Residual Owner will receive distributions of amounts calculated pursuant to those assumptions.

  In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

  The Small Business Job Protection Act 1996 provides three technical amendments to clarify the interaction of the foregoing rules and the alternative minimum tax. First, "taxable income" as determined for purposes of computing alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the Residual Owner's alternative

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

minimum taxable income for the taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Owner elects to have such rules apply only to taxable years beginning after August 20, 1996.

  5. Noneconomic REMIC Residual Certificates

  Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See "Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

  6. Tax-Exempt Investors

  Tax-exempt organizations (including employee benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section 511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See "Excess Inclusions".

  Generally, tax-exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations" under provisions of the 1988 Act. Under provisions of the Pooling and Servicing Agreement, such organizations generally are prohibited from owning Residual Certificates. See "Sales of REMIC Certificates".

  7. Real Estate Investment Trusts

  If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar

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contingencies. Such interest, if earned directly by a real estate investment trust ("REIT"), would be subject to the limitations of Code sections 856(f) and 856(j). Treasury Regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

  8. Mark-to-Market Rules

  Code Section 475 generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. Prospective purchasers of the REMIC Residual Certificates should be aware that on December 23, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

 F. Sales of REMIC Certificates

  If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "Taxation of Owners of REMIC Residual Certificates-Basis Rules and Distributions". Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase, over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "Taxation of Owners of REMIC Regular Certificates-Market Discount and Premium" and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221.

  All or a portion of any gain from the sale of a REMIC Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction, or (ii) in the case of a noncorporate taxpayer that has made an election under Code
Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

  If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual in any REMIC or any interest in a taxable mortgage pool (as defined in Code
Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.


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

  The 1988 Act makes transfers of a residual interest to certain "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling and Servicing Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

  In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

 G. Pass-Through of Servicing Fees

  The general rule is that Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Master Servicer and the subservicers (if any) would be allocated to the holders of the REMIC Residual Certificates, and therefore would not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a "single-class REMIC", such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Certificate issued by a "single-class REMIC" who is an individual, estate or trust (including such a person that holds an interest in a pass-through entity holding such a REMIC Certificate) will be able to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisers regarding the advisability of an investment in such Certificates.

  A "single-class REMIC" is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the

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allocation of investment expenses to holders of REMIC Regular Certificates.
The Depositor intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a "single-class REMIC", consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

 H. Prohibited Transactions and Other Possible REMIC Taxes

  The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the "startup day" (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

 I. Termination of a REMIC Trust Fund

  In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

 J. Reporting and Other Administrative Matters of REMICs

  Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

  The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

  The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer.


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  For purposes of the administrative provisions of the Code, REMIC Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. The Master Servicer will file federal income tax information returns on behalf of the related REMIC Pool, and will be designated as agent for and will act on behalf of the "tax matters person" with respect to the REMIC Pool in all respects.

  As agent for the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

 K. Backup Withholding with Respect to REMIC Certificates

  Payments of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31 percent if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the manner required.

 L. Foreign Investors in REMIC Certificates

  1. REMIC Regular Certificates

  Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under any applicable tax treaty.

  "U.S. Person" means a citizen or resident of the United States (as determined for United States federal income tax purposes), a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate or trust described in section 7701(a)(30) of the Code.

  Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates. Further, the foregoing rules will not apply to exempt a "United States shareholder" (as such term is defined in Code Section 951) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

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

  2. REMIC Residual Certificates

  Amounts paid to a Residual Owner that is not a "U.S. Person" (as defined above) (a "non-U.S. Person") generally will be treated as interest for purposes of applying the withholding tax on non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury Regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments would thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally would be imposed at a rate of 30 percent but would be subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by non-U.S. Persons, the provisions of the REMIC Regulations, described below, relating to the transfer of residual interests to non-U.S. Persons can be read as implying that withholding with respect to excess inclusion income is to be determined by reference to the amount of the accrued excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by non-U.S. Persons could be subject to withholding at rates as high as 100 percent, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See "Taxation of Owners of REMIC Residual Certificates--Excess Inclusions".

  Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a non-U.S. Person that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a non-U.S. Person would continue to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30 percent of each excess inclusion, and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person (or to a non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected), and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a non-U.S. Person.

  Holders of REMIC Regular Certificates and REMIC Residual Certificates should be aware that final Treasury Regulations (the "1997 Withholding Regulations") were issued on October 6, 1997 which affect the United States taxation of foreign investors in REMIC Certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the REMIC Certificate with respect to which such payments are made, subject to certain transition rules. One of the effects of the 1997 Withholding Regulations will be to provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations will replace a number of current tax certification forms with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications.

  The discussion under this heading is not intended to be a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect the 1997 Withholding Regulations may have.

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

 M. State and Local Taxation

  Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool that would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisers concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

III. NON-REMIC TRUST FUNDS

 A. Classification of Trust Funds

  With respect to each series of Trust Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Sidley will deliver their opinion to the effect that the arrangements pursuant to which such Trust Fund will be administered and such Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I of subchapter J of the Code.

 B. Characterization of Investments in Trust Certificates

  1. Trust Fractional Certificates

  In the case of Trust Fractional Certificates, counsel to the Depositor will deliver an opinion that, in general (and subject to the discussion below of Contracts and under "Buydown Mortgage Loans"), (i) Trust Fractional Certificates held by a thrift institution taxed as a "domestic building and loan association" will represent "loans......... secured by an interest in real property'' within the meaning of Code Section 7701 (a)(19)(C)(v), except to the extent that they represent interests in Government Securities or Private Label Custody Receipt Securities ; (ii) Trust Fractional Certificates held by a real estate investment trust will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest on Trust Fractional Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(4)(B), except to the extent that they represent interests in Government Securities or Private Label Custody Receipt Securities; and (iii) Trust Fractional Certificates acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(A)(i) and (ii) or Section 860G(a)(4)(B) of the Code will be treated as "qualified mortgages" within the meaning of Code
Section 860D(a)(4), unless the Trust Fractional Certificates represent interests in Government Securities or Private Label Custody Receipt
Securities. In the case of a Trust Fractional Certificate evidencing interests in Contracts, such Certificates will qualify for the treatment described in
(i) through (iii) of the preceding sentence only to the extent of the fraction of such Certificate corresponding to the fraction of the Contract Pool that consists of Contracts that would receive such treatment if held directly by the Trust Fractional Certificateholder.

  2. Trust Interest Certificates

  With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Sidley will advise the Depositor that in their opinion, based on the legislative history, a REMIC that acquires a Trust Interest Certificate in accordance with the requirements of Section 860G(a)(3)(A)(i) and (ii) or Section 860G(a)(4)(B) of the Code will be treated as owning a "Qualified Mortgage" within the meaning of Section 860G(a)(3) of the Code, unless the Trust Interest Certificate represents the right to payments from Government Securities or Private Label Custody Receipt Securities.

  Although there appears to be no policy reason not to accord to Trust Interest Certificates the treatment described above for Trust Fractional Certificates, there is no authority addressing such characterization for

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

instruments similar to Trust Interest Certificates. Consequently, it is unclear to what extent, if any, (1) a Trust Interest Certificate owned by a "domestic building and loan association" within the meaning of Code Section
7701 (a)(19) will be considered to represent "loans..... secured by an interest in real property'' within the meaning of Code Section 7701(a)(19)(C)(v); or
(2) a real estate investment trust which owns a Trust Interest Certificate will be considered to own "real estate assets" within the meaning of Code
Section 856(c)(4)(A), and interest income thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). Prospective purchasers to which such characterization of an investment in Trust Interest Certificates is material should consult their own tax advisers regarding whether the Trust Interest Certificates, and the income therefrom, will be so characterized.

  3. Buydown Mortgage Loans

  It is contemplated that the assets of certain Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Trust Certificates should consult their own tax advisers with respect to characterization of investments in Trust Funds that include Buydown Mortgage Loans.

  Although the matter is not entirely free from doubt, the portion of a Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent an investment in "loans...... secured by an interest in real property'' within the meaning of Code Section 7701(a)(19)(C)(v) and to the extent the outstanding principal balance of the Buydown Mortgage Loans exceeds the amount held from time to time in the Buydown Fund. It is also possible that the entire interest in Buydown Mortgage Loans may be so considered, because the fair market value of the real property securing each Buydown Mortgage Loan will exceed the amount of such loan at the time it is made. Purchasers and their tax advisers are advised to review Section 1.593-11(d)(2) of the Treasury Regulations, which suggests that this latter treatment may be available, and to compare Revenue Ruling 81-203, 1981-2 C.B. 137, which may be read to imply that apportionment is generally required whenever more than a minimal amount of assets other than real property may be available to satisfy purchasers' claims.

  For similar reasons, the portion of such Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A). Purchasers and their tax advisers are advised to review Section 1.856-5(c)(1)(i) of the Treasury Regulations, which specifies that if a mortgage loan is secured by both real property and by other property and the value of the real property alone equals or exceeds the amount of the loan, then all interest income will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

 C. Taxation of Owners of Trust Fractional Certificates

  Each holder of a Trust Fractional Certificate (a "Trust Fractional Certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) included in a Trust Fund. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) and received directly its share of the payments on such Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable). Because those interests represent interests in "stripped bonds" or "stripped coupons" within the meaning of Code Section 1286, such interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) and the amount includible in income on account of a Trust

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

Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable). Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Company at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Depositor from the Mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

  Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Loans (and Stripped Government Securities or Stripped Private Label Custody Receipt Securities, if applicable) should read the material under the headings "Application of Stripped Bond Rules", "Market Discount and Premium" and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. A "Stripped Mortgage Loan", a "Stripped Government Security" and a "Stripped Private Label Custody Receipt Security" mean a Mortgage Loan having a Retained Yield (as that term is defined below) or a Mortgage Loan, Government Security or Private Label Custody Receipt Security included in a Trust Fund having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Loans, Stripped Government Securities or Stripped Private Label Custody Receipt Securities.

  Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Loans (and Unstripped Government Securities or Unstripped Private Label Custody Receipt Securities, if applicable) should read the material under the headings "Treatment of Unstripped Certificates", "Market Discount and Premium", and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. However, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or Subordinated Lenders-Servicers as an interest in the Mortgage Loans, essentially equivalent to that portion of interest payable with respect to each Mortgage Loan that is retained by the Depositor ("Retained Yield"). If such a view were sustained with respect to a particular Trust Fund, such purchasers would be subject to the rules set forth under "Application of Stripped Bond Rules" rather than those under "Treatment of Unstripped Certificates". The Depositor does not expect any Servicing Fee or Master Servicing Fee to constitute a retained interest in the Mortgage Loans; nevertheless, any such expectation generally will be a matter of uncertainty, and prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

  1. Application of Stripped Bond Rules

  Each Trust Fund will consist of an interest in each of the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) relating thereto, exclusive of the Depositor's Retained Yield, if any. With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Sidley will advise the Depositor that, in their opinion, any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the Depositor in a portion of each interest payment on the underlying Mortgage Loans. The sale of the Trust Certificates associated with any Trust Fund for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in Stripped Mortgage Loans (and Stripped Government Securities or Stripped Private Label Custody Receipt Securities, if applicable) (subject to certain exceptions which, if

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applicable, will be stated in the applicable Prospectus Supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Loan (or Government Security or Private Label Custody Receipt Security, if applicable) and some or all of the interest payable thereon. As a consequence, each Stripped Mortgage Loan, Stripped Government Security or Stripped Private Label Custody Receipt Security will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Loans (and Stripped Government Securities or Stripped Private Label Custody Receipt Securities, if applicable) as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Loans (or Stripped Government Securities or Stripped Private Label Custody Receipt Securities, if applicable), as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see "REMIC Trust Funds-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount". The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans, Stripped Government Securities or Stripped Private Label Custody Receipt Securities will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders the Trustee intends to treat such Certificates as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable), and to determine the amount of original issue discount on such certificates accordingly. See "Aggregate Reporting".

  Under Treasury regulations, original issue discount so determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Loan will be treated as market discount if the rate of interest on the Stripped Mortgage Loan, including a reasonable Servicing Fee, is no more than one percentage point less than the unstripped rate of interest. See "-- Market Discount and Premium". The Trustee intends to apply the foregoing de minimis and market discount rules on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan by loan basis. The loan by loan information required for such application of those rules may not be available. See "Aggregate Reporting".

  Subsequent purchasers of the Certificates may be required to include "original issue discount" in income in an amount computed using the price at which such subsequent purchaser purchased the Certificate. Further, such purchasers may be required to determine if the above described de minimis and market discount rules apply at the time a Trust Fractional Certificate is acquired, based on the characteristics of the Mortgage Loans at that time.

  Variable Rate Certificates. Purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that there is considerable uncertainty concerning the application of the OID Regulations to Mortgage Loans bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders the Trustee intends to treat Stripped Mortgage Loans bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) as subject to the provisions therein governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between

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interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to such Variable Rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

  Prospective purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the Mortgage Loans, or to Stripped Certificates representing interests in such Mortgage Loans. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of the 1996 Contingent Debt Regulations. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

  Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a mortgage loan by mortgage loan, or security by security, basis (or on the basis of the rights to individual payments) taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage (or security by security) information should a computation on that basis be required by the IRS.

  Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

  Certificates representing an interest in REFCO Strips and Treasury Strips will be treated in the same manner as Certificates representing an interest in Stripped Government Securities.

  2. Treatment of Unstripped Certificates.

  Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) in a Trust Fund for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield otherwise identified in the Prospectus Supplement as being unstripped mortgage loans, unstripped government securities or unstripped private label custody receipt securities ("Unstripped Mortgage Loans", "Unstripped Government Securities" or "Unstripped Private Label Custody Receipt Securities") will be treated as wholly owned by the Trust Fractional Certificateholders of a Trust Fund. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata shares of original issue discount as it accrues and qualified stated interest (as described in "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") from Unstripped Mortgage Loans as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from Unstripped Mortgage Loans (and Unstripped Government Securities or Unstripped Private Label Custody Receipt Securities, if applicable) as it accrues or is received by the Trustee, whichever is earlier.

  Code Sections 1272 through 1275 provide rules for the current inclusion in income of original issue discount on obligations issued by natural persons on or after March 2, 1984. Generally those sections provide that original issue discount should be included on the basis of a constant yield to maturity. However, the application of the

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original issue discount rules to mortgages is unclear in certain respects. The
Treasury Department has issued the OID Regulations relating to original issue discount, which generally address the treatment of mortgages issued on or after April 4, 1994. The OID Regulations provide a new de minimis rule for determining whether certain self-amortizing installment obligations, such as the Mortgage Loans, are to be treated as having original issue discount. Such obligations would have original issue discount if the points charged at origination (or other loan discount) exceeded the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. The OID Regulations treat certain variable rate mortgage loans as having original issue discount because of an initial rate of interest that differs from that determined by the mechanism for setting the interest rate during the remainder of the loan, or because of the use of an index that does not vary in a manner approved the OID Regulations. For a description of the general method of calculating the amount of original issue discount see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "Application of Stripped Bond Rules--Variable Rate Certificates".

  A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Loans (and Unstripped Government Securities or Unstripped Private Label Custody Receipt Securities, if applicable) will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Loan (and Unstripped Government Security or Unstripped Private Label Custody Receipt Security, if applicable), but reduced, if the cost of such subsequent purchaser's interest in such Unstripped Mortgage Loan (and Unstripped Government Security or Unstripped Private Label Custody Receipt Security, if applicable) exceeds its "adjusted issue price", by an amount equal to the product of (i) such daily portion and
(ii) a constant fraction whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Loan (or Unstripped Government Security, if applicable) on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Loan (or Unstripped Government Security or Unstripped Private Label Custody Receipt Security, if applicable) at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of payments made during such accrual period prior to such day other than payments of qualified stated interest.

  3. Market Discount and Premium

  In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Loan (and Unstripped Government Security or Unstripped Private Label Custody Receipt Security, if applicable) is less than its allocable share of the "adjusted issue price" of such Mortgage Loan (or Government Security or Unstripped Private Label Custody Receipt Security). See "Treatment of Unstripped Certificates" and "Application of Stripped Bond Rules". Thus, with respect to such Mortgage Loans (or Government Securities or Private Label Custody Receipt Securities), a holder will be required, under Code Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Loans (or Government Securities or Private Label Custody Receipt Securities) at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a bond-by-bond basis and is irrevocable. In addition, the description of the market discount rules in "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium" with respect to (i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (ii) deferral of interest expense deductions, (iii) the de minimis

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exception from the market discount rules and (iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules, including the 1986 Act amendments thereto, have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

  If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated to each of the Mortgage Loans (on the basis of its relative fair market value). The portion of any premium allocated to Unstripped Mortgage Loans originated after September 27, 1985 can be amortized and deducted under the provisions of the Code relating to amortizable bond premium. The portion of such premium allocated to Unstripped Mortgage Loans originated on or before September 27, 1985 may only be deducted upon the sale or final distribution in respect of any such Mortgage Loan, as the special rules of the Code that permit the amortization of such premium apply in the case of debt instruments other than corporate and governmental obligations, only to obligations issued after that date. Upon such a sale or final distribution in respect of such a Mortgage Loan, the premium, if any, allocable thereto would be recognized as a short-term or long-term capital loss by a Certificateholder holding the interests in Mortgage Loans represented by such Certificate as capital assets, depending on how long the Certificate had been held.

  The application of the Stripped Bond Rules to Stripped Mortgage Loans (and Stripped Government Securities or Stripped Private Label Custody Receipt Securities, if applicable) will generally cause any premium allocable to Stripped Mortgage Loans to be amortized automatically by adjusting the rate of accrual of interest and discount to take account of the allocable portion of the actual purchase price of the Certificate. In that event, no additional deduction for the amortization of premium would be allowed. It is possible that the IRS may take the position that the application of the Stripped Bond Rules to the Stripped Mortgage Loans should be adjusted so as not to take account of any premium allocable to a Stripped Mortgage Loan originated on or before September 27, 1985. Any such premium would then be subject to the provisions of the Code relating to the amortization of bond premium, including the limitations described in the preceding paragraph on the amortization of premium allocable to Mortgage Loans originated on or before September 27, 1985.

  On December 31, 1997, the IRS issued final regulations (the "Premium Regulations") on the amortization of bond premium. The Premium Regulations describe the constant yield method under which such premium is amortized and provide that the resulting offset to interest income can be taken into account only as a Certificateholder takes the corresponding interest income into account under such holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise or not exercise its redemption rights in the manner that maximizes the Certificateholder's yield and the Certificateholder will exercise or not exercise its option in a manner that maximizes the Certificateholder's Yield. The Premium Regulations are effective for debt instruments acquired on or after the date 60 days after the date final regulations were published in the Federal Register. However, if a Certificateholder elects to amortize bond premium for the taxable year containing such effective date, the Premium Regulations would apply to all the Certificateholder's debt instruments held on or after the first day of that taxable year.

  4. Allocation of Purchase Price

  As noted above, it is anticipated that a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Loans (or Unstripped Government Securities or Unstripped Private Label Custody Receipt Securities, if applicable) will be required to allocate the purchase price thereof to the undivided interest it acquires in each of the Mortgage Loans (or Government Securities or Unstripped Private Label Custody Receipt Securities, if applicable), in proportion to the respective fair market values of the portions of such Mortgage Loans (or Government Securities or Unstripped Private Label Custody Receipt Securities, if applicable) included in the Trust Fund at the time the Certificate is purchased. In the case of Mortgage Loans, the Depositor believes that it

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

may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Loans, where the interests in the Mortgage Loans represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Loan, provided the Mortgage Loans are not so diverse as to evoke differing prepayment expectations. However, if there is any significant variation in interest rates among the Mortgage Loans, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

 D. Taxation of Owners of Trust Interest Certificates

  With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Sidley will advise the Depositor that, in their opinion, each holder of a Trust Interest Certificate (a "Trust Interest Certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Coupon") of each of the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable). Accordingly, and subject to the discussion under "Application of Stripped Bond Rules" below, each Trust Interest Certificateholder is treated as owning its allocable share of the entire Interest Coupon from the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable), will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Coupon from the Mortgage Loans (or in the interest payments from the Government Securities or Private Label Custody Receipt Securities, if applicable), received directly its share of the amounts received with respect to the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Master Servicer from the Mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

  1. Application of Stripped Bond Rules

  A Trust Interest Certificate will consist of an undivided interest in the Interest Coupon of each of the Mortgage Loans (and in the interest payments from each Government Security or Private Label Custody Receipt Security, if applicable). With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Sidley will advise the Depositor that, in their opinion a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Coupon of each of the Mortgage Loans (and in the interest payments from each Government Security or Private Label Custody Receipt Security, if applicable) (a "Stripped Interest") separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Loan. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Coupon (and the interest payments from Government Securities or Private Label Custody Receipt Securities, if applicable) under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate and the Trust Interest Certificateholder's share of the scheduled payments to be made thereon. The Stripped Bond Rules generally require a holder of Stripped Coupons to accrue and report income from such Stripped Coupons daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating the amount of original issue discount, see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates

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

will be treated as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable). See "Aggregate Reporting". Alternatively, Trust Interest Certificateholders may be required by the IRS to treat their interests in each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

  The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Trust Interest Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth above in "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" apply. See "Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a Trust Interest Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Trust Interest Certificate may be treated as zero under the original issue discount de minimis rules described above.

  Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount either on a mortgage loan by mortgage loan (or security by security) basis or on a payment by payment basis taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) represented by such Certificates according to their respective fair market values. The effect of an aggregate computation for the inclusion of original issue discount in income may be to defer the recognition of losses due to early prepayments relative to a computation on a mortgage by mortgage basis. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

  Because the treatment of the Trust Interest Certificates under current law, and the potential application of the 1996 Contingent Debt Regulations are both complicated and uncertain, Trust Interest Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.

 E. Prepayments

  The Taxpayer Relief Act of 1997 (the "Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account a prepayment assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

 F. Sales of Trust Certificates

  If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount with respect to the interest in the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) represented by such Certificate previously included in income, and decreased by any deduction previously allowed for premium and by the amount of payments, other than

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payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a "conversion transaction" or which the holder elects to treat as ordinary. See "REMIC Trust Funds--Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that section 582(c) of the Code applies to such gain or loss.

 G. Trust Reporting

  The Master Servicer will furnish to each holder of a Trust Fractional Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the Pass-Through Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and Subordinated Lenders-Servicer (if any) and such other customary factual information as the Master Servicer deems necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

 H. Back-up Withholding

  In general, the rules described in "REMIC Trust Funds--Back-up Withholding" will also apply to Trust Certificates.

 I. Foreign Certificateholders

  Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) on the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State thereof (including the District of Columbia), or a United States estate or trust, will not generally be subject to 30% United States withholding tax, provided that such Certificateholder (i) does not own, directly or indirectly, 10% of more of, and is not a controlled foreign corporation (within the meaning of Section 957 of the Code) related to, each of the issuers of the Mortgages and (ii) provides required certification as to its non-United States status under penalty of perjury and then will be free of such tax only to the extent that the underlying Mortgages (and Government Securities or Private Label Custody Receipt Securities, if applicable) were issued after July 18, 1984. This withholding tax may be reduced or eliminated by an applicable tax treaty. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met.

  Holders of Trust Certificates should be aware that final Treasury Regulations were issued on October 6, 1997 which affect the United States taxation of foreign investors in Trust Certificates. For further discussion of those proposed regulations, see "II. REMIC TRUST FUNDS- L. Foreign Investors in REMIC Certificates" above.

 J. State and Local Taxation

  In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

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

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are ERISA fiduciaries with respect to the assets of such ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

  Employee benefit plans which are governmental plans and certain church plans (if no election has been made under Section 410(d) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Certificates subject to the provisions of applicable federal and state law and, in the case of any such plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

  In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and other plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans") and certain persons ("Parties in Interest") who have certain specified relationships to the Plans and taxes and/or imposes other penalties on any such transaction under ERISA and/or Section 4975 of the Code, unless an exemption applies. If the assets of a Trust Fund are treated for ERISA purposes as the assets of the Plans that purchase or hold Certificates of the applicable Series, an investment in Certificates of that Series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

PLAN ASSETS REGULATION

  The United States Department of Labor ("DOL") has issued a final regulation (the "Regulation") under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances. Unless the Regulation provides an exemption from this "plan asset" treatment, and if such an exemption is not otherwise available under ERISA, an undivided portion of the assets of a Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a Certificateholder of the applicable Series.

  The Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to any Trust Fund depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or Class of Certificates will qualify for this exemption.

PROHIBITED TRANSACTION CLASS EXEMPTIONS

  Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) ("PTCE 83-1") permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, regardless of whether (a) the mortgage pool is exempt from "plan asset" treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. A Series of Certificates will be an "Exempt Series" if the general

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

conditions (described below) of PTCE 83-1 are satisfied, and if the applicable Series of Certificates evidences ownership interests in Trust Assets which do not include Mortgage Certificates, Cooperative Loans, Mortgage Loans secured by cooperative buildings, Mortgage Loans secured by Multifamily Property, or Contracts (collectively "Nonexempt Assets"). An investment by a Plan in Certificates of an Exempt Series (1) will be exempt from the prohibitions of
Section 406(a) of ERISA (relating generally to Plan transactions involving Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the Trust, and (2) will be exempt from the prohibitions of Sections 406(b) (1) and (2) of ERISA (relating generally to Plan transactions with fiduciaries) if, in addition, (i) the purchase is approved by an independent fiduciary, (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction with an unrelated party, (iii) no sales commission or other fee is paid to the Depositor as Mortgage Pool sponsor, (iv) the Plan does not purchase more than 25% of the Certificates of that Series and (v) at least 50% of the Certificates of that Series is purchased by persons independent of the Depositor, the Trustee and the Insurer, as applicable. It does not appear that PTCE 83-1 applies to a Series of Certificates with respect to which the Trust Assets include Nonexempt Assets (a "Nonexempt Series"). See "The Trust Fund-- The Mortgage Pools" and "--The Contract Pools". Accordingly, it appears that PTCE 83-1 will not exempt Plans that acquire Certificates of a Nonexempt Series from the prohibited transaction rules of ERISA and Section 4975 of the Code. The applicable Prospectus Supplement will state whether a Series of Certificates is an Exempt Series or a Nonexempt Series.

  PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payment due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other benefits inuring to it, to not more than adequate consideration for selling the mortgage loans and reasonable compensation for services provided by the pool sponsor to the mortgage pool.

  The Trustee for all Series will be unaffiliated with the Depositor, and, accordingly, the first general condition will be satisfied. With respect to the second general condition of PTCE 83-1, the credit support method represented by the issuance of a Subordinated Class or Subclasses of Certificates and/or the establishment of a Reserve Fund, with respect to any Exempt Series for which such a method of Credit Support is provided (see "Credit Support--Subordinated Certificates" and "--Reserve Fund"), is substantially similar to a system for protecting Certificateholders against reductions in pass-through payments which has been reviewed and accepted by the DOL as an alternative to pool insurance or a letter of credit indemnification system. This may support a Plan fiduciary's conclusion that the second general condition is satisfied with respect to any such Exempt Series although, in the absence of a ruling to this effect, there can be no assurance that these features will be so viewed by the DOL. In addition, the Depositor intends to use its best efforts to establish, for each Exempt Series for which credit support is provided by a Letter of Credit (see "Credit Support--Letters of Credit") and/or the insurance arrangements set forth above under "Description of Insurance" (an "Insured Series"), a system that will adequately protect the Mortgage Pools and indemnify Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. With respect to the third general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish a compensation system which will produce for the Depositor total compensation that will not exceed adequate consideration for forming the Mortgage Pool and selling the Certificates. However, the Depositor does not guarantee that its systems will be sufficient to meet the second and third general conditions (described above) with respect to any Exempt Series.

  If an Exempt Series of Certificates is subdivided into two or more Classes or Subclasses which are entitled to disproportionate allocations of the principal and interest payments on the Mortgage Loans held by the applicable Trust Fund, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if the Certificateholders of any Class or Subclass of Certificates are entitled to pass-through payment of principal (but no or only nominal interest) or interest (but no or only nominal principal), it appears that PTCE 83-1 will not exempt Plans which acquire Certificates of that Class or Subclass from the prohibited transaction rules of ERISA and
Section 4975 of the Code.

  If an Exempt Series of Certificates includes a Class of Subordinated Certificates, PTCE 83-1 will not provide an exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code for Plans that acquire such Subordinated Certificates.

  If for any reason PTCE 83-1 does not provide an exemption for a particular Plan Certificateholder, one of five other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan Certificateholder or, even if it were to apply, that the exemption would apply to all transactions involving the applicable Trust Fund. Any person who is a fiduciary by reason of his or her authority to invest "plan assets" of any Plan (a "Plan Investor") and who is considering the use of "plan assets" of any Plan to purchase the offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investments, and should determine on its own whether PTCE 83-1 or another exemption would be applicable (and whether all conditions have been satisfied with respect to any such exemptions), and whether the offered Certificates are an appropriate investment for a Plan. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

UNDERWRITER'S PTE

  Credit Suisse First Boston Corporation ("First Boston") is the recipient of a final prohibited transaction exemption, 54 Fed. Reg. 42597 (Oct. 17, 1989), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997) (the "Underwriter's PTE" or "Credit Suisse First Boston Corporation's PTE" if specified in the applicable Prospectus Supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Certificates. The Underwriter's PTE applies to certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or (2) an interest in a REMIC if the certificates are issued by and are obligations of a trust; and (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies may consist of (i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on such real property) or (B) shares issued by a cooperative housing association; and (ii) "guaranteed governmental mortgage pool certificates" (as defined in the Regulation).

  Plans acquiring Certificates may be eligible for protection under the Underwriter's PTE if:

    (a) assets of the type included as Trust Assets have been included in other investment pools ("Other Pools");

    (b) certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc. and (2) purchased by investors other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's PTE;

    (c) at the time of such acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

    (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

    (e) the applicable Series of Certificates evidences ownership in Trust Assets which may include non-Subordinated Mortgage Certificates (whether or not interest and principal payable with respect to the Mortgage
  Certificates are guaranteed by the GNMA, FHLMC or FNMA) or Contracts;

    (f) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Trust Assets;

    (g) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act);

    (h) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

    (i) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Trust Assets to the Trust represents not more than the fair market value of such Trust Assets; and the sum of all payments made to and retained by the Master Servicer and all Servicers represents not more than reasonable compensation for such Servicers' services under the Pooling and Servicing Agreement and reimbursement of such Servicers' reasonable expenses in connection therewith.

  In addition, the Underwriter's PTE will not apply to a Plan's investment in Certificates if the Plan fiduciary responsible for the decision to invest in a Class of Certificates is a Mortgagor or Obligor with respect to more than 5% of the fair market value of the obligations constituting the Trust Assets or an affiliate of such person, unless:

    (1) in the case of an acquisition in connection with the initial issuance of any Series of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

    (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;

    (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

    (4) the Plan is not sponsored by the Depositor, any Underwriter, the Trustee, any Servicer, any Pool, Special Hazard or Primary Mortgage Insurer or the obligor under any other credit support mechanism, a Mortgagor or Obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets on the date of the initial issuance of Certificates, or any of their affiliates (the "Restricted Group").

  Each Series of Certificates generally is expected to satisfy condition (a). If a Series includes a Class of Subordinated Certificates, that Class will not satisfy condition (f). Additionally, the Prospectus permits the issuance of Certificates rated in one of the four highest rating categories, so a particular Class of a Series may not satisfy condition (c).

  Whether the other conditions in the Underwriter's PTE will be satisfied as to Certificates or any particular Class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that Class. Any Plan Investor who proposes to use "plan assets" of a Plan to acquire Certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL CONSIDERATIONS

  Any member of the Restricted Group, a Mortgagor or Obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of Certificates of the applicable Series or Class by, on behalf of or with "plan assets" of such Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless PTCE 83-1, the Underwriter's PTE or another exemption is available. Accordingly, before a Plan Investor makes the investment decision to purchase, to commit to purchase or to hold Certificates of any Series or Class, the Plan Investor should determine (a) whether the second and third general conditions and the specific conditions (described briefly above) of PTCE 83-1 have been satisfied; (b) whether the Underwriter's PTE is applicable and adequate exemptive relief is available thereunder; (c) whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code; or (d) whether an exemption from "plan asset" treatment is available to the applicable Trust Fund. The Plan Investor should also consult the ERISA discussion, if any, in the applicable Prospectus Supplement for further information regarding the application of ERISA to any Series or Class of Certificates.

  Subordinated Certificates are not available for purchase by or with "plan assets" of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 or a governmental or church plan which is not subject to ERISA or Section 4975 of the Code (as described above), and any acquisition of Subordinated Certificates by, on behalf of or with "plan assets" of any such Plan will be treated as null and void for all purposes.

INSURANCE COMPANY GENERAL ACCOUNTS

  ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.

                               LEGAL INVESTMENT

  The applicable Prospectus Supplement for a Series of Certificates will specify whether a Class or Subclass of such Certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

  Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities", in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or Subclasses of Certificates), except under limited circumstances.

  All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

  The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series, Classes or Subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Except as to the status of certain Classes of Certificates as "mortgage related securities", no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

  Investors should consult their own legal advisers in determining whether and to what extent such Certificates constitute legal investments for such investors.

                             PLAN OF DISTRIBUTION

  Each Series of Certificates offered hereby and by means of the applicable Prospectus Supplements may be sold directly by the Depositor or may be offered through First Boston, an affiliate of the Depositor, or underwriting syndicates represented by First Boston (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series or Certificates and each Subclass within such Series, including the name or names of the Underwriters, the proceeds to the

Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.

  Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

  If so indicated in the Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

  The Depositor may also sell the Certificates offered hereby and by means of the applicable Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

  The place and time of delivery for each Series of Certificates offered hereby and by means of the applicable Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

  If and to the extent required by applicable law or regulation, this Prospectus and the Prospectus Supplement will also be used by First Boston after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which First Boston acts as principal. First Boston may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Sidley & Austin, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                 INDEX OF TERMS

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
----                                                           -----------------
1996 Contingent Debt Regulations..............................            104
1997 Withholding Regulations..................................            114
Accrual Distribution Amount...................................             49
Act...........................................................            123
Advances......................................................             17
AFR...........................................................            108
Agreement.....................................................             46
Alternative Credit Support....................................             12
Application of Stripped Bond Rules............................            117
Approved Sale.................................................             84
APR...........................................................             31
ARM Loans.....................................................             23
Asset Value...................................................             47
Assets........................................................             99
Buy-Down Fund.................................................         16, 24
Buy-Down Loans................................................             24
Cede..........................................................             22
Certificate Account...........................................             57
Certificate Principal Balance.................................              4
Certificateholders............................................         22, 26
Certificates..................................................            1,4
Class.........................................................            1,4
Cleanup Costs.................................................             93
Closed Loans..................................................             27
Closing Date..................................................            101
Code..........................................................             17
Commission....................................................              3
Contract Loan-to-Value Ratio..................................              9
Contract Pool.................................................            2,5
Contract Schedule.............................................             52
Contracts.....................................................   2, 5, 20, 31
Converted Mortgage Loan.......................................             24
Cooperative...................................................              5
Cooperative Dwelling..........................................              5
Cooperative Loans.............................................              5
Credit Suisse First Boston Corporation's PTE..................            127
Cut-off Date..................................................             22
Custodial Account.............................................             57
Custodial Agreement...........................................             31
Custodian.....................................................             31
Deferred Interest.............................................             24
Deficiency Event..............................................             72
Definitive Certificates.......................................             22
Deleted Contract..............................................             32
Deleted Government Securities.................................             55
Deleted Mortgage Certificates.................................             50
Deleted Mortgage Loans........................................             52
Deleted Private Label Custody Receipt Securities..............             55

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
----                                                           -----------------
Deposit Trust Agreement.......................................            46
Depositor.....................................................             1
Determination Date............................................            60
Discount Certificate..........................................        11, 43
disqualified organizations....................................           110
Distribution Date.............................................             6
DOL...........................................................           126
DTC...........................................................            22
Due Date......................................................            23
Due Period....................................................            49
Eligible Investments..........................................            33
ERISA.........................................................       17, 125
ERISA Plans...................................................           125
Escrow Account................................................            64
Excess Cash Flow..............................................            49
Exchange Act..................................................             3
Exempt Series.................................................           126
Fannie Mae....................................................            35
Farm Credit Act...............................................            38
FCA...........................................................            38
FCBs..........................................................            38
FFCB..........................................................            35
FFEL..........................................................            37
FHA...........................................................     2, 23, 25
FHA Experience................................................            44
FHA Loans.....................................................            23
FHLB..........................................................        35, 37
FHLMC Act.....................................................            36
FIRREA........................................................            37
First Boston..................................................           127
Fiscal Agent..................................................            35
Freddie Mac...................................................            35
Funding Corporation...........................................            38
Garn-St Germain Act...........................................            92
Government Securities.........................................        10, 34
GPM Fund......................................................        16, 25
GPM Loans.....................................................            24
GSE Bonds.....................................................         9, 34
GSE Issuer....................................................            35
GSEs..........................................................         9, 34
Initial Deposit...............................................            15
Insurance Proceeds............................................            57
Insured.......................................................            66
Insured Series................................................           126
Interest Component............................................            40
Interest Coupon...............................................           122
Interest Distribution.........................................            48
Interest Rate.................................................             4
Interest Weighted Class.......................................             4

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
----                                                           -----------------
Interest Weighted Subclass....................................            4
IRS...........................................................          100
L/C Bank......................................................       12, 75
L/C Percentage................................................       13, 75
Letter of Credit..............................................           12
Liquidating Loan..............................................           12
Liquidation Proceeds..........................................           58
Loan-to Value Ratio...........................................            7
Loss..........................................................           80
Manufactured Home.............................................            9
Mark to Market Regulations....................................          110
Master Servicer...............................................            6
MBS...........................................................           36
Mortgage Certificates.........................................     2, 5, 30
Mortgage Loans................................................     2, 5, 23
Mortgage Notes................................................           23
Mortgage Pool.................................................         1, 5
Mortgage Rates................................................            8
Mortgaged Property............................................            7
Mortgagor.....................................................            8
Mortgagor Bankruptcy Bond.....................................           12
Multi-Class Certificates......................................            4
Multifamily Property..........................................            5
Multiple Variable Rate........................................          103
Nonexempt Assets..............................................          126
Nonexempt Series..............................................          126
non-U.S. Person...............................................     113, 114
Non-REMIC Trust Fund..........................................           18
Obligor.......................................................           42
OID Regulations...............................................           98
Original Value................................................        7, 24
Originator....................................................           27
Other Pools...................................................          128
Parties in Interest...........................................          125
Pass-Through Rate.............................................            8
Payment deficiencies..........................................           76
Percentage Interest...........................................        1, 22
Performance Bond..............................................           32
Plan Investor.................................................          127
Plans.........................................................          125
Policy Statement..............................................          130
Pool Insurance Policy.........................................           12
Pool Insurer..................................................           14
Pooling and Servicing Agreement...............................       26, 46
Premium Certificate...........................................       11, 43
Premium Regulations...........................................          105
Prepayment Assumption.........................................          100
Pre-Funding Account...........................................       10, 33
Pre-Funded Amount.............................................       10, 33

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
----                                                           -----------------
Pre-Funding Period............................................          10, 33
Primary Insurer...............................................              58
Primary Mortgage Insurance Policy.............................              13
Primary Mortgage Insurer......................................              66
Principal Component...........................................              40
Principal Distribution........................................              48
Principal Prepayments.........................................              15
Principal Weighted Class......................................               4
Principal Weighted Subclass...................................               4
Private Label Custody Receipt Securities......................              10
Private Label Custody Strips..................................          10, 39
PTCE 83-1.....................................................             126
Purchase Price................................................              54
Rating Agency.................................................            2, 5
Record Date...................................................              48
Reference Agreement...........................................              46
Regular Certificates..........................................              18
Regulation....................................................             125
REFCO.........................................................          10, 39
REFCO Strips..................................................      10, 39, 40
REIT..........................................................             110
REMIC.........................................................   1, 17, 18, 97
REMIC Certificateholders......................................              98
REMIC Certificates............................................              97
REMIC Mortgage Pool...........................................              97
REMIC Provisions..............................................              97
REMIC Regular Certificate.....................................              98
REMIC Regulations.............................................              98
REMIC Residual Certificate....................................              98
RTC...........................................................              37
Required Distribution.........................................              78
Required Reserve..............................................          15, 76
Reserve Fund..................................................              12
Residual Certificates.........................................               4
Residual Owner................................................             106
Restricted Group..............................................             128
Retained Yield................................................             117
Sallie Mae....................................................              35
Securities Act................................................               3
Senior Certificates...........................................              12
Senior Class..................................................               4
Senior Prepayment Percentage..................................              77
Senior Subclass...............................................               4
Series........................................................            1, 4
Servicer......................................................              26
Servicemen's Readjustment Act.................................              25
Servicing Account.............................................              57
Servicing Agreement...........................................              26
Sidley........................................................              97

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
----                                                           -----------------
Single Family Property........................................            5
Single Variable Rate..........................................          101
single-class REMIC............................................          111
SMMEA.........................................................      18, 129
SPA...........................................................           44
Special Distributions.........................................        7, 62
Special Hazard Insurance Policy...............................           16
Standard Hazard Insurance Policy..............................           65
Standard Terms................................................           46
Stated Principal Balance......................................            4
Stated Principal Distribution Amount..........................           49
Stripped Bond Rules...........................................          118
Stripped Government Security..................................          118
Stripped Interest.............................................          122
Stripped Mortgage Loan........................................          118
Stripped Private Label Custody Receipt Security...............          118
Subclass......................................................         1, 4
Subordinated Amount...........................................           12
Subordinated Certificates.....................................           12
Subordinated Class............................................            4
Subordinated Pool.............................................           15
Subordinated Subclass.........................................            4
Substitute Contract...........................................           32
Substitute Government Securities..............................           55
Substitute Private Label Custody Receipt Securities...........           55
Substitute Mortgage Certificates..............................           50
Substitute Mortgage Loans.....................................           52
System........................................................           38
Systemwide Debt Securities....................................           38
TEFRA.........................................................           40
Tiered REMICS.................................................           99
Title V.......................................................           97
Treasury Bonds................................................        9, 34
Treasury Strips...............................................        9, 34
Trust Assets..................................................        5, 30
Trust Certificates............................................           97
Trust Fractional Certificate..................................           98
Trust Fractional Certificateholder............................          116
Trust Fund....................................................         1, 5
Trust Interest Certificate....................................           98
Trust Interest Certificateholder..............................          122
TVA...........................................................           35
TVA Act.......................................................           38
UCC...........................................................           90
U.S. Person...................................................          113
Unaffiliated Sellers..........................................           27
Underlying Issuer.............................................           30
Underwriters' PTE.............................................          127
Underwriters..................................................          130

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
----                                                           -----------------
Unstripped Government Securities..............................         119
Unstripped Mortgage Loans.....................................         119
Unstripped Private Label Custody Receipt Securities...........         119
VA............................................................       2, 23
VA Loans......................................................          23

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NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-
MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTI-TUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURI-TIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PRO-SPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE SINCE SUCH DATE.

                                 ------------

                                     INDEX

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Summary of Terms...........................................................  S-4
Risk Factors............................................................... S-15
Description of the Mortgage Loans.......................................... S-17
Description of the Certificates............................................ S-27
Certain Yield and Prepayment Considerations................................ S-36
Chevy Chase Bank, F.S.B.................................................... S-42
Servicing.................................................................. S-43
The Insurer................................................................ S-44
Certain Federal Income Tax Consequences.................................... S-46
Erisa Considerations....................................................... S-47
Use of Proceeds............................................................ S-48
Plan of Distribution....................................................... S-48
Experts.................................................................... S-48
Legal Matters.............................................................. S-48
Ratings.................................................................... S-48
Index Of Principal Definitions............................................. S-50

                                  PROSPECTUS
Prospectus Supplement......................................................    2
Additional Information.....................................................    2
Incorporation of Certain Information by Reference..........................    3
Summary of Terms...........................................................    4
Risk Factors...............................................................   20
The Trust Fund.............................................................   22
The Depositor..............................................................   41
Use of Proceeds............................................................   41
Yield Considerations.......................................................   42
Maturity and Prepayment Considerations.....................................   44
Description of the Certificates............................................   46
Credit Support.............................................................   75
Description of Insurance...................................................   79
Certain Legal Aspects of the Mortgage Loans and Contracts..................   87
Material Federal Income Tax Consequences...................................   97
ERISA Considerations.......................................................  125
Legal Investment...........................................................  129
Plan of Distribution.......................................................  130
Legal Matters..............................................................  131
Index of Terms.............................................................  132

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                                 $270,646,742
                                 (Approximate)

                           Chevy Chase Bank, F.S.B.
                                Mortgage-Backed
                                 Pass-Through
                                 Certificates
                               Series 1998-CCB2

              $200,132,742 Class A-I Adjustable Rate Certificates
              $70,514,000 Class A-II Adjustable Rate Certificates

                           Chevy Chase Bank, F.S.B.
                              Seller and Servicer

                      Asset Backed Securities Corporation
                                   Depositor

                             PROSPECTUS SUPPLEMENT


                                CREDIT  FIRST
                                SUISSE  BOSTON

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